                                             Filed pursuant to Rule 424(b)(5)
                                           Registration file no. 033-82882-01
                                           Registration file no. 033-99336-01



     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 15, 1996
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 15, 1996)

                     CIRCUIT CITY CREDIT CARD MASTER TRUST
  $162,000,000 CLASS A FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1996-1
   $22,500,000 CLASS B FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1996-1

                       FIRST NORTH AMERICAN NATIONAL BANK
                            TRANSFEROR AND SERVICER
                             ---------------------

    Each Class A Floating Rate Asset Backed Certificate (collectively, the "Class A Certificates") and each Class B Floating Rate Asset Backed Certificate (collectively, the "Class B Certificates" and, together with the Class A Certificates, the "Certificates") will represent an undivided interest in the Circuit City Credit Card Master Trust (the "Trust") created pursuant to a master pooling and servicing agreement between First North American National Bank ("FNANB") and Bankers Trust Company, as trustee (the "Trustee"). In addition, a Collateral Indebtedness Interest having an initial principal amount of $29,250,000 and Class D Certificates having an initial principal amount of $11,250,000 (each as defined herein) will be issued as part of Series 1996-1 and will be subordinated to the Certificates as described herein. The Collateral Indebtedness Interest and the Class D Certificates are not offered hereby. The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), all monies due or to become due in payment of the Receivables, and certain other property, as more fully described herein. FNANB has offered and sold and from time to time may offer and sell other Series that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates. The issuance of such other Series may affect the amount or timing of payments on the Certificates. FNANB will own the remaining undivided interest in the Trust not represented by the Certificates, the Collateral Indebtedness Interest or the Class D Certificates or by other outstanding Series issued by the Trust. FNANB will also service the Receivables.

    Interest will accrue on the Class A Certificates from            , 1996 (the
"Closing Date") through the day preceding the December 1996 Distribution Date and with respect to each Interest Period (as defined herein) thereafter at a
rate of 0.    % per annum above the London interbank offered rate for one-month
United States dollar deposits ("LIBOR"), determined as described herein, prevailing on the related LIBOR Determination Date (as defined herein) with respect to such period (the "Class A Certificate Rate"). Interest will accrue on the Class B Certificates from the Closing Date through the day preceding the December 1996 Distribution Date and with respect to each Interest Period
thereafter at a rate of 0.         % per annum above LIBOR, determined as
described herein, prevailing on the related LIBOR Determination Date with respect to such period (the "Class B Certificate Rate"). The initial LIBOR
Determination Date with respect to the Certificates is            , 1996.
Interest with respect to the Certificates will be distributed on the 15th day of each month (or, if such 15th day is not a business day, the next succeeding business day,
                                               (Continued on the following page)

THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" ON PAGE 15 IN THE PROSPECTUS, WHICH INCLUDES INFORMATION ABOUT THE TRANSFER OF THE RECEIVABLES, THE COMMINGLING OF COLLECTIONS, THE EFFECTS OF THE INSOLVENCY OF FNANB, CONSUMER LAWS AND LITIGATION, DEBTOR RELIEF LAWS AND THE DEPENDENCE OF FNANB ON CIRCUIT CITY STORES, INC.
                             ---------------------
   THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT
    REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF FIRST NORTH AMERICAN
     NATIONAL BANK, CIRCUIT CITY STORES, INC. OR ANY AFFILIATE THEREOF. A
      CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THE CERTIFICATES NOR THE
       UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY
            THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                             GOVERNMENTAL AGENCY.
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                     REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                            PRICE TO           UNDERWRITING         PROCEEDS TO
                                                           PUBLIC(1)             DISCOUNT         TRANSFEROR(1)(2)
--------------------------------------------------------------------------------------------------------------------
Per Class A Certificate..............................          %                    %                    %
--------------------------------------------------------------------------------------------------------------------
Per Class B Certificate..............................          %                    %                    %
--------------------------------------------------------------------------------------------------------------------
Total................................................          $                    $                    $
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from           , 1996.
(2) Before deduction of expenses estimated to be $        .
                             ---------------------
   The Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Certificates
will be delivered in book-entry form on or about        , 1996, through the
facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System.
                             ---------------------

                    UNDERWRITERS OF THE CLASS A CERTIFICATES

NATIONSBANC CAPITAL MARKETS, INC.
                                CS FIRST BOSTON
                                                 GREENWICH CAPITAL MARKETS, INC.

                    UNDERWRITER OF THE CLASS B CERTIFICATES

                       NATIONSBANC CAPITAL MARKETS, INC.

                                           , 1996

(Continued from the cover page)

each, a "Distribution Date"), commencing with the December 1996 Distribution Date. Principal on the Class A Certificates is scheduled to be paid on the November 2001 Distribution Date, but may be paid earlier or later under certain circumstances described herein. Principal on the Class B Certificates is scheduled to be paid on the January 2002 Distribution Date, but may be paid earlier or later under certain circumstances described herein. Principal on the Class B Certificates will not be paid until the Class A Certificates have been paid in full. See "Maturity Assumptions."

     The Class B Certificates will be subordinated to the Class A Certificates as described herein. The Collateral Indebtedness Interest and the Class D Certificates will be subordinated to the Class A Certificates and the Class B Certificates as described herein. The Certificates will also be entitled to the benefits of the Interest Rate Caps (as defined herein) and the funds, if any, on deposit in a cash collateral account (the "Cash Collateral Account"), as described herein. See "Description of the Certificates -- Cash Collateral Account."

     Application will be made to list the Class A Certificates and the Class B Certificates on the Luxembourg Stock Exchange.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             ---------------------

     The Certificates constitute a separate Series of certificates being offered by the Transferor from time to time pursuant to its Prospectus dated November 15, 1996. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus, and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Non-U.S. investors are also urged to read the Global Prospectus Supplement. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                             PROSPECTUS SUPPLEMENT
                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Summary of Terms.......................  S-3
FNANB's Credit Card Portfolio.......... S-11
  Assessment of Finance and Other
     Charges........................... S-11
  Delinquency and Loss Experience...... S-11
The Receivables........................ S-14
Maturity Assumptions................... S-17
Receivable Yield Considerations........ S-18
First North American National Bank and
  Circuit City Stores, Inc. ........... S-19
Description of the Certificates........ S-19
  Interest Payments.................... S-19
  The Interest Rate Caps............... S-21
  The Interest Rate Cap Provider....... S-21
  Principal Payments................... S-22
  Postponement of Accumulation
     Period............................ S-23
  Book-Entry Registration.............. S-23
  Subordination of the Class B
     Certificates, the Collateral
     Indebtedness Interest and the
     Class D Certificates.............. S-23

                                        PAGE
                                        ----
  Invested Percentages................. S-23
  Principal Funding Account............ S-26
  Reserve Account...................... S-27
  Reallocation of Cash Flows........... S-28
  Application of Collections........... S-30
  Cash Collateral Account.............. S-35
  Allocation of Investor Default
     Amount; Adjustment Amount;
     Investor Charge-Offs.............. S-36
  Allocation of Adjustment Amounts..... S-38
  Early Amortization Events............ S-39
  Servicing Compensation............... S-41
Amendments to the Agreement Relating to
  FASIT Election....................... S-42
Underwriting........................... S-43
Legal Matters.......................... S-44
Index of Terms for Prospectus
  Supplement........................... S-45
Annex I: Prior Series Issued........... S-48

                                SUMMARY OF TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus Supplement" and the "Index of Terms for Prospectus."

Type of Securities.........  $162,000,000 aggregate principal amount of Class A
                               Floating Rate Asset Backed Certificates, Series 1996-1 (the "Class A Certificates") and $22,500,000 aggregate principal amount of Class B Floating Rate Asset Backed Certificates, Series 1996-1 (the "Class B Certificates").

Overview of the
Transaction................  The Trust was formed for the purpose of holding the
                               Receivables and to provide for the issuance of the Certificates and other similar securities. Each Certificate will represent the right to receive a portion of the collections on the Receivables. Such collections will be used to pay interest and principal due on such Certificate on the applicable payment date. The Class A Certificates will also have the benefits of excess collections of finance charges, the Interest Rate Caps, amounts on deposit in the Cash Collateral Account, if any, and the subordination of the Class B Certificates, the Collateral Indebtedness Interest and the Class D Certificates. The Class B Certificates will also have the benefits of excess collections of finance charges not needed to cover shortfalls in respect of the Class A Certificates, the Interest Rate Caps, amounts on deposit in the Cash Collateral Account, if any, not needed to cover shortfalls in respect of the Class A Certificates and the subordination of the Collateral Indebtedness Interest and the Class D Certificates.

Trust......................  The Circuit City Credit Card Master Trust (the
                               "Trust") was formed pursuant to a master pooling and servicing agreement, dated as of October 4, 1994, as amended (the "Agreement"), between First North American National Bank, a national banking association ("FNANB"), as transferor (in such capacity, the "Transferor") and as servicer (in such capacity, the "Servicer"), and Bankers Trust Company, as trustee (the "Trustee"). The Trust, as a master trust, has previously issued three other Series of certificates, and may issue additional Series from time to time, each pursuant to a series supplement to the Agreement (each, a "Series Supplement"). See "Annex I" for a description of certain terms of the previously issued Series. The Certificates are part of Series 1996-1 of the Trust ("Series 1996-1"). Series 1996-1 is part of Group One. The Certificates will be issued pursuant to the Agreement as supplemented by the Series 1996-1 Supplement (the "Series 1996-1 Supplement") (the term "Agreement," unless the context requires otherwise, refers to the Agreement as supplemented by the Series 1996-1 Supplement). An interest referred to as the "Collateral Indebtedness Interest" and deemed to be a class of investor certificates and a class of investor certificates referred to as the "Class D Certificates" will also be issued pursuant to the Agreement as part of Series 1996-1. The Class D Certificates will be held by the Transferor and will not be transferable without the delivery of a tax opinion to the effect that such transfer would not adversely affect the tax characterization of the Trust. The Transferor may, at its option during the Revolving Period, and subject to the satisfaction of certain conditions set forth in the Series 1996-1 Supplement, cause the issuance of additional Class D Certificates. There can be no assurance as to whether the Transferor will elect to issue any such additional Class D Certificates. As used herein, the term "Certificates" refers only to the Class A Certificates and the Class B Certificates.

                             As used in this Prospectus Supplement, the term
                               "Certificateholders" refers to holders of the Certificates, the term "Class A Certificateholders" refers to holders of the Class A Certificates, the term "Class B Certificateholders" refers to holders of the Class B Certificates, the term "Collateral Indebtedness Holder" refers to the holder of the Collateral Indebtedness Interest and the term "Class D Certificateholders" refers to holders of the Class D Certificates.

Trust Assets...............  The property of the Trust includes and will include receivables (the "Receivables") arising under certain consumer revolving credit card accounts (the "Accounts"), including any Additional Accounts following their designation and any Automatic Additional Accounts following their creation, selected by the Transferor from the portfolio of consumer revolving credit card accounts owned or acquired by the Transferor, all monies due or to become due in payment of the Receivables (including recoveries on charged-off Receivables), all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, all monies on deposit in certain bank accounts of the Trust (excluding investment earnings on such amounts, unless otherwise specified in the Agreement or the related Series Supplement), the benefit of funds, if any, on deposit in the Cash Collateral Account, the right to payment under an interest rate cap agreement for the exclusive benefit of the Class A Certificateholders (the "Class A Interest Rate Cap") and the right to payment under an interest rate cap agreement for the exclusive benefit of the Class B Certificateholders (the "Class B Interest Rate Cap" and, together with the Class A Interest Rate Cap, the "Interest Rate Caps"), each provided by NationsBanc Financial Products, Inc. (the "Interest Rate Cap Provider"), and any Enhancement with respect to any particular Series or Class. The term "Enhancement" has the meaning assigned to such term in the Prospectus, except that in this Prospectus Supplement with respect to the Series 1996-1 Certificates, the term "Enhancement" does not include the Interest Rate Caps. The Transferor is currently designating Automatic Additional Accounts; however, the Transferor may discontinue the inclusion of Automatic Additional Accounts at any time, in its sole discretion.

Interest and Principal.....  Each of the Certificates offered hereby represents an undivided interest in the Trust. Each Class A Certificate represents the right to receive
                               payments of (i) interest at the rate of 0.     %
                               per annum above LIBOR determined as set forth under "Description of the
                               Certificates -- Interest Payments" (the "Class A
                               Certificate Rate"), accruing from             ,
                               1996 (the "Closing Date") and (ii) principal on the November 2001 Distribution Date (the "Class A Expected Final Distribution Date") or, under certain limited circumstances, during the Early Amortization Period, funded from a percentage of the payments received with respect to the Receivables and certain other funds (including, under the circumstances specified herein, funds, if any, on deposit in the Reserve Account, the Cash Collateral Account and the Principal Funding Account) as described herein.

                             Each Class B Certificate represents the right to
                               receive payments of (i) interest at the rate of
                               0.     % per annum above LIBOR (the "Class B
                               Certificate Rate"), accruing from the Closing Date and (ii) principal on the January 2002 Distribution Date (the "Class B Expected Final Distribution Date") or, under certain limited circumstances, during the Early Amortization Period, funded from a percentage of the payments received with respect to the Receivables and certain other funds (including, under the circumstances specified herein, funds, if any, on deposit in the Reserve Account, the Cash Collateral Account and the Principal Funding Account) as described herein.

                             The aggregate undivided interest in the Principal
                               Receivables represented by the Class A
                               Certificates (the "Class A Invested Amount") initially will equal $162,000,000 (the "Class A Initial Invested Amount") and will decline as principal with respect to the Class A Certificates is deposited in the Principal Funding Account (or, without duplication, paid to the Class A Certificateholders) or as Class A Investor Charge-Offs occur.

                             The aggregate undivided interest in the Principal
                               Receivables represented by the Class B
                               Certificates (the "Class B Invested Amount") initially will equal $22,500,000 (the "Class B Initial Invested Amount") and will decline as principal with respect to the Class B Certificates is deposited in the Principal Funding Account (or, without duplication, paid to the Class B Certificateholders), as collections of Principal Receivables allocable to the Class B Certificates are reallocated for the benefit of the Class A Certificates, as Class A Allocable Amounts are allocated to the Class B Certificates, or as Class B Investor Charge-Offs occur.

                             The final distribution of principal and interest on
                               the Certificates will be made no later than the October 2006 Distribution Date (the "Stated Series Termination Date"). After the Stated Series Termination Date, the Trust will have no further obligation to pay principal or interest on the Certificates.

                             The Certificates will include the right to receive
                               varying percentages of the collections of Finance Charge Receivables and Principal Receivables received during each calendar month (each, a "Due Period"). See "Description of the
                               Certificates -- Invested Percentages" herein.

Receivables................  The aggregate amount of Receivables in the Accounts as of September 30, 1996 was $1,005,233,957
                               comprised of $989,342,991 of Principal
                               Receivables and $15,890,966 of Finance Charge Receivables. The Finance Charge Receivables will not affect the Invested Amount or the Transferor Amount, which are determined on the basis of the amount of Principal Receivables in the Trust. The aggregate undivided interest in the Principal Receivables in the Trust evidenced by the Certificates, the Collateral Indebtedness Interest and the Class D Certificates will never exceed the Invested Amount regardless of the total amount of Principal Receivables in the Trust at any time.

Servicing Fee..............  The Servicer will receive a monthly fee as servicing compensation from the Trust. The portion of the monthly servicing fee allocable to Series 1996-1 is equal to one-twelfth of the product of 2.00% per annum and the Invested Amount. The portion of the monthly servicing fee allocable to the Class A Certificates is equal to one-twelfth of the product of 2.00% per annum and the Class A Invested Amount. The portion of the monthly servicing fee allocable to the Class B Certificates is equal to one-twelfth of the product of 2.00% per annum and the Class B Invested Amount. See "Description of the Certificates -- Servicing Compensation" herein and in the Prospectus.

Interest Payments..........  Interest on the Class A Certificates will be distributed on each Distribution Date in an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the Class A Certificate Rate for the related Interest Period and (iii) the principal amount of the Class A Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date).

                             Interest on the Class B Certificates will be
                               distributed on each Distribution Date in an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the Class B Certificate Rate for the related Interest Period and (iii) the principal amount of the Class B Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date).

                             Interest on the Class A Certificates or the Class B
                               Certificates for any Distribution Date due but not paid on such Distribution Date will be payable on the next succeeding Distribution Date, together with additional interest on such amount at the Class A Certificate Rate or the Class B Certificate Rate, as applicable, plus 2.00% per annum. "Interest Period" means, with respect to any Distribution Date, the period from the previous Distribution Date through the day preceding such Distribution Date, except that the initial Interest Period will be the period from the Closing Date through the day preceding the initial Distribution Date.

Revolving Period and
  Accumulation Period......  The Revolving Period with respect to the
                               Certificates (the "Revolving Period") is scheduled to end and the Accumulation Period with respect to the Certificates (the "Accumulation Period") is scheduled to commence at the close of business on the last day of the October 2000 Due Period. Subject to the conditions set forth under "Description of the Certificates -- Postponement of Accumulation Period" herein, the day on which the Revolving Period ends and the Accumulation Period commences may be delayed to no later than the close of business on the last day of the September 2001 Due Period. Unless an Early Amortization Event has occurred, (i) the Class A Accumulation Period (the "Class A Accumulation Period") will commence at the close of business on the last day of the Revolving Period and end on the earliest of (a) the commencement of the Early Amortization Period, (b) the payment in full to the Class A Certificateholders of the Class A Invested Amount or (c) the Stated Series Termination Date, and (ii) the Class B Accumulation Period (the

                               "Class B Accumulation Period") will commence on the Distribution Date on which the Class A Invested Amount is paid in full or, if the Class A Invested Amount is paid in full on the Class A Expected Final Distribution Date, at the close of business on the Class A Expected Final Distribution Date and end on the earliest of (a) the commencement of the Early Amortization Period, (b) the payment in full to the Class B Certificateholders of the Class B Invested Amount or (c) the Stated Series Termination Date.

                             No principal will be payable to the Class A
                               Certificateholders until the Class A Expected Final Distribution Date or, upon the occurrence of an Early Amortization Event, the first Distribution Date with respect to the Early Amortization Period. No principal will be payable to the Class B Certificateholders until the Class B Expected Final Distribution Date or, upon the occurrence of an Early Amortization Event, until the Class A Invested Amount is paid in full (the "Class B Principal Commencement Date"). No principal will be payable to the Class B Certificateholders until the Class A Certificates have been paid in full. For the period beginning on the Closing Date and ending with the commencement of the Accumulation Period or the Early Amortization Period, collections of Principal Receivables otherwise allocable to the Certificateholders (other than any portion of such collections applied as Reallocated Principal Collections) will, subject to certain limitations, be treated as Shared Principal Collections and applied to cover principal payments due to or for the benefit of certificateholders of other Series, if so specified in the Series Supplements for such other Series, be deposited in the Excess Funding Account, be paid to the Transferor as holder of the Exchangeable Transferor Certificate, or, in certain limited circumstances, be paid to the Collateral Indebtedness Holder or the Class D Certificateholders. See "Description of the Certificates -- Early Amortization Events" herein and in the Prospectus for a discussion of the events which might lead to the termination of the Revolving Period prior to the scheduled commencement of the Accumulation Period.

Subordination of the Class
  B Certificates, the
  Collateral
  Indebtedness Interest and
  the Class D
  Certificates.............  The Class B Certificates, the Collateral
                               Indebtedness Interest and the Class D
                               Certificates will be subordinated as described herein to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Indebtedness Interest and the Class D Certificates will be subordinated as described herein to the extent necessary to fund certain payments with respect to the Class B Certificates. If the amount on deposit in the Cash Collateral Account is zero and the Collateral Indebtedness Amount and the Class D Invested Amount are reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Certificateholders with respect to subsequent Due Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B

                               Certificateholders will be reduced. See
                               "Description of the Certificates -- Invested
                               Percentages" and "-- Subordination of the Class B Certificates, the Collateral Indebtedness Interest and the Class D Certificates" herein.

Amounts Available as
  Enhancement..............  On each Distribution Date, the amount of
                               Enhancement available to the Certificateholders will equal the lesser of (i) the sum of the Collateral Indebtedness Amount, the Class D Invested Amount and the amount, if any, on deposit in the Cash Collateral Account (the "Available Cash Collateral Amount") (collectively, the "Available Enhancement Amount") and (ii) the Required Enhancement Amount. The "Required Enhancement Amount" means, with respect to any Distribution Date, subject to certain limitations more fully described herein, the product of the Invested Amount and 18%, but not less than $6,750,000; provided, however, that if an Early Amortization Event occurs, then the Required Enhancement Amount shall equal the Required Enhancement Amount on the Distribution Date immediately preceding the occurrence of such Early Amortization Event. If on any Distribution Date, the Available Enhancement Amount (after giving effect to any issuance of additional Class D Certificates on such Distribution Date, which issuance will be at the sole option of the Transferor and subject to the satisfaction of certain conditions) is less than the Required Enhancement Amount, certain Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1 will be used to increase the Available Enhancement Amount to the extent of such shortfall. If on any Distribution Date the Available Enhancement Amount exceeds the Required Enhancement Amount, such excess may be applied in accordance with the Loan Agreement and may not be available to the Certificateholders.

Cash Collateral Account....  A cash collateral account (the "Cash Collateral
                               Account") will be held in the name of the Trustee for the benefit of the Certificateholders, the Collateral Indebtedness Holder and the Class D Certificateholders. The Cash Collateral Account will have a beginning balance of zero, which may be increased to the extent collections of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1 are required to be or are otherwise deposited therein. At the Transferor's election, subject to the provisions of the Loan Agreement, any funding of the Cash Collateral Account may result in a reduction of the Collateral Indebtedness Amount or the Class D Invested Amount, provided that, after giving effect to such reduction on any Distribution Date, the Available Enhancement Amount equals or exceeds the Required Enhancement Amount. See "Description of the
                               Certificates -- Cash Collateral Account" herein. Withdrawals may be made from the Cash Collateral Account to fund the amounts described under "Description of the Certificates -- Cash Collateral Account."

Interest Rate Caps.........  On the Closing Date, the Transferor will enter into the Class A Interest Rate Cap and the Class B Interest Rate Cap with the Interest Rate Cap Provider for the exclusive benefit of the Class A Certificateholders and the Class B Certificateholders, respectively. The Transferor will assign to the Trustee, for the benefit of the Class A Certificateholders and the Class B Certificateholders, the right to payment under the Class A Interest Rate Cap and the Class B Interest

                               Rate Cap, respectively. On each Distribution Date on which the Class A Certificate Rate or the Class B Certificate Rate for the related Interest Period exceeds the Class A Cap Rate or the Class B Cap Rate, respectively, the Interest Rate Cap Provider will make a payment to the Trustee, on behalf of the Trust, based on the amount of such excess and the notional amount of the applicable Interest Rate Cap, and such payment will be included in Class A Available Funds or Class B Available Funds, respectively. The Class A Notional Amount will at all times prior to the termination of the Class A Interest Rate Cap equal the Class A Invested Amount plus the Principal Funding Account Balance, and the Class B Notional Amount will at all times prior to the termination of the Class B Interest Rate Cap equal the Class B Invested Amount plus, after the Class A Invested Amount has been paid in full, the Principal Funding Account Balance. The Class A Interest Rate Cap will terminate on the earlier of the day the Class A Certificates are paid in full and the day following the Stated Series Termination Date. The Class B Interest Rate Cap will terminate on the earlier of the day the Class B Certificates are paid in full and the day following the Stated Series Termination Date; provided, however, that either of the Interest Rate Caps may be terminated at an earlier date if the Servicer has obtained a Replacement Interest Rate Cap or a Qualified Substitute Arrangement with respect thereto.

Optional Repurchase........  The Class A Certificates and the Class B
                               Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the Invested Amount is reduced to an amount less than or equal to 5% of the highest Invested Amount prior to such repurchase, if certain conditions set forth in the Agreement are met. The repurchase price of the Certificates will be equal to the Invested Amount thereof plus accrued and unpaid interest thereon. See "Description of the Certificates -- Final Payment of Principal; Termination" in the Prospectus.

Tax Status.................  McGuire, Woods, Battle & Boothe, L.L.P., special tax counsel to the Transferor, is of the opinion that under existing law the Certificates will be characterized as indebtedness for Federal income tax purposes. Under the Agreement, the Transferor will agree, and the Certificate Owners will be deemed to agree, to treat the Certificates as debt for Federal, state and local income and franchise tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of Federal income tax laws.

ERISA Considerations.......  If the Trust's assets were deemed to be "plan assets" of a Benefit Plan investor, it is uncertain whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code would apply to all transactions involving the Trust's assets. Accordingly, Class A Certificates and Class B Certificates may not be acquired by Benefit Plan investors, including but not limited to an insurance company general account. Each Certificate Owner of a Class A Certificate or a Class B Certificate, by its acceptance thereof, will be deemed to have represented that it is not a Benefit Plan investor. See "ERISA Considerations" in the Prospectus.

Class A Certificate
Rating.....................  It is a condition to the issuance of the Class A
                               Certificates that they be rated in the highest rating category by at least one nationally recognized Rating Agency. The rating of the Class A Certificates is based primarily on the value of the Receivables as determined by the applicable Rating Agency and the terms of the Interest Rate Caps, the Class B Certificates, the Collateral Indebtedness Interest and the Class D Certificates. See "Description of the Certificates -- The Interest Rate Caps" and
                               "-- Subordination of the Class B Certificates, the Collateral Indebtedness Interest and the Class D Certificates" herein and "Risk
                               Factors -- Certificate Rating" in the Prospectus.

Class B Certificate
Rating.....................  It is a condition to the issuance of the Class B
                               Certificates that they be rated in one of the three highest rating categories by at least one nationally recognized Rating Agency. The rating of the Class B Certificates is based primarily on the value of the Receivables as determined by the applicable Rating Agency and the terms of the Interest Rate Caps, the Collateral Indebtedness Interest and the Class D Certificates. See "Description of the Certificates -- The Interest Rate Caps" and "-- Subordination of the Class B Certificates, the Collateral Indebtedness Interest and the Class D Certificates" herein and "Risk Factors -- Certificate Rating" in the Prospectus.

                         FNANB'S CREDIT CARD PORTFOLIO

ASSESSMENT OF FINANCE AND OTHER CHARGES

     FNANB offers several private label credit cards which can be used to purchase merchandise, repair services and service contracts at Circuit City stores, including a "regular" card (the "Regular Card") and an "extended payment plan" card (the "EPP Card"). Credit insurance premiums related to these accounts are also financed through the cards. In general, the EPP Card is issued to applicants who meet FNANB's underwriting standards but, due to their limited credit histories, require terms and conditions that are different from the Regular Card.

     The current monthly periodic rate finance charge applicable to the Regular Card program is equal to one-twelfth of the sum of the prime rate as of the 15th day of each month plus 13.8%. The Regular Card carries a maximum annual percentage rate of 24% and a minimum annual percentage rate of 20.5%. The EPP Card is a fixed rate credit card, with a current annual percentage rate of 24%.

     Monthly periodic rate finance charges assessed on new purchases posted to an account during a billing cycle accrue on such new purchases beginning on the date of the transaction or the first day of the billing cycle, whichever is later. If a finance charge is imposed, it is calculated by multiplying the monthly periodic rate by the average daily balance of the account during the billing cycle. The average daily balance is determined by summing the daily balances for the account for each day in the billing cycle, and dividing by the number of the days in the billing cycle. The daily balance outstanding on an account for any day during the monthly billing cycle is equal to the sum of the beginning balance of the account during any day, increased by purchases and unpaid finance charges posted to the account that day, decreased by any payments and credits posted to the account that day.

     Monthly periodic rate finance charges can be avoided if the entire new balance shown on the billing statement is paid within 25 days of the statement closing date. Payments are applied first to finance charges assessed with respect to the preceding billing period, then to any fees billed to the account and then to the principal balance outstanding at the end of such billing period.

     The minimum monthly payment for cardholders in the Regular Card program is currently equal to the greater of $20 and 4% of the highest new balance shown on the billing statement. The EPP Card minimum payment is currently equal to the greater of $15 and 3.5% of the highest new balance. All accounts are subject to certain additional fees and charges, including a late payment fee of $15 for the Regular Card and $18 for the EPP Card. Other charges include returned check fees and overlimit fees.

     There can be no assurance that periodic rate finance charges, fees and other charges on accounts which are included in the Trust will remain at current levels.

     FNANB periodically offers interest free promotions whereby accountholders are able to make specific purchases on an interest free basis. The interest free period is usually 90 or 180 days. Regular monthly principal payments are still required, and finance charges are reinstated (retroactive to the date of the transaction or the first day of the billing cycle, whichever is later) if the accountholder does not meet the terms and conditions of the offering.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth the delinquency and loss experience for each of the periods shown for FNANB's portfolio of Regular Card and EPP Card accounts (the "Bank Portfolio"). Because the Transferor will have the right, and, in some circumstances, the obligation, to designate Additional Accounts and to convey to the Trust all Receivables in such Additional Accounts, actual delinquency and loss experience with respect to the Receivables may be different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio set forth below.

                             DELINQUENCY EXPERIENCE
                                 BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                     AS OF SEPTEMBER 30,                            AS OF FEBRUARY 28 OR 29,
                                    -----------------------------------------------------   ----------------------------------------
                                              1996                        1995                        1996                  1995
                                    -------------------------   -------------------------   -------------------------   ------------
                                                  PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                                   OF TOTAL                    OF TOTAL                    OF TOTAL
                                    RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                                    ------------  -----------   ------------  -----------   ------------  -----------   ------------
Total Receivables Outstanding(1)...  $ 1,005,885     100.00%      $855,602       100.00%     $ 1,068,145     100.00%      $864,232
                                       =========     ======        =======       ======        =========     ======        =======
Delinquent 31 to 60 Days(2)........  $    26,031       2.59%      $  7,354         0.86%     $    11,461       1.07%      $ 13,144
Delinquent 61 to 90 Days(2)........       15,005       1.49          9,463         1.11           11,681       1.09          7,446
Delinquent 91 or More Days(2)......       25,515       2.54         16,616         1.94           19,276       1.80         11,467
                                       ---------     ------        -------       ------        ---------     ------        -------
Total..............................  $    66,551       6.62%      $ 33,433         3.91%     $    42,418       3.96%      $ 32,057
                                       =========     ======        =======       ======        =========     ======        =======


                                             AS OF FEBRUARY 28 OR 29,
                                     ---------------------------------------
                                        1995                 1994
                                     -----------   -------------------------
                                     PERCENTAGE                  PERCENTAGE
                                      OF TOTAL                    OF TOTAL
                                     RECEIVABLES   RECEIVABLES   RECEIVABLES
                                     -----------   ------------  -----------
Total Receivables Outstanding(1)...     100.00%      $683,375       100.00%
                                        ======        =======       ======
Delinquent 31 to 60 Days(2)........       1.52%      $  8,500         1.25%
Delinquent 61 to 90 Days(2)........       0.86          4,736         0.69
Delinquent 91 or More Days(2)......       1.33          7,383         1.08
                                        ------        -------       ------
Total..............................       3.71%      $ 20,619         3.02%
                                        ======        =======       ======

---------------

(1) Total Receivables Outstanding consists of all amounts due from cardholders as posted to the accounts as of the date shown.
(2) The delinquency rates are the amount of delinquent receivables as of the date shown divided by the Total Receivables Outstanding as of such date.

                                LOSS EXPERIENCE
                                 BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                    NINE MONTHS ENDED                  FISCAL YEAR ENDED
                                      SEPTEMBER 30,                    FEBRUARY 28 OR 29,
                                 -----------------------       ----------------------------------
                                   1996           1995           1996         1995         1994
                                 --------       --------       --------     --------     --------
Average Principal Receivables
  Outstanding(1)...............  $994,698       $817,747       $882,157     $690,134     $515,412
Gross Principal
  Charge-Offs(2)...............    51,121         30,847         49,977       27,274       22,827
Recoveries.....................     8,967          5,608          9,384        5,691        4,272
Net Principal Charge-Offs......    42,154         25,239         40,593       21,583       18,555
Net Principal Charge-Offs as a
  percentage of Average
  Principal Receivables
  Outstanding..................      5.65%(3)       4.12%(3)       4.60%        3.13%        3.60%

---------------

(1) Average Principal Receivables Outstanding for a particular period is the average of the principal balance outstanding at the beginning and end of each month during such period.
(2) Gross Principal Charge-Offs does not include fraud losses.
(3) The percentages reflected for the nine months ended September 30, 1996 and 1995 are annualized figures, which are not necessarily indicative of results for the entire year.

     Losses for the Bank Portfolio measured as a percentage of average principal receivables outstanding increased during 1995 and 1996 due, in part, to growing consumer debt levels coupled with a record high number of bankruptcy filings. Losses are also affected by other factors, including industry conditions and general economic and social conditions. Delinquencies as a percentage of total receivables outstanding reflect a pattern similar to loss rates as a result of the same factors discussed above for Loss Experience.

                                THE RECEIVABLES

     The Receivables included in the Trust Portfolio, as of September 30, 1996, included $989,342,991 of Principal Receivables and $15,890,966 of Finance Charge Receivables. As of September 30, 1996, Accounts with debit balances had an average Receivables balance of $867.00. The average credit limit of all Accounts was $2,290.63. The average Receivables balance for Accounts with debit balances divided by the average credit limit of all Accounts expressed as a percentage was 37.85%. As of September 30, 1996, accountholders whose Accounts were included in the Trust Portfolio had billing addresses in 50 states, the District of Columbia and certain United States territories and possessions.

     Account balances are created by private label credit card purchases at Circuit City stores. The Trust will consequently depend on the continued ability of Circuit City stores to generate private label credit card sales. Because Circuit City also accepts other credit cards, the Trust will also be dependent upon decisions of customers to use credit cards issued by FNANB rather than other credit cards. See "Risk Factors -- Dependence on Circuit City,"
"-- Competition" and "-- Use of Other Credit Cards" in the Prospectus.

     The following table sets forth the private label credit card purchases at Circuit City stores as a percentage of total retail sales for each of the periods shown. There can be no assurance that private label credit card use in the future will be similar to the historical experience set forth below.

                      PRIVATE LABEL CREDIT CARD PURCHASES

                                                    NINE MONTHS ENDED         FISCAL YEAR ENDED
                                                      SEPTEMBER 30,          FEBRUARY 28 OR 29,
                                                    -----------------      -----------------------
                                                    1996        1995       1996     1995     1994
                                                    -----       -----      -----    -----    -----
Percent of Total Retail Sales...................    14.90%      17.68%     17.75%   19.20%   18.74%

     The following tables summarize the Receivables included in the Trust Portfolio by various criteria as of September 30, 1996. Because the composition of the Trust Portfolio will change over time, these tables are not indicative of the composition of the Trust Portfolio at any subsequent time.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                       PERCENTAGE
                                                        OF TOTAL                            PERCENTAGE
                                         NUMBER OF     NUMBER OF                             OF TOTAL
         ACCOUNT BALANCE RANGE           ACCOUNTS       ACCOUNTS         RECEIVABLES        RECEIVABLES
---------------------------------------  ---------     ----------     -----------------     -----------
Credit Balance.........................     25,068         0.69%      $     (860,988.69)        (0.09)%
Zero Balance...........................  2,430,592        67.22                    0.00          0.00
$0.01 to $1,500.00.....................    968,624        26.79          578,789,630.61         57.59
$1,500.01 to $3,000.00.................    169,352         4.68          345,525,167.07         34.37
$3,000.01 to $4,500.00.................     20,340         0.56           70,474,702.26          7.01
$4,500.01 to $10,000.00................      2,101         0.06           11,136,696.42          1.11
$10,000.01 +...........................         14         0.00              168,749.61          0.01
                                         ---------       ------       -----------------        ------
          TOTAL........................  3,616,091       100.00%      $1,005,233,957.28        100.00%
                                         =========       ======       =================        ======

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                       PERCENTAGE
                                                       OF TOTAL                             PERCENTAGE
                                         NUMBER OF     NUMBER OF                             OF TOTAL
          CREDIT LIMIT RANGE             ACCOUNTS      ACCOUNTS         RECEIVABLES        RECEIVABLES
---------------------------------------  ---------     ---------     -----------------     ------------
Zero Limit.............................      1,143         0.03%     $        5,317.57          0.00%
$0.01 to $1,500.00.....................  1,411,309        39.04         314,670,372.11         31.30
$1,500.01 to $3,000.00.................  1,176,066        32.52         358,186,142.37         35.63
$3,000.01 to $4,500.00.................    780,662        21.59         205,052,142.63         20.40
$4,500.01 to $10,000.00................    246,907         6.82         127,316,382.26         12.67
$10,000.01 to $15,000.00...............          4         0.00               3,600.34          0.00
                                         ---------       ------      -----------------        ------
          TOTAL........................  3,616,091       100.00%     $1,005,233,957.28        100.00%
                                         =========       ======      =================        ======

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                      PERCENTAGE
                                                       OF TOTAL                             PERCENTAGE
        PERIOD OF DELINQUENCY           NUMBER OF     NUMBER OF                              OF TOTAL
   (DAYS CONTRACTUALLY DELINQUENT)      ACCOUNTS       ACCOUNTS         RECEIVABLES        RECEIVABLES
--------------------------------------  ---------     ----------     -----------------     ------------
Not Delinquent........................  3,450,404        95.42%      $  831,752,170.88         82.75%
Up to 30 Days.........................    110,291         3.05          107,272,990.98         10.67
31 to 60 Days.........................     23,523         0.65           25,938,318.36          2.58
61 to 90 Days.........................     12,199         0.34           14,885,593.86          1.48
91 to 120 Days........................      7,986         0.22           10,083,427.11          1.00
121 to 150 Days.......................      6,691         0.18            8,627,736.52          0.86
151 or More Days......................      4,997         0.14            6,673,719.57          0.66
                                        ---------       ------       -----------------        ------
          TOTAL.......................  3,616,091       100.00%      $1,005,233,957.28        100.00%
                                        =========       ======       =================        ======

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                       PERCENTAGE
                                                       OF TOTAL                             PERCENTAGE
                                         NUMBER OF     NUMBER OF                             OF TOTAL
              ACCOUNT AGE                ACCOUNTS      ACCOUNTS         RECEIVABLES        RECEIVABLES
---------------------------------------  ---------     ---------     -----------------     ------------
0 to 3 Months..........................    148,525         4.11%     $  123,044,205.46         12.24%
4 to 6 Months..........................    122,572         3.39          72,191,073.81          7.18
7 to 9 Months..........................    126,154         3.49          66,992,514.52          6.66
10 to 12 Months........................    251,566         6.96         134,708,172.98         13.40
13 to 24 Months........................    648,901        17.94         243,766,640.20         24.25
25 to 36 Months........................    761,515        21.06         143,091,899.15         14.24
37 or More Months......................  1,556,858        43.05         221,439,451.16         22.03
                                         ---------       ------      -----------------        ------
          TOTAL........................  3,616,091       100.00%     $1,005,233,957.28        100.00%
                                         =========       ======      =================        ======

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                TRUST PORTFOLIO

                                                                    PERCENTAGE
                                                                     OF TOTAL                          PERCENTAGE
                                                        NUMBER OF   NUMBER OF                           OF TOTAL
         STATES, TERRITORIES AND POSSESSIONS            ACCOUNTS     ACCOUNTS         RECEIVABLES      RECEIVABLES
------------------------------------------------------  ---------   ----------     -----------------   -----------
Alabama...............................................     79,814       2.21%      $   18,514,111.39        1.84%
Alaska................................................        697       0.02              168,129.85        0.02
Arizona...............................................     76,741       2.12           22,830,206.31        2.27
Arkansas..............................................     10,469       0.29            4,544,263.25        0.45
California............................................    972,211      26.89          272,361,083.77       27.08
Colorado..............................................     14,558       0.40            7,581,475.74        0.75
Connecticut...........................................      8,271       0.23            4,073,316.28        0.41
Delaware..............................................      3,163       0.09            1,317,829.08        0.13
District of Columbia..................................     15,542       0.43            4,260,635.75        0.42
Florida...............................................    346,340       9.58           94,933,701.27        9.44
Georgia...............................................    160,636       4.44           42,115,409.74        4.19
Hawaii................................................      1,421       0.04              290,841.19        0.03
Idaho.................................................        841       0.02              193,387.24        0.02
Illinois..............................................    141,692       3.92           47,102,267.88        4.69
Indiana...............................................     25,358       0.70            7,952,245.79        0.79
Iowa..................................................        867       0.02              171,727.44        0.02
Kansas................................................      5,570       0.15            2,033,143.96        0.20
Kentucky..............................................     75,646       2.09           16,016,170.27        1.59
Louisiana.............................................     30,329       0.84           11,395,276.87        1.13
Maine.................................................      3,622       0.10              880,080.09        0.09
Maryland..............................................    142,552       3.94           30,618,465.07        3.05
Massachusetts.........................................     63,468       1.76           18,769,585.12        1.87
Michigan..............................................     10,203       0.28            6,157,787.62        0.61
Minnesota.............................................     34,765       0.96            9,957,015.99        0.99
Mississippi...........................................      5,157       0.14            1,368,855.93        0.14
Missouri..............................................     85,288       2.36           20,420,451.27        2.03
Montana...............................................        498       0.01               97,366.97        0.01
Nebraska..............................................        596       0.02              133,168.02        0.01
Nevada................................................     43,030       1.19           13,851,059.68        1.38
New Hampshire.........................................     16,102       0.45            4,843,842.40        0.48
New Jersey............................................     41,951       1.16           11,541,788.40        1.15
New Mexico............................................      2,603       0.07              955,002.22        0.10
New York..............................................     12,515       0.35            5,201,571.63        0.52
North Carolina........................................    165,187       4.57           39,866,414.89        3.97
North Dakota..........................................        260       0.01               58,014.50        0.01
Ohio..................................................     56,444       1.56           14,717,275.20        1.46
Oklahoma..............................................     40,282       1.11           10,254,734.11        1.02
Oregon................................................     14,343       0.40            6,099,878.48        0.61
Other.................................................     10,983       0.30            3,289,488.82        0.33
Pennsylvania..........................................     81,666       2.26           19,472,780.59        1.94
Rhode Island..........................................     14,577       0.40            4,764,315.01        0.47
South Carolina........................................     76,419       2.11           17,380,190.12        1.73
South Dakota..........................................        227       0.01               41,246.03        0.00
Tennessee.............................................    112,117       3.10           28,587,982.34        2.84
Texas.................................................    347,937       9.62          109,945,399.93       10.94
Utah..................................................     14,006       0.39            6,008,177.87        0.60
Vermont...............................................        406       0.01              102,824.06        0.01
Virginia..............................................    210,757       5.83           48,105,344.00        4.79
Washington............................................     16,901       0.47            7,815,734.66        0.78
West Virginia.........................................     13,002       0.36            2,311,204.73        0.23
Wisconsin.............................................      7,706       0.21            3,620,741.93        0.36
Wyoming...............................................        355       0.01              140,946.53        0.01
                                                        ---------     ------       -----------------      ------
         TOTAL........................................  3,616,091     100.00%      $1,005,233,957.28      100.00%
                                                        =========     ======       =================      ======

     Since the largest number of accountholders (based on billing addresses) whose Accounts were included in the Trust Portfolio as of September 30, 1996 were located in California, Florida, Texas and Virginia, adverse changes in the economic conditions in these areas could have a direct impact on the ability of Circuit City to generate Receivables and the timing and amount of payments on the Certificates. See "Risk Factors -- Social, Legal and Economic Factors" in the Prospectus.

                              MATURITY ASSUMPTIONS

     The Class A Certificateholders will not receive payments of principal until the November 2001 Distribution Date (the "Class A Expected Final Distribution Date"), or earlier in the event of an Early Amortization Event which results in the commencement of the Early Amortization Period. The Class A Certificateholders will receive payments of principal on each Distribution Date following the Due Period in which an Early Amortization Event occurs until the Class A Invested Amount has been paid in full or the Stated Series Termination Date has occurred. The Class B Certificateholders will not receive payments of principal until the January 2002 Distribution Date (the "Class B Expected Final Distribution Date"), or earlier in the event of an Early Amortization Event which results in the commencement of the Early Amortization Period; provided, however, that the Class B Certificateholders will in no event begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

     Should an Early Amortization Event occur with respect to the Certificates and the Early Amortization Period commence, any amount on deposit in the Principal Funding Account will be paid to the Certificateholders on the first Distribution Date with respect to the Early Amortization Period, first to the Class A Certificateholders until the Class A Certificates have been paid in full and then to the Class B Certificateholders until the Class B Certificates have been paid in full. Thereafter, collections of Principal Receivables allocable to Series 1996-1 will be paid to the Certificateholders on each Distribution Date with respect to such Early Amortization Period (other than Reallocated Principal Collections required to be used on such Distribution Date), first to the Class A Certificateholders until the Class A Invested Amount has been paid in full and then to the Class B Certificateholders until the Class B Invested Amount has been paid in full, or until the Stated Series Termination Date occurs. See "Description of the Certificates -- Early Amortization Events" herein and in the Prospectus.

     The ability of Certificateholders to receive payments of principal on the Class A Expected Final Distribution Date or the Class B Expected Final Distribution Date, as applicable, depends on the payment rates on the Receivables, the amount of outstanding Receivables, delinquencies, charge-offs and new borrowings on the Accounts, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. Monthly payment rates on the Receivables may vary because, among other things, accountholders may fail to make required minimum payments, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of accountholders and to changes in any terms of promotional programs in which accountholders participate. The Transferor cannot predict, and no assurance can be given as to, the accountholder monthly payment rates that will actually occur in any future period, the actual rate of payment of principal of the Certificates or whether the terms of any subsequently issued Series might have an impact on the amount or timing of any such payment of principal.

     The amount of outstanding Receivables and the delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual accountholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Certificateholders could expect to receive payments of principal on their Certificates during the Early Amortization Period or the rate at which the Principal Funding Account could be funded during the Accumulation Period, will be similar to the historical experience set forth below.

     In addition, since the Trust, as a master trust, has previously issued three Series and may issue additional Series from time to time, there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by Certificateholders. Further, if an Early Amortization Event occurs, the average life and maturity of the Class A Certificates and the Class B Certificates, respectively, could be significantly reduced.

     For the reasons set forth above, there can be no assurance that deposits in the Principal Funding Account will be made in accordance with the applicable Controlled Accumulation Amount or that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months.

     The following table sets forth the highest and lowest accountholder monthly payment rates for the Bank Portfolio during any month in the period shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the average receivables balance during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                       ACCOUNTHOLDER MONTHLY PAYMENT RATE
                               BANK PORTFOLIO(1)

                                        NINE MONTHS ENDED              FISCAL YEAR ENDED
                                          SEPTEMBER 30,               FEBRUARY 28 OR 29,
                                       -------------------       -----------------------------
                                       1996          1995        1996        1995        1994
                                       -----         -----       -----       -----       -----
    Lowest Month.....................   9.40%        11.35%       9.50%      11.02%      10.83%
    Highest Month....................  12.49%        15.23%      15.23%      15.23%      13.44%
    Monthly Average..................  10.86%        12.88%      12.06%      13.33%      11.83%

---------------

(1) The monthly payment rates are calculated with the numerator as the total amount of collections received during the month (including recoveries on charged-off accounts) and the denominator as the average receivables balance for the month.

                        RECEIVABLE YIELD CONSIDERATIONS

     The following table sets forth the yield from finance charges and fees billed to accounts in the Bank Portfolio for each of the periods shown.

     The historical yield figures in the following table are calculated on an accrual basis. Collections of receivables included in the Trust will be on a cash basis and may not reflect the historical yield experience in the table. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the receivables and any fees, changes in the delinquency rate on the receivables and the percentage of accountholders who pay their balances in full each month and do not incur monthly periodic finance charges. See "Risk Factors" in the Prospectus.

                                PORTFOLIO YIELD
                                 BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                             NINE MONTHS ENDED                     FISCAL YEAR ENDED
                               SEPTEMBER 30,                       FEBRUARY 28 OR 29,
                         -------------------------       --------------------------------------
                            1996            1995           1996           1995           1994
                         ----------       --------       --------       --------       --------
    Average Total
      Receivables
      Outstanding(1)...  $1,015,600       $834,456       $900,626       $702,275       $523,857
    Finance Charges
      Billed...........     175,220        153,506        217,195        150,518        111,926
    Yield from Finance
      Charges..........       23.00%(2)      24.53%(2)      24.12%         21.43%         21.37%

---------------

(1) Average Total Receivables Outstanding for a particular period is the average of the balance outstanding at the beginning and end of each month during such period.
(2) The percentages reflected for the nine months ended September 30, 1996 and 1995 are annualized figures, which are not necessarily indicative of results for the entire year.

     The yield for the Bank Portfolio shown in the above table is comprised of monthly periodic finance charges and other service charges, such as late fees and returned check fees. As payment rates decline, the balances subject to monthly periodic finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to periodic finance charges normally increases. The yield related to service charges varies with the type and volume of activity in and the amount of each account. As account balances increase, annual cardholder fees, which remain constant, represent a smaller percentage of the aggregate account balances. See "Credit Card Activities at First North American National Bank" in the Prospectus.

        FIRST NORTH AMERICAN NATIONAL BANK AND CIRCUIT CITY STORES, INC.

     As of September 30, 1996, FNANB had assets of approximately $311 million and equity of approximately $149 million.

     As of September 30, 1996, Circuit City had consolidated assets of approximately $2,969 million and equity of approximately $1,114 million.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement and the Series 1996-1 Supplement. Pursuant to the Agreement, the Transferor and the Trustee may execute further Series Supplements in order to issue additional Series. The following summary of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 1996-1 Supplement. See "Description of the Certificates" in the Prospectus for additional information concerning the Certificates and the Agreement.

INTEREST PAYMENTS

     Interest on the principal amount of the Class A Certificates and the principal amount of the Class B Certificates will accrue from the Closing Date at the applicable Class A Certificate Rate and the applicable Class B Certificate Rate, respectively. Interest will be distributed on the December 1996 Distribution Date, and on each Distribution Date thereafter, to Certificateholders in whose names the Certificates were registered at the close of business on the last day of the calendar month preceding the date of such distribution (a "Record Date").

     The Class A Certificates will bear interest for the period from the Closing Date through the day preceding the December 1996 Distribution Date and with
respect to each Interest Period thereafter at the rate of 0.          % above
LIBOR prevailing on the related LIBOR Determination Date with respect to such period (the "Class A Certificate Rate"). Interest on the Class A Certificates will be distributed on each Distribution Date in an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the Class A Certificate Rate for such Interest Period and (iii) the principal amount of the Class A Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date).

     The Class B Certificates will bear interest for the period from the Closing Date through the day preceding the December 1996 Distribution Date and with
respect to each Interest Period thereafter at the rate of 0.          % above
LIBOR prevailing on the related LIBOR Determination Date with respect to such period (the "Class B Certificate Rate"). Interest on the Class B Certificates will be distributed on each Distribution Date in an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the Class B Certificate Rate for such Interest Period and (iii) the principal amount of the Class B Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date).

     Interest on the Certificates for any Distribution Date due but not paid on such Distribution Date will be payable on the next succeeding Distribution Date, together with additional interest on such amount at the Class A Certificate Rate or the Class B Certificate Rate, as applicable, plus 2.00% per annum.

     The Trustee will determine LIBOR with respect to the Certificates on
          , 1996 for the period from the Closing Date through the day preceding the December 1996 Distribution Date, and for each Interest Period thereafter, on the second business day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Reference Banks" means the principal London offices of four major banks in the London interbank market selected by the Servicer upon notice to the Trustee.

     The Class A Certificate Rate and the Class B Certificate Rate applicable to the then current and immediately preceding Interest Periods may be obtained by telephoning the Trustee at its Corporate Trust Office at (212) 250-6599.

     Payments of Class A Monthly Interest and any overdue Class A Monthly Interest on any Distribution Date will be funded from Class A Available Funds for the related Due Period. To the extent Class A Available Funds are insufficient to pay such interest, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1, amounts on deposit in the Cash Collateral Account, if any, and Reallocated Principal Collections will be used to make such payments. "Class A Available Funds" means, with respect to any Due Period, an amount equal to the sum of (i) the Class A Floating Percentage of collections of Finance Charge Receivables with respect to such Due Period, (ii) the Class A Cap Payment, if any, deposited in the Collection Account on the Distribution Date immediately following the last day of such Due Period, (iii) if such Due Period immediately precedes a Distribution Date that occurs prior to the Class B Principal Commencement Date, the Principal Funding Investment Proceeds, if any, with respect to such Distribution Date, (iv) the amount, if any, to be withdrawn from the Reserve Account and included in Class A Available Funds pursuant to the Series 1996-1 Supplement with respect to such Distribution Date and (v) the amount, if any, of excess investment earnings on amounts deposited in the Reserve Account required to be included in Class A Available Funds pursuant to the Series 1996-1 Supplement with respect to such Distribution Date.

     Payments of Class B Monthly Interest and any overdue Class B Monthly Interest on any Distribution Date will be funded from Class B Available Funds for the related Due Period. To the extent Class B Available Funds are insufficient to pay such interest, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1, amounts on deposit in the Cash Collateral Account, if any, and Reallocated Principal Collections (in each case after application of such amounts in respect of the Class A Certificates), other than Class B Subordinated Principal Collections, will be used to make such payments. "Class B Available Funds" means, with respect to any Due Period, an amount equal to the sum of (i) the Class B Floating Percentage of collections of Finance Charge Receivables with respect to such Due Period, (ii) the Class B Cap Payment, if any, deposited in the Collection Account on the Distribution Date immediately following the last day of such Due Period, (iii) if such Due Period immediately precedes a Distribution Date that occurs on or after the Class B Principal Commencement Date, the Principal Funding Investment Proceeds, if any, with respect to such Distribution Date, (iv) the amount, if any, to be withdrawn from the Reserve Account and included in Class B Available Funds pursuant to the Series 1996-1 Supplement with respect to such Distribution Date and (v) the amount, if any, of excess investment earnings on amounts deposited in the Reserve Account required to be included in Class B Available Funds pursuant to the Series 1996-1 Supplement with respect to such Distribution Date.

THE INTEREST RATE CAPS

     On the Closing Date, the Transferor will enter into the Interest Rate Caps with the Interest Rate Cap Provider. The Class A Interest Rate Cap and the Class B Interest Rate Cap will be for the exclusive benefit of the Class A Certificateholders and the Class B Certificateholders, respectively. The Transferor will assign to the Trustee, for the benefit of the Class A Certificateholders and the Class B Certificateholders, the right to payment under the Class A Interest Rate Cap and the Class B Interest Rate Cap, respectively.

     The notional amount of the Class A Interest Rate Cap (the "Class A Notional Amount") will at all times prior to the termination of the Class A Interest Rate Cap equal the Class A Invested Amount plus the Principal Funding Account Balance. Pursuant to the Class A Interest Rate Cap, on each Distribution Date on which the Class A Certificate Rate for the related Interest Period exceeds 6.75% (the "Class A Cap Rate"), the Interest Rate Cap Provider will make a payment (the "Class A Cap Payment") to the Trustee, on behalf of the Trust, in an amount equal to the product of (i) such excess, (ii) the Class A Notional Amount as of such Distribution Date and (iii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is
360. Such payment will be included in Class A Available Funds on such Distribution Date. The Class A Interest Rate Cap will terminate on the earlier of the day the Class A Certificates are paid in full and the day following the Stated Series Termination Date; provided, however, that the Class A Interest Rate Cap may be terminated at an earlier date if the Servicer has obtained a substitute interest rate cap or an alternative arrangement satisfactory to the Rating Agencies, which in each case will not result in the reduction or withdrawal of the rating of the Certificates (such substitute interest rate cap, a "Replacement Interest Rate Cap"; such alternative arrangement, a "Qualified Substitute Arrangement").

     The notional amount of the Class B Interest Rate Cap (the "Class B Notional Amount") will at all times prior to the termination of the Class B Interest Rate Cap equal the Class B Invested Amount plus, after the Class A Invested Amount has been paid in full, the Principal Funding Account Balance. Pursuant to the Class B Interest Rate Cap, on each Distribution Date on which the Class B Certificate Rate for the related Interest Period exceeds 6.75% (the "Class B Cap Rate"), the Interest Rate Cap Provider will make a payment (the "Class B Cap Payment") to the Trustee, on behalf of the Trust, in an amount equal to the product of (i) such excess, (ii) the Class B Notional Amount as of such Distribution Date and (iii) a fraction, the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360. Such payment will be included in Class B Available Funds on such Distribution Date. The Class B Interest Rate Cap will terminate on the earlier of the day the Class B Certificates are paid in full and the day following the Stated Series Termination Date; provided, however, that the Class B Interest Rate Cap may be terminated at an earlier date if the Servicer has obtained a Replacement Interest Rate Cap or a Qualified Substitute Arrangement.

     In the event that the rating of the Interest Rate Cap Provider is reduced or withdrawn, as specified in the Interest Rate Caps, the Servicer will use its best efforts either to obtain for each such Interest Rate Cap a Replacement Interest Rate Cap, at the expense of the Interest Rate Cap Provider, or to enter into a Qualified Substitute Arrangement.

THE INTEREST RATE CAP PROVIDER

     The following information has been obtained from the Interest Rate Cap Provider and has not been verified by the Transferor or the Underwriters. No representation or warranty is made by the Transferor or the Underwriters with respect thereto.

     The interest rate cap provider is NationsBanc Financial Products, Inc. (the "Interest Rate Cap Provider"), a bankruptcy remote derivative product company based in Chicago, Illinois that has been established as a wholly-owned subsidiary of NationsBank, N.A. The Interest Rate Cap Provider was established in May 1996 and is capitalized with an initial $300 million from NationsBank, N.A. The Interest

Rate Cap Provider is in the business of providing interest rate and currency derivatives, including swaps, caps, collars, floors, and swaptions, and is an affiliate of NationsBanc Capital Markets, Inc., one of the Underwriters.

     NationsBank, N.A. is a wholly-owned subsidiary of NationsBank Corporation.

     Requests for further information regarding the Interest Rate Cap Provider should be directed to William Fall, President of NationsBanc Financial Products, Inc. at (312) 234-5737. Further information concerning NationsBank, N.A. and NationsBank Corporation is set forth in the annual report of NationsBank Corporation. Written requests for such report should be directed to NationsBank Corporation, Corporate Communications Department, 100 North Tryon Street, 18th Floor, Charlotte, North Carolina 28255.

PRINCIPAL PAYMENTS

     During the Revolving Period (which begins on the Closing Date and ends on the day before the commencement of the Accumulation Period or, if earlier, the Early Amortization Period), no principal payments will be made to Certificateholders. During the Accumulation Period (on or prior to the Class A Expected Final Distribution Date or Class B Expected Final Distribution Date, as applicable), principal will be deposited in the Principal Funding Account and paid to the Certificateholders as described below. During the Early Amortization Period, which will begin upon the occurrence of an Early Amortization Event, and until the Stated Series Termination Date occurs, principal will be paid to the Certificateholders as described below.

     On each Distribution Date with respect to the Class A Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) the Fixed Allocation Percentage of collections of Principal Receivables with respect to the preceding Due Period plus the amount of Shared Principal Collections allocable to Series 1996-1 minus the amount of Reallocated Principal Collections required to be used with respect to such Distribution Date (such amount, "Available Principal Collections"), (b) the applicable Controlled Deposit Amount for such Distribution Date and (c) the Class A Invested Amount on such Distribution Date (before giving effect to such deposit). Unless an Early Amortization Event has occurred, amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Expected Final Distribution Date. After the Class A Certificates have been paid in full, on each Distribution Date with respect to the Class B Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Principal Collections (minus the portion thereof applied to Class A Monthly Principal on such Distribution Date), (b) the applicable Controlled Deposit Amount for such Distribution Date and (c) the Class B Invested Amount on such Distribution Date (before giving effect to such deposit). Unless an Early Amortization Event has occurred, amounts on deposit in the Principal Funding Account in respect of the Class B Certificates will be paid to the Class B Certificateholders on the Class B Expected Final Distribution Date. If an Early Amortization Event occurs with respect to the Certificates during the Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the first Distribution Date with respect to the Early Amortization Period or, to the extent the Class A Invested Amount has been paid in full, to the Class B Certificateholders.

     On each Distribution Date during the Early Amortization Period, Available Principal Collections will be paid to the Class A Certificateholders until the Class A Invested Amount has been paid in full or the Stated Series Termination Date occurs. On each Distribution Date during the Early Amortization Period after payment in full of the Class A Invested Amount, Available Principal Collections will be paid to the Class B Certificateholders until the Class B Invested Amount has been paid in full or the Stated Series Termination Date occurs.

POSTPONEMENT OF ACCUMULATION PERIOD

     The Accumulation Period is scheduled to commence at the close of business on the last day of the October 2000 Due Period. Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Accumulation Period and extend the length of the Revolving Period, subject to certain conditions, including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On each Determination Date, until the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required to fund the Principal Funding Account up to the Class A Initial Invested Amount no later than the Class A Expected Final Distribution Date, based on (a) the monthly collections of Principal Receivables expected to be distributable to the certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Accumulation Period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other Series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Accumulation Period will not be less than one month.

BOOK-ENTRY REGISTRATION

     The Certificates will be issued in book-entry form. Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe).

SUBORDINATION OF THE CLASS B CERTIFICATES, THE COLLATERAL INDEBTEDNESS INTEREST AND THE CLASS D CERTIFICATES

     The Class B Certificates, the Collateral Indebtedness Interest and the Class D Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Indebtedness Interest and the Class D Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain collections of Principal Receivables otherwise allocable to the Class B Certificateholders ("Class B Subordinated Principal Collections") may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be reduced. Similarly, certain collections of Principal Receivables allocable to the Class D Certificates and the Collateral Indebtedness Interest may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Class D Invested Amount and the Collateral Indebtedness Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Due Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See
"-- Invested Percentages," "-- Reallocation of Cash Flows," and "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" herein.

INVESTED PERCENTAGES

     The Servicer will allocate among Series 1996-1, the interests of all other Series issued and outstanding, the interest of any Enhancement Providers, if applicable, and the Transferor Interest all collections of Finance Charge Receivables and Principal Receivables and all Defaulted Receivables with respect to each Due Period.

     Collections of Finance Charge Receivables and Defaulted Receivables with respect to any Due Period will be allocated to Series 1996-1 based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Due Period, the sum of the Class A Floating Percentage, the Class B Floating Percentage, the Collateral Floating Percentage and the Class D Floating Percentage.

     "Class A Floating Percentage" means, with respect to any Due Period, the percentage equivalent of a fraction the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Due Period (or the Class A Initial Invested Amount, in the case of the first Due Period applicable to Series 1996-1) and the denominator of which is equal to the greater of (i) the sum of (a) the Aggregate Principal Receivables in the Trust ("Aggregate Principal Receivables") as of the last day of the immediately preceding Due Period and (b) the principal amount on deposit in the Excess Funding Account at the end of such day and (ii) the sum of the numerators used to calculate the invested percentages with respect to Finance Charge Receivables and Defaulted Receivables for all Series outstanding as of the date on which such determination is being made; provided, however, that with respect to any Due Period in which Additional Accounts are designated, the denominator in clause (i) above will be increased by the amount of Principal Receivables in such Additional Accounts as of the last day of the immediately preceding Due Period on and after the date of such designation.

     "Class B Floating Percentage" means, with respect to any Due Period, the percentage equivalent of a fraction the numerator of which is equal to the Class B Invested Amount as of the last day of the immediately preceding Due Period (or the Class B Initial Invested Amount, in the case of the first Due Period applicable to Series 1996-1) and the denominator of which is equal to the greater of (i) the sum of (a) the Aggregate Principal Receivables as of the last day of the immediately preceding Due Period and (b) the principal amount on deposit in the Excess Funding Account at the end of such day and (ii) the sum of the numerators used to calculate the invested percentages with respect to Finance Charge Receivables and Defaulted Receivables for all Series outstanding as of the date on which such determination is being made; provided, however, that with respect to any Due Period in which Additional Accounts are designated, the denominator in clause (i) above will be increased by the amount of Principal Receivables in such Additional Accounts as of the last day of the immediately preceding Due Period on and after the date of such designation.

     "Collateral Floating Percentage" means, with respect to any Due Period, the percentage equivalent of a fraction the numerator of which is equal to the Collateral Indebtedness Amount as of the last day of the immediately preceding Due Period (or the initial Collateral Indebtedness Amount, in the case of the first Due Period applicable to Series 1996-1) and the denominator of which is equal to the greater of (i) the sum of (a) the Aggregate Principal Receivables as of the last day of the immediately preceding Due Period and (b) the principal amount on deposit in the Excess Funding Account at the end of such day and (ii) the sum of the numerators used to calculate the invested percentages with respect to Finance Charge Receivables and Defaulted Receivables for all Series outstanding as of the date on which such determination is being made; provided, however, that with respect to any Due Period in which Additional Accounts are designated, the denominator in clause (i) above will be increased by the amount of Principal Receivables in such Additional Accounts as of the last day of the immediately preceding Due Period on and after the date of such designation.

     "Class D Floating Percentage" means, with respect to any Due Period, the percentage equivalent of a fraction the numerator of which is equal to the Class D Invested Amount as of the last day of the immediately preceding Due Period (or the initial Class D Invested Amount, in the case of the first Due Period applicable to Series 1996-1) and the denominator of which is equal to the greater of (i) the sum of (a) the Aggregate Principal Receivables as of the last day of the immediately preceding Due Period and (b) the principal amount on deposit in the Excess Funding Account at the end of such day and (ii) the sum of the numerators used to calculate the invested percentages with respect to Finance Charge Receivables and Defaulted Receivables for all Series outstanding as of the date on which such determination is being made; provided, however, that with respect to any Due Period in which Additional Accounts are designated, the denominator in clause (i) above will be increased by the amount of Principal Receivables in such Additional Accounts as of the last day of the immediately preceding Due Period on and after the date of such designation.

     Collections of Principal Receivables with respect to any Due Period during the Revolving Period will be allocated to Series 1996-1 based on the Floating Allocation Percentage. Collections of Principal Receivables with respect to any Due Period during the Accumulation Period or the Early Amortization Period will be allocated to Series 1996-1 based on the Fixed Allocation Percentage. The "Fixed Allocation Percentage" means, with respect to any Due Period, the sum of the Class A Fixed Percentage, the Class B Fixed Percentage, the Collateral Fixed Percentage and the Class D Fixed Percentage.

     "Class A Fixed Percentage" means, with respect to any Due Period, the percentage equivalent of a fraction the numerator of which is equal to the Class A Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the sum of (a) the Aggregate Principal Receivables as of the last day of the immediately preceding Due Period and (b) the principal amount on deposit in the Excess Funding Account at the end of such day and (ii) the sum of the numerators used to calculate the invested percentages with respect to Principal Receivables for all Series outstanding as of the date on which such determination is being made; provided, however, that with respect to any Due Period in which Additional Accounts are designated, the denominator in clause (i) above will be increased by the amount of Principal Receivables in such Additional Accounts as of the last day of the immediately preceding Due Period on and after the date of such designation.

     "Class B Fixed Percentage" means, with respect to any Due Period, the percentage equivalent of a fraction the numerator of which is equal to the Class B Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the sum of (a) the Aggregate Principal Receivables as of the last day of the immediately preceding Due Period and (b) the principal amount on deposit in the Excess Funding Account at the end of such day and (ii) the sum of the numerators used to calculate the invested percentages with respect to Principal Receivables for all Series outstanding as of the date on which such determination is being made; provided, however, that with respect to any Due Period in which Additional Accounts are designated, the denominator in clause (i) above will be increased by the amount of Principal Receivables in such Additional Accounts as of the last day of the immediately preceding Due Period on and after the date of such designation.

     "Collateral Fixed Percentage" means, with respect to any Due Period, the percentage equivalent of a fraction the numerator of which is equal to the Collateral Indebtedness Amount as of the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the sum of (a) the Aggregate Principal Receivables as of the last day of the immediately preceding Due Period and (b) the principal amount on deposit in the Excess Funding Account at the end of such day and (ii) the sum of the numerators used to calculate the invested percentages with respect to Principal Receivables for all Series outstanding as of the date on which such determination is being made; provided, however, that with respect to any Due Period in which Additional Accounts are designated, the denominator in clause (i) above will be increased by the amount of Principal Receivables in such Additional Accounts as of the last day of the immediately preceding Due Period on and after the date of such designation.

     "Class D Fixed Percentage" means, with respect to any Due Period, the percentage equivalent of a fraction the numerator of which is equal to the Class D Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the sum of (a) the Aggregate Principal Receivables as of the last day of the immediately preceding Due Period and (b) the principal amount on deposit in the Excess Funding Account at the end of such day and (ii) the sum of the numerators used to calculate the invested percentages with respect to Principal Receivables for all Series outstanding as of the date on which such determination is being made; provided, however, that with respect to any Due Period in which Additional Accounts are designated, the denominator in clause (i) above will be increased by the amount of Principal Receivables in such Additional Accounts as of the last day of the immediately preceding Due Period on and after the date of such designation.

     As used herein, the following terms have the meanings indicated:

     "Class A Invested Amount" means, on any date of determination, an amount equal to (a) the Class A Initial Invested Amount, minus (b) the Principal Funding Account Balance on such date, minus (c) the aggregate amount of principal payments made to the Class A Certificateholders prior to such date, minus (d) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the sum of the aggregate amount of reimbursed Class A Investor Charge-Offs and, without duplication, reductions of the Series Adjustment Amount allocable to the Class A Certificates; provided, however, that the Class A Invested Amount may not be reduced below zero.

     "Class B Invested Amount" means, on any date of determination, an amount equal to (a) the Class B Initial Invested Amount, minus (b) after the Class A Invested Amount has been paid in full, the Principal

Funding Account Balance on such date, minus (c) the aggregate amount of principal payments made to the Class B Certificateholders prior to such date, minus (d) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, minus (e) the amount of Reallocated Principal Collections used to make payments in respect of the Class A Certificates on all prior Distribution Dates that have not resulted in a reduction of the Class D Invested Amount or the Collateral Indebtedness Amount, minus (f) an amount equal to the amount by which the Class B Invested Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount, plus (g) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (d), (e) and (f) and, without duplication, reductions of the Series Adjustment Amount allocable to the Class B Certificates; provided, however, that the Class B Invested Amount may not be reduced below zero.

     "Collateral Indebtedness Amount" means, on any date of determination, an amount equal to (a) the initial Collateral Indebtedness Amount equal to $29,250,000, minus (b) the aggregate amount of principal payments made to the Collateral Indebtedness Holder prior to such date, minus (c) the amount of Reallocated Principal Collections used to make payments in respect of the Certificates on all prior Distribution Dates that have not resulted in a reduction of the Class D Invested Amount, minus (d) an amount equal to the amount by which the Collateral Indebtedness Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount, the Class B Allocable Amount and the Collateral Allocable Amount, plus (e) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) and, without duplication, reductions of the Series Adjustment Amount allocable to the Collateral Indebtedness Interest; provided, however, that the Collateral Indebtedness Amount may not be reduced below zero.

     "Class D Invested Amount" means, on any date of determination, an amount equal to (a) the initial Class D Invested Amount equal to $11,250,000 (plus the initial principal amount of any additional Class D Certificates issued during the Revolving Period, at the sole option of the Transferor), minus (b) the aggregate amount of principal payments made to the Class D Certificateholders prior to such date, minus (c) the amount of Reallocated Principal Collections used to make payments in respect of the Certificates and the Collateral Indebtedness Interest on all prior Distribution Dates, minus (d) an amount equal to the amount by which the Class D Invested Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount, the Class B Allocable Amount, the Collateral Allocable Amount and the Class D Allocable Amount, plus (e) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) and, without duplication, reductions of the Series Adjustment Amount allocable to the Class D Certificates; provided, however, that the Class D Invested Amount may not be reduced below zero.

     "Invested Amount" means, on any date of determination, the sum of the Class A Invested Amount, the Class B Invested Amount, the Collateral Indebtedness Amount and the Class D Invested Amount.

PRINCIPAL FUNDING ACCOUNT

     The Servicer will establish and maintain, in the name of the Trustee, for the benefit of the Certificateholders, a segregated trust account (the "Principal Funding Account"). During the Accumulation Period, the Servicer will transfer Available Principal Collections from the Collection Account to the Principal Funding Account as described under "-- Application of
Collections -- Payments of Principal" herein.

     The principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested by the Trustee at the direction of the Servicer in Eligible Investments that mature prior to the following Distribution Date. On each Distribution Date with respect to the Accumulation Period (on or prior to the Class B Expected Final Distribution
Date), the interest and other investment income (net of investment expenses and losses) earned on such investments during the related Interest Period (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds, until the Class A Certificates have been paid in full, and, thereafter, Class B Available Funds. If such investments during any Interest Period yield less than the Class A Certificate Rate or the Class B Certificate Rate, as applicable, for such Interest Period, the Principal Funding Investment Proceeds with respect to the following Distribution Date will be less than the Covered Amount for such Distribution Date. It is intended that any such shortfall will be funded from Class A Available Funds or Class B Available Funds, as the case may be (including a withdrawal from the Reserve Account, if necessary, as described herein under "-- Reserve Account"), from Excess Spread and Shared Excess Finance Charge Collections allocated to Series 1996-1 (to the extent available as described below under "-- Application of Collections"), from a withdrawal from the Cash Collateral Account as described below under "-- Cash Collateral Account" or from Reallocated Principal Collections to the extent available therefor. The Available Reserve Account Amount and the Available Cash Collateral Amount at any time will be limited and may be zero, and there can be no assurance that sufficient funds will be available to fund any such shortfall. The "Covered Amount" means (a) for any Distribution Date with respect to the Class A Accumulation Period or the first Distribution Date of the Early Amortization Period, if such Distribution Date occurs prior to the Class B Principal Commencement Date, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360 and (ii) the Class A Certificate Rate for such Interest Period and (iii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date and (b) for any Distribution Date with respect to the Class B Accumulation Period or the first Distribution Date of the Early Amortization Period, if such Distribution Date occurs after the Class A Certificates have been paid in full, an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360 and (ii) the Class B Certificate Rate for such Interest Period and (iii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date.

RESERVE ACCOUNT

     The Servicer will establish and maintain, in the name of the Trustee, for the benefit of the Certificateholders, a segregated trust account (the "Reserve Account"). The Reserve Account is intended to help assure the distribution of interest on the Certificates as described in this Prospectus Supplement during the Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess
Spread and Shared Excess Finance Charge Collections allocated to Series 1996-1 (to the extent available as described below under "-- Application of Collections") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Distribution Date with respect to the Due Period which commences three months prior to the commencement of the Class A Accumulation Period (or earlier, under certain circumstances relating to the yield on the Receivables). The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be equal to
 .50% of the sum of the Class A Invested Amount and the Principal Funding Account Balance or any other amount designated by the Transferor provided that, if such designation is of a lesser amount, the Rating Agency Condition shall have been satisfied and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of such officer, such designation will not cause an Early Amortization Event or an event that, after the giving of notice or the lapse of time, would constitute an Early Amortization Event to occur with respect to Series 1996-1. On each Distribution Date, after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall apply such excess in accordance with the Loan Agreement.

     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested by the Trustee at the direction of the Servicer in Eligible Investments that mature prior to the following Distribution Date. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or treated as Class A Available Funds, until the Class A Certificates have been paid in full, or, thereafter, Class B Available Funds, as applicable.

     On or before each Distribution Date with respect to the Accumulation Period (on or prior to the Class A Expected Final Distribution Date) and on the first Distribution Date of the Early Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds, until the Class A Invested Amount has been paid in full, and, thereafter, in Class B Available Funds, in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution Date over the Principal Funding Investment Proceeds with respect to such Distribution Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit or withdrawal to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

     The Reserve Account will be terminated following the earlier to occur of
(a) the termination of the Trust pursuant to the Agreement, (b) the date on which the Certificates are paid in full and (c) if the Accumulation Period has not commenced, the occurrence of an Early Amortization Event with respect to the Certificates or, if the Accumulation Period has commenced, the earlier of the first Distribution Date of the Early Amortization Period and the Class B Expected Final Distribution Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be applied in accordance with the Loan Agreement.

REALLOCATION OF CASH FLOWS

     On or before each Distribution Date, the Servicer will determine the amount (the "Class A Required Amount"), if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iv) the Class A Allocable Amount, if any, for such Distribution Date and (v) if FNANB is no longer the Servicer, the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee for a prior Distribution Date exceeds (b) the Class A Available Funds for the related Due Period. If the Class A Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1 and available for such purpose will be used to fund the Class A Required Amount with respect to such Distribution Date. If such Excess Spread and Shared Excess Finance Charge Collections available with respect to such Distribution Date are insufficient to fund the Class A Required Amount, amounts, if any, on deposit in the Cash Collateral Account will then be used to fund the remaining Class A Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, on deposit in the Cash Collateral Account are insufficient to fund the Class A Required Amount, collections of Principal Receivables allocable first to the Class D Certificates, then to the Collateral Indebtedness Interest and then to the Class B Certificates for the related Due Period ("Reallocated Principal Collections") will then be used to fund the remaining Class A Required Amount. If such Reallocated Principal Collections with respect to the related Due Period are insufficient to fund the remaining Class A Required Amount, then the Class D Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Class A Allocable Amount for such Distribution Date). In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero, and the Collateral Indebtedness Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero. In the event that such reduction would cause the Collateral Indebtedness Amount to be a negative number, the Collateral Indebtedness Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Indebtedness Amount would have been reduced below zero. In the event that such reduction would cause the Class B

Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero. Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See
"-- Allocation of Investor Default Amount; Adjustment Amount; Investor Charge-Offs" herein.

     On or before each Distribution Date, the Servicer will determine the amount (the "Class B Required Amount"), if any, by which (a) the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date and (iv) if FNANB is no longer the Servicer, the Class B Servicing Fee for such Distribution Date and any unpaid Class B Servicing Fee for a prior Distribution Date exceeds (b) the Class B Available Funds for the related Due Period, plus the amount, if any, by which the Class B Allocable Amount, if any, for such Distribution Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1 available on such Distribution Date as specified in clause (d) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" herein. If the Class B Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1 not required to fund the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Distribution Date. If such Excess Spread and Shared Excess Finance Charge Collections available with respect to such Distribution Date are insufficient to fund the Class B Required Amount, amounts, if any, on deposit in the Cash Collateral Account not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, available in the Cash Collateral Account are insufficient to fund the Class B Required Amount, Reallocated Principal Collections allocable first to the Class D Certificates and then to the Collateral Indebtedness Interest not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections with respect to the related Due Period are insufficient to fund the remaining Class B Required Amount, then the Class D Invested Amount remaining after any adjustments made thereto for the benefit of Class A Certificateholders will be reduced by the amount of such insufficiency (but not by more than the Class B Allocable Amount for such Distribution Date). In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero, and the Collateral Indebtedness Amount remaining after any adjustments made thereto for the benefit of Class A Certificateholders will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero. In the event that such reduction would cause the Collateral Indebtedness Amount to be a negative number, the Collateral Indebtedness Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Indebtedness Amount would have been reduced below zero, and the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "-- Allocation of Investor Default Amount; Adjustment Amount; Investor Charge-Offs" herein.

     Reductions of the Class A Invested Amount or Class B Invested Amount will thereafter be reimbursed and the Class A Invested Amount or Class B Invested Amount, as applicable, increased to the extent of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1 available for such purposes on each Distribution Date. In addition, to the extent that such reductions are due to the allocation of Series Adjustment Amounts, such reductions may be reimbursed as a result of deposits in the Excess Funding Account, increases in the amount of Principal Receivables in the Trust or certain decreases in the aggregate invested amount of the Trust.

     On or before each Distribution Date, the Servicer will determine the amount (the "Collateral Required Amount"), if any, by which (a) the sum of (i) Collateral Monthly Interest for such Distribution Date, (ii) any Collateral Monthly Interest previously due but not paid to the Collateral Indebtedness Holder on a prior Distribution Date, (iii) any Collateral Additional Interest for such Distribution Date and any Collateral

Additional Interest previously due but not paid to the Collateral Indebtedness Holder on a prior Distribution Date and (iv) if FNANB is no longer the Servicer, the Collateral Servicing Fee for such Distribution Date and any unpaid Collateral Servicing Fee for a prior Distribution Date exceeds (b) the Collateral Available Funds and Excess Spread and Shared Excess Finance Charge Collections for the related Due Period available to make payments with respect thereto, plus the amount, if any, by which the Collateral Allocable Amount, if any, for such Distribution Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1 available on such Distribution Date as specified in clause (h) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" herein. If the Collateral Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1 not required to fund the Class A Required Amount or the Class B Required Amount or reimburse Class A Investor Charge-Offs or Class B Investor Charge-Offs or pay certain other amounts will be used to fund the Collateral Required Amount with respect to such Distribution Date. If such Excess Spread and Shared Excess Finance Charge Collections available with respect to such Distribution Date are insufficient to fund the Collateral Required Amount, amounts, if any, on deposit in the Cash Collateral Account not required to fund the Class A Required Amount or the Class B Required Amount or pay certain other amounts will then be used to fund the remaining Collateral Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, available in the Cash Collateral Account are insufficient to fund the Collateral Required Amount, Reallocated Principal Collections allocable to the Class D Certificates and not required to fund the Class A Required Amount or the Class B Required Amount will then be used to fund the remaining Collateral Required Amount. If such Reallocated Principal Collections with respect to the related Due Period are insufficient to fund the remaining Collateral Required Amount, then the Class D Invested Amount remaining after any adjustments made thereto for the benefit of Class A Certificateholders or Class B Certificateholders will be reduced by the amount of such insufficiency (but not by more than the Collateral Allocable Amount for such Distribution Date). In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero, and the Collateral Indebtedness Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero.

APPLICATION OF COLLECTIONS

     Payment of Interest, Fees and Other Items. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds, Collateral Available Funds and Class D Available Funds as follows:

          (A) On each Distribution Date, an amount equal to the Class A Available Funds with respect to such Distribution Date will be distributed in the following priority:

             (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to Class A Certificateholders on a prior Distribution Date at a rate equal to the Class A Certificate Rate plus 2% per annum ("Class A Additional Interest"), will be distributed to the Class A Certificateholders;

             (ii) if FNANB is no longer the Servicer, an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

             (iii) an amount equal to the Class A Allocable Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal" below; and

             (iv) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" below.

          (B) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed in the following priority:

             (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to Class B Certificateholders on a prior Distribution Date at a rate equal to the Class B Certificate Rate plus 2% per annum ("Class B Additional Interest"), will be distributed to the Class B Certificateholders;

             (ii) if FNANB is no longer the Servicer, an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

             (iii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" below.

          (C) On each Distribution Date, an amount equal to the Collateral Available Funds with respect to such Distribution Date will be distributed in the following priority:

             (i) if FNANB is no longer the Servicer, an amount equal to the Collateral Servicing Fee for such Distribution Date, plus the amount of any Collateral Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

             (ii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" below.

          (D) On each Distribution Date, an amount equal to the Class D Available Funds with respect to such Distribution Date will be distributed in the following priority:

             (i) if FNANB is no longer the Servicer, an amount equal to the Class D Servicing Fee for such Distribution Date, plus the amount of any Class D Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

             (ii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "-- Excess Spread; Shared Excess Finance Charge Collections" below.

     "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) the Class A Certificate Rate for the related Interest Period, (ii) the outstanding principal amount of the Class A Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date) and (iii) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360.

     "Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) the Class B Certificate Rate for the related Interest Period, (ii) the outstanding principal amount of the Class B Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date) and (iii) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360.

     "Collateral Available Funds" means, with respect to any Due Period, an amount equal to the Collateral Floating Percentage of the collections of Finance Charge Receivables with respect to such Due Period (and any other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Agreement).

     "Class D Available Funds" means, with respect to any Due Period, an amount equal to the Class D Floating Percentage of the collections of Finance Charge Receivables with respect to such Due Period (and any other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Agreement).

     "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clauses (A)(iv), (B)(iii), (C)(ii) and (D)(ii) above plus net investment earnings on funds on deposit in the Cash Collateral Account received during the preceding Due Period.

     Excess Spread; Shared Excess Finance Charge Collections. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1 with respect to the related Due Period to make the following distributions in the following priority:

          (a) an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (A)(i), (ii) and (iii) above under "-- Payment of Interest, Fees and Other Items," in that order of priority;

          (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal" below;

          (c) an amount up to the Class B Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (B)(i) and (ii) above under "-- Payment of Interest, Fees and Other Items," in that order of priority;

          (d) an amount equal to any remaining portion of the Class B Required Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal" below;

          (e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (d), (e) and (f) of the definition of "Class B Invested Amount" under "-- Invested Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal" below;

          (f) an amount equal to Collateral Monthly Interest for such Distribution Date, plus the amount of Collateral Monthly Interest previously due but not paid to the Collateral Indebtedness Holder on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Collateral Indebtedness Holder on a prior Distribution Date at a rate equal to the Collateral Rate plus 2% per annum ("Collateral Additional Interest") will be distributed to the Collateral Indebtedness Holder;

          (g) an amount equal to the Class A Servicing Fee, the Class B Servicing Fee and the Collateral Servicing Fee for such Distribution Date (or, if FNANB is no longer the Servicer, the portion thereof remaining unpaid) plus the amount of any Class A Servicing Fee, Class B Servicing Fee or Collateral Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

          (h) an amount equal to the Collateral Allocable Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal" below;

          (i) an amount equal to the aggregate amount by which the Collateral Indebtedness Amount has been reduced pursuant to clauses (c) and (d) of the definition of "Collateral Indebtedness Amount" under "-- Invested Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal" below;

          (j) an amount equal to the excess, if any, of the Required Cash Collateral Amount over the Available Cash Collateral Amount (without giving effect to any deposit made on such date under the Agreement) will be deposited into the Cash Collateral Account;

          (k) an amount equal to Class D Monthly Interest for such Distribution Date, plus the amount of Class D Monthly Interest previously due but not paid to the Class D Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the Class D Certificateholders on a prior Distribution Date at a rate equal to the Class D Certificate Rate plus 2% per annum ("Class D Additional Interest") will be distributed to the Class D Certificateholders;

          (l) an amount equal to the Class D Servicing Fee for such Distribution Date (or, if FNANB is no longer the Servicer, the portion of the Class D Servicing Fee for such Distribution Date remaining unpaid), plus the amount of any Class D Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

          (m) an amount equal to the Class D Allocable Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal" below;

          (n) an amount equal to the aggregate amount by which the Class D Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of "Class D Invested Amount" under "-- Invested Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such Distribution Date as described under "-- Payments of Principal" below;

          (o) an amount equal to the aggregate of any other amounts then due to the Collateral Indebtedness Holder pursuant to the Loan Agreement will be applied in accordance with the Loan Agreement;

          (p) an amount equal to the excess, if any, of the Required Reserve Account Amount over the amount on deposit in the Reserve Account will be deposited into the Reserve Account; and

          (q) the balance, if any, will constitute "Shared Excess Finance Charge Collections" with respect to Group One to be applied with respect to other Series in Group One or deposited in the Excess Funding Account in accordance with the Agreement.

     "Class D Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) the Class D Certificate Rate for the related Interest Period, (ii) the outstanding principal amount of the Class D Certificates as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date) and (iii) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360.

     "Class D Certificate Rate" means a rate equal to LIBOR plus 1.00% per annum, or a lesser rate.

     "Collateral Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) the Collateral Rate for the related Interest Period, (ii) the outstanding principal amount of the Collateral Indebtedness Interest as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date) and (iii) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360.

     "Collateral Rate" means a rate equal to LIBOR, plus 1.00% per annum, or such lesser rate designated pursuant to the Loan Agreement.

     Payments of Principal. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Principal Collections in the following priority:

          (A) On each Distribution Date with respect to the Revolving Period, all such Available Principal Collections, less any portion thereof allocated at the option of the Transferor as part of Collateral Monthly Principal or Class D Monthly Principal to make a payment with respect to the Collateral Indebtedness Interest or the Class D Invested Amount (subject to maintaining the Required Enhancement Amount and subject to any other restrictions specified in the Loan Agreement), will be treated as Shared Principal Collections with respect to other Series and applied as described under "Description of the Certificates -- Shared Principal Collections" in the Prospectus; and

          (B) On each Distribution Date with respect to the Accumulation Period or the Early Amortization Period, all such Available Principal Collections will be deposited or distributed in the following priority:

             (i) an amount equal to Class A Monthly Principal for such Distribution Date will, during the Class A Accumulation Period, be deposited in the Principal Funding Account for payment to the Class A Certificateholders on the earlier to occur of the Class A Expected Final Distribution Date and the first Distribution Date with respect to the Early Amortization Period or, during the Early Amortization Period, be distributed to the Class A Certificateholders;

             (ii) an amount equal to Class B Monthly Principal for such Distribution Date will, during the Class B Accumulation Period, be deposited in the Principal Funding Account for payment to the Class B Certificateholders on the earlier to occur of the Class B Expected Final Distribution Date and the first Distribution Date with respect to the Early Amortization Period or, during the Early Amortization Period, be distributed to Class B Certificateholders;

             (iii) an amount equal to Collateral Monthly Principal for such Distribution Date will be applied in accordance with the Loan Agreement;

             (iv) an amount equal to Class D Monthly Principal for such Distribution Date will be distributed to the Class D Certificateholders; and

             (v) the balance, if any, will be treated as Shared Principal Collections with respect to other Series and applied as described under "Description of the Certificates -- Shared Principal Collections" in the Prospectus.

     "Class A Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or the Early Amortization Period will equal the least of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the Accumulation Period, the Controlled Deposit Amount for such Distribution Date and (iii) the Class A Invested Amount on such Distribution Date.

     "Class B Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or the Early Amortization Period, after the Class A Certificates have been paid in full, will equal the least of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to any Class A Monthly Principal on such Distribution Date), (ii) for each Distribution Date with respect to the Accumulation Period, the Controlled Deposit Amount for such Distribution Date and (iii) the Class B Invested Amount on such Distribution Date.

     "Class D Monthly Principal" with respect to any Distribution Date after the Collateral Indebtedness Interest has been paid in full, or prior thereto subject to the requirements of the Loan Agreement, will equal the least of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to any Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on such Distribution Date), (ii) the Enhancement Surplus on such Distribution Date and (iii) the Class D Invested Amount on such Distribution Date.

     "Collateral Monthly Principal" with respect to any Distribution Date prior to the payment in full of the Class B Certificates will equal the lesser of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to any Class A Monthly Principal or Class B Monthly Principal on such Distribution Date) and (ii) the Enhancement Surplus on such Distribution Date, provided that the Transferor shall have elected to pay such Collateral Monthly Principal, and with respect to each Distribution Date beginning with the Distribution Date on which the Class B Certificates have been paid in full, the lesser of (i) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to any Class A Monthly Principal or Class B Monthly Principal on such Distribution Date) and (ii) the Collateral Indebtedness Amount on such Distribution Date.

     "Controlled Accumulation Amount" means (a) for any Distribution Date with respect to the Class A Accumulation Period, $13,500,000; provided, however, that if the commencement of the Accumulation Period is delayed as described above under "-- Postponement of Accumulation Period," the Controlled Accumulation Amount will be higher and (b) for any Distribution Date with respect to the Class B Accumulation Period, $11,250,000.

     "Controlled Deposit Amount" means, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

     "Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such Distribution Date over the amount deposited into the Principal Funding Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Class A Accumulation Period or the Class B Accumulation Period, the excess, if any, of the applicable Controlled Deposit Amount for such subsequent Distribution Date over the amount deposited into the Principal Funding Account as Class A Monthly Principal or Class B Monthly Principal, as the case may be, for such subsequent Distribution Date.

     "Enhancement Surplus" means, with respect to any Distribution Date, the excess, if any, of (a) the sum of the amount on deposit in the Cash Collateral Account (after giving effect to deposits or withdrawals from the Cash Collateral Account on such Distribution Date), the Collateral Indebtedness Amount and the Class D Invested Amount over (b) the Required Enhancement Amount.

     "Required Enhancement Amount" means, with respect to any Distribution Date, an amount equal to the product of the Invested Amount and 18%, but not less than $6,750,000; provided, however, that (i) if an Early Amortization Event occurs, then the Required Enhancement Amount shall equal the Required Enhancement Amount on the Distribution Date immediately preceding such Early Amortization Event,
(ii) in no event shall the Required Enhancement Amount exceed the sum of the Class A Invested Amount and the Class B Invested Amount on such date and (iii) the Required Enhancement Amount may be reduced without the consent of the Certificateholders if (x) the Transferor shall have received written notice from each Rating Agency that such reduction will not result in the reduction or withdrawal of the then current rating of the Certificates, (y) the Transferor shall have delivered to the Trustee an officer's certificate to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such reduction will not cause an Early Amortization Event, or an event that, after the giving of notice or the lapse of time, would constitute an Early Amortization Event, to occur with respect to Series 1996-1 and (z) the Transferor shall have delivered an opinion of counsel, acceptable to the Trustee, to the effect that such reduction will not (a) adversely affect the tax characterization as debt of certificates of any outstanding Series or Class with respect to which an opinion of counsel was delivered at the time of their issuance that such certificates would be characterized as debt, (b) cause the Trust to be classified, for Federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (c) cause or constitute an event in which gain or loss would be recognized by any Certificateholder.

CASH COLLATERAL ACCOUNT

     The Cash Collateral Account will be held for the benefit of the Certificateholders, the Collateral Indebtedness Holder and the Class D Certificateholders, as their interests appear in the Series 1996-1 Supplement, and in the case of the Collateral Indebtedness Holder, in the loan agreement among the Trustee, FNANB and the Collateral Indebtedness Holder (the "Loan Agreement") (which interest, in the case of the Collateral Indebtedness Holder and the Class D Certificateholders, will be subordinated to the interests of the Certificateholders as provided in the Series 1996-1 Supplement). Funds on deposit in the Cash Collateral Account will be invested in Eligible Investments. On each Distribution Date, all interest and earnings (net of losses and investment expenses) received during the preceding Due Period on funds on deposit in the Cash Collateral Account will be treated as a portion of Excess Spread.

     On each Distribution Date, one or more withdrawals may be made from the Cash Collateral Account in an amount up to the amount on deposit therein to fund the amounts specified in clauses (a) through (f) and clause (h) under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" above in the order of priority specified therein.

     On each Distribution Date, the Servicer or the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1 (to the extent available as described above under "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections") to increase the amount on deposit in the Cash Collateral Account up to the Required Cash Collateral Amount. The "Required Cash Collateral Amount" will be determined in accordance with the Loan Agreement.

ALLOCATION OF INVESTOR DEFAULT AMOUNT; ADJUSTMENT AMOUNT; INVESTOR CHARGE-OFFS

     On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Due Period. The term "Investor Default Amount" means, for any Due Period, the product of (i) the Floating Allocation Percentage with respect to such Due Period and (ii) the Default Amount for such Due Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the Class A Floating Percentage applicable during the related Due Period and (ii) the Default Amount for such Due Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Distribution Date in an amount equal to the product of (i) the Class B Floating Percentage applicable during the related Due Period and (ii) the Default Amount for such Due Period. A portion of the Investor Default Amount will be allocated to the Collateral Indebtedness Holder (the "Collateral Default Amount") on each Distribution Date in an amount equal to the product of (i) the Collateral Floating Percentage applicable during the related Due Period and (ii) the Default Amount for such Due Period. A portion of the Investor Default Amount will be allocated to the Class D Certificateholders (the "Class D Investor Default Amount") on each Distribution Date in an amount equal to the product of
(i) the Class D Floating Percentage applicable during the related Due Period and
(ii) the Default Amount of such Due Period.

     On each Determination Date, the Servicer will also calculate the Series Adjustment Amount, as described below under "Allocation of Adjustment Amounts." A portion of the Series Adjustment Amount will be allocated to the Class A Certificateholders (the "Class A Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the Series Adjustment Amount as of the end of the related Due Period and (ii) the percentage equivalent of a fraction the numerator of which is the Class A Invested Amount and the denominator of which is the Invested Amount, each as of the last day of the Due Period preceding the related Due Period. A portion of the Series Adjustment Amount will be allocated to the Class B Certificateholders (the "Class B Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the Series Adjustment Amount as of end of the related Due Period and (ii) the percentage equivalent of a fraction the numerator of which is the Class B Invested Amount and the denominator of which is the Invested Amount, each as of the last day of the Due Period preceding the related Due Period. A portion of the Series Adjustment Amount will be allocated to the Collateral Indebtedness Holder (the "Collateral Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the Series Adjustment Amount as of the end of the related Due Period and (ii) the percentage equivalent of a fraction the numerator of which is the Collateral Indebtedness Amount and the denominator of which is the Invested Amount, each as of the last day of the Due Period preceding the related Due Period. A portion of the Series Adjustment Amount will be allocated to the Class D Certificateholders (the "Class D Adjustment Amount") on each Distribution Date in an amount equal to the product of (i) the Series Adjustment Amount as of the end of the related Due Period and (ii) the percentage equivalent of a fraction the numerator of which is the Class D Invested Amount and the denominator of which is the Invested Amount, each as of the last day of the Due Period preceding the related Due Period.

     The sum of the Class A Investor Default Amount and the Class A Adjustment Amount with respect to a Distribution Date is referred to as the "Class A Allocable Amount." The sum of the Class B Investor Default

Amount and the Class B Adjustment Amount with respect to a Distribution Date is referred to as the "Class B Allocable Amount." The sum of the Collateral Default Amount and the Collateral Adjustment Amount with respect to a Distribution Date is referred to as the "Collateral Allocable Amount." The sum of the Class D Investor Default Amount and the Class D Adjustment Amount with respect to a Distribution Date is referred to as the "Class D Allocable Amount."

     An amount equal to the Class A Allocable Amount for each Due Period will be funded with Class A Available Funds, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1, amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections applied as described above in "-- Application of Collections -- Payment of Interest, Fees and Other Items" and "-- Reallocation of Cash Flows." An amount equal to the Class B Allocable Amount for each Due Period will be funded with Class B Available Funds, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1, amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections applied as described above in "-- Application of Collections -- Payment of Interest, Fees and Other Items" and "-- Reallocation of Cash Flows."

     On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1, amounts, if any, on deposit in the Cash Collateral Account and Reallocated Principal Collections, then the Class D Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Allocable Amount for such Distribution Date. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero, and the Collateral Indebtedness Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero. In the event that such reduction would cause the Collateral Indebtedness Amount to be a negative number, the Collateral Indebtedness Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Indebtedness Amount would have been reduced below zero. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1 and available for such purpose as described above in "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections". In addition, to the extent that such reduction is due to the allocation of Series Adjustment Amounts, such reduction may be reimbursed as a result of deposits in the Excess Funding Account, increases in the amount of Principal Receivables in the Trust or certain decreases in the aggregate invested amount of the Trust.

     On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1 not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs, amounts, if any, on deposit in the Cash Collateral Account not required to pay the Class A Required Amount and Reallocated Principal Collections (exclusive of Class B Subordinated Principal Collections) not required to pay the Class A Required Amount, then the Class D Invested Amount will be reduced by the amount of such excess, but not by more than the Class B Allocable Amount for such Distribution Date. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount remaining after any reduction for the benefit of the Class A Certificates will be reduced to zero, and the Collateral Indebtedness Amount remaining after any reduction for the benefit of the Class A Certificates will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero. In the event that such reduction would cause the Collateral Indebtedness Amount to be a negative number, the Collateral Indebtedness Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Indebtedness Amount would have been reduced below zero (a "Class B Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class B

Certificateholders. If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1 and available for such purpose as described above in "-- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections." In addition, to the extent that such reduction is due to the allocation of Series Adjustment Amounts, such reduction may be reimbursed as a result of deposits in the Excess Funding Account, increases in the amount of Principal Receivables in the Trust or certain decreases in the aggregate invested amount of the Trust.

     On each Distribution Date, if the Collateral Required Amount for such Distribution Date exceeds the sum of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1 not required to pay the Class A Required Amount or the Class B Required Amount, to reimburse Class A Investor Charge-Offs or Class B Investor Charge-Offs or to pay certain other amounts, amounts, if any, on deposit in the Cash Collateral Account not required to pay the Class A Required Amount or the Class B Required Amount or to pay certain other amounts and Reallocated Principal Collections (exclusive of Class B Subordinated Principal Collections and collections of Principal Receivables allocated to the Collateral Indebtedness Holder) not required to pay the Class A Required Amount or the Class B Required Amount, then the Class D Invested Amount remaining after any reduction for the benefit of the Class A Certificates or the Class B Certificates will be reduced by the amount of such excess, but not by more than the Collateral Allocable Amount for such Distribution Date. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero, and the Collateral Indebtedness Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero.

     On each Distribution Date, if the Class D Allocable Amount exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 1996-1 available on such Distribution Date as specified in clause (m) under " -- Application of Collections -- Excess Spread; Shared Excess Finance Charge Collections" above, then the Class D Invested Amount will be reduced by the amount of such excess.

ALLOCATION OF ADJUSTMENT AMOUNTS

     The "Minimum Transferor Interest Percentage" applicable to Series 1996-1 will initially be 0%; provided, however, that (a) the Transferor may, at its option and in its sole discretion, designate a higher percentage as the Minimum Transferor Interest Percentage so long as, after giving effect to such designation, the Transferor Amount equals or exceeds the Minimum Transferor Amount and (b) if on any Distribution Date during the Amortization Period (after giving effect to all distributions and adjustments to be made on such Distribution Date), the Class D Invested Amount is less than 2% of the Invested Amount and the Minimum Transferor Interest Percentage is then less than 2%, the Transferor will be required, on or before the last day of the second Due Period following the Due Period in which such Distribution Date occurs (unless the Class D Invested Amount then equals or exceeds 2% of the Invested Amount), to
(i) repurchase or otherwise repay certificates (to the extent permitted) or designate Additional Accounts to the extent necessary to permit the designation of a Minimum Transferor Interest Percentage of 2% without causing the Transferor Amount to be less than the Minimum Transferor Amount and (ii) upon compliance with clause (i), designate 2% as the Minimum Transferor Interest Percentage. In the event that the Transferor has designated a Minimum Transferor Interest Percentage in excess of 0%, the Transferor may, during the Revolving Period, designate a lower percentage (not less than 0%) if the Class D Invested Amount as a percentage of the Invested Amount averaged over the three Distribution Dates preceding such designation (after giving effect to all distributions and adjustments made on each such Distribution Date) equals or exceeds 4%; provided, however, that such lower percentage may not be less than 2% if the Class D Invested Amount as a percentage of the Invested Amount on the Distribution Date preceding such designation (after giving effect to all distributions and adjustments made on such Distribution Date) does not equal or exceed

2%. The "Series Minimum Transferor Amount" applicable to Series 1996-1 will generally be calculated as follows:

            Invested Amount*
-----------------------------------------  -   Invested Amount*
1-Minimum Transferor Interest Percentage

---------------

* without giving effect to any adjustments to the Invested Amount as a result of the allocation of any Series Adjustment Amount.

     If as a result of an Adjustment as described in "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs" in the Prospectus (i) the Aggregate Principal Receivables plus the Excess Funding Account balance is less than (ii) the aggregate invested amount of all Series plus the Minimum Transferor Amount (after giving effect to any required transfer of Receivables in Additional Accounts to the Trust and any amounts deposited in the Excess Funding Account), and the Transferor fails to make any payment required by the Agreement in respect thereof, then the amount of such deficiency will be allocated among all Series in the proportion that the sum of the invested amount and the series minimum transferor amount for each Series bears to the aggregate invested amount and aggregate Minimum Transferor Amount for all Series. If such allocation for any Series exceeds the series minimum transferor amount of such Series, the invested amount of such Series will be reduced. Any such reduction for any Due Period with respect to Series 1996-1 (a "Series Adjustment Amount") will be allocated as described above under "-- Allocation of Investor Default Amount; Adjustment Amount; Investor Charge-Offs." A Series Adjustment Amount will be reduced and the Invested Amount increased to the extent that the amount of Principal Receivables in the Trust increases, certificates are repaid, amounts are deposited in the Excess Funding Account or the Transferor subsequently makes a payment allocable to Series 1996-1 in respect of an Adjustment. Reductions in a Series Adjustment Amount will be allocated first to the Class A Certificates, then to the Class B Certificates, then to the Collateral Indebtedness Interest and finally to the Class D Certificates, in each case to the extent of any reductions in the Class A Invested Amount, the Class B Invested Amount, the Collateral Indebtedness Amount or the Class D Invested Amount, as applicable, attributable to a Series Adjustment Amount.

     The "Minimum Aggregate Principal Receivables" applicable to Series 1996-1 is the Initial Invested Amount plus the principal amount of any additional Class D Certificates that may be issued or, subject to satisfaction of the Rating Agency Condition, such lesser amount designated by the Transferor.

EARLY AMORTIZATION EVENTS

     The Revolving Period will continue through the October 2000 Due Period (or such later date determined as described above under "-- Postponement of Accumulation Period") unless an Early Amortization Event occurs prior to such date. An "Early Amortization Event" refers to any of the following events (subject to certain notice requirements described in the following paragraph):

          (a) failure on the part of the Transferor (i) to make any payment or deposit on the date required under the Agreement or within five business days thereafter, (ii) to observe or perform in any material respect any other covenants or agreements of the Transferor in the Agreement, which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of not less than 25% of the Invested Amount, and as a result of which the interests of the Certificateholders are materially and adversely affected;

          (b) any representation or warranty made by the Transferor in the Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of not less than 25% of the Invested Amount, and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that if the representation or warranty which was breached relates to any particular Receivable or group of Receivables an Early Amortization Event shall not be deemed to have so occurred if the Transferor has accepted retransfer of the related Receivable or all such Receivables, if applicable, during such period (or such longer period not to exceed a total of 90 days as the Trustee may specify) in accordance with the provisions of the Agreement;

          (c) certain events of insolvency, conservatorship or receivership relating to the Transferor or Circuit City;

          (d) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

          (e) failure on the part of the Transferor to transfer Receivables in Additional Accounts to the Trust when required pursuant to the Agreement;

          (f) the average of the Portfolio Yields for any three consecutive Due Periods is less than the average of the Base Rates for such period;

          (g) (i) the Class D Invested Amount held by the Transferor as a percentage of the Invested Amount averaged over the three most recent Distribution Dates (after giving effect to all distributions and adjustments made on each such Distribution Date) is less than 4% and (ii) the Minimum Transferor Interest Percentage on the last day of the Due Period in which the last of such Distribution Dates occurred is less than 2%;

          (h) (i) the Class D Invested Amount held by the Transferor as a percentage of the Invested Amount on any Distribution Date (after giving effect to all distributions and adjustments made on such Distribution Date) is less than 2% and (ii) the Minimum Transferor Interest Percentage on the last day of the Due Period in which such Distribution Date occurred is less than 4%;

          (i) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (j) failure of the Interest Rate Cap Provider to make any payment under the Class A Interest Rate Cap or the Class B Interest Rate Cap within five days of the date on which such payment was due; or

          (k) the Class A Invested Amount shall not be paid in full on the Class A Expected Final Distribution Date or the Class B Invested Amount shall not be paid in full on the Class B Expected Final Distribution Date.

     In the case of any event described in clause (a), (b) or (d) above, an Early Amortization Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or holders of more than 50% of the Invested Amount, by written notice to the Transferor and the Servicer (and to the Trustee, if given by the Certificateholders), declare that an Early Amortization Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (c) or (i) above, an Early Amortization Event with respect to all Series then outstanding, and in the case of any event described in clause (e), (f), (g), (h), (j) or (k) above, an Early Amortization Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which an Early Amortization Event is deemed to have occurred, the Early Amortization Period will commence.

     For purposes of the Early Amortization Event described in clause (f) above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows with respect to the Certificates:

     "Base Rate" means, with respect to any Due Period, the sum of (a) the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of Class A Monthly Interest, Class B Monthly Interest, Collateral Monthly Interest and Class D Monthly Interest with respect to the related Distribution Date and the denominator of which is the sum of the Invested Amount and the Principal Funding Account Balance as of the last day of the preceding Due Period and (b) the product of (i) 2.00% per annum and (ii) a fraction, the numerator of which is an amount equal to the Invested Amount and the denominator of which is the Invested Amount plus the Principal Funding Account Balance, in each case determined as of the last day of the preceding Due Period.

     "Portfolio Yield" means, with respect to any Due Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to (a) an amount equal to the amount of collections of Finance Charge Receivables that are allocated to Series 1996-1 with respect to such Due Period (including interest and other investment earnings of funds on deposit in the Excess Funding Account applied as collections of Finance Charge Receivables), plus (b) any Shared Excess Finance Charge Collections that are allocated to Series 1996-1 with respect to such Due Period, plus (c) Principal Funding Investment Proceeds and the amounts withdrawn from the Reserve Account and deposited in the Collection Account to be included as part of Class A Available Funds or Class B Available Funds with respect to such Due Period plus (d) the amount of any payment made by the Interest Rate Cap Provider under the Interest Rate Caps deposited in the Collection Account on the Distribution Date immediately following the last day of such Due Period minus (e) the Investor Default Amount for the Distribution Date with respect to such Due Period, and the denominator of which is the sum of the Invested Amount and the Principal Funding Account Balance as of the last day of the preceding Due Period.

     See "Description of the Certificates -- Early Amortization Events" in the Prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the Transferor.

SERVICING COMPENSATION

     The share of the Servicing Fee allocable to Series 1996-1 with respect to any Distribution Date (the "Investor Monthly Servicing Fee") will be equal to one-twelfth of the product of (a) 2.00% and (b) the Invested Amount as of the last day of the immediately preceding Due Period; provided, however, that with respect to the first Distribution Date, the Investor Monthly Servicing Fee will
be equal to $        . The share of the Investor Monthly Servicing Fee allocable to the Class A Certificateholders with respect to any Distribution Date (the "Class A Servicing Fee") will be equal to the product of (a) the Class A Floating Percentage divided by the Floating Allocation Percentage and (b) the Investor Monthly Servicing Fee; provided, however, that with respect to the
first Distribution Date, the Class A Servicing Fee will be equal to $        .
The share of the Investor Monthly Servicing Fee allocable to the Class B Certificateholders with respect to any Distribution Date (the "Class B Servicing Fee") will be equal to the product of (a) the Class B Floating Percentage divided by the Floating Allocation Percentage and (b) the Investor Monthly Servicing Fee; provided, however, that with respect to the first Distribution
Date, the Class B Servicing Fee will be equal to $       . The share of the
Investor Monthly Servicing Fee allocable to the Collateral Indebtedness Holder with respect to any Distribution Date (the "Collateral Servicing Fee") will be equal to the product of (a) the Collateral Floating Percentage divided by the Floating Allocation Percentage and (b) the Investor Monthly Servicing Fee; provided, however, that with respect to the first Distribution Date, the
Collateral Servicing Fee will be equal to $        . The share of the Investor
Monthly Servicing Fee allocable to the Class D Certificateholders with respect to any Distribution Date (the "Class D Servicing Fee") will be equal to the product of (a) the Class D Floating Percentage divided by the Floating Allocation Percentage and (b) the Investor Monthly Servicing Fee; provided, however, that with respect to the first Distribution Date, the Class D Servicing
Fee will be equal to $        . The Class A Servicing Fee, the Class B Servicing
Fee, the Collateral Servicing Fee and the Class D Servicing Fee will be payable solely to the extent amounts are available for distribution in respect thereof as described above in "-- Application of Collections." The remainder of the Servicing Fee will be paid by the Transferor or from amounts allocable to other Series (as provided in the Agreement and the Series Supplements relating to such other Series) and in no event will the Trust, the Trustee or the Certificateholders be liable for the share of the Servicing Fee to be paid by the Transferor or from amounts allocable to any other Series.

AMENDMENTS TO THE AGREEMENT RELATING TO FASIT ELECTION

     Each Certificateholder, by acquiring an interest in a Certificate, is deemed to consent to any amendment to the Agreement or the Series 1996-1 Supplement necessary for FNANB to elect FASIT status for the Trust or any portion thereof, provided that, such election may not be made unless FNANB delivers to the Trustee an opinion of counsel to the effect that (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of certificates of any outstanding Series or Class with respect to which an opinion of counsel was delivered at the time of their issuance that such certificates would be characterized as debt, (ii) following such issuance the Trust will not be classified for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation and
(iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Transferor and the underwriters named below (the "Underwriters"), the Transferor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Class A Certificates and Class B Certificates set forth opposite its name.

                                                                              PRINCIPAL
                                                                                AMOUNT
                                                                              OF CLASS A
                                 UNDERWRITERS                                CERTIFICATES
    -----------------------------------------------------------------------  ------------
    NationsBanc Capital Markets, Inc. .....................................  $ 54,000,000
    CS First Boston Corporation............................................    54,000,000
    Greenwich Capital Markets, Inc. .......................................    54,000,000
                                                                             ------------
              Total........................................................  $162,000,000
                                                                              ===========

                                                                              PRINCIPAL
                                                                                AMOUNT
                                                                              OF CLASS B
                                                                             CERTIFICATES
                                                                             ------------
    NationsBanc Capital Markets, Inc. .....................................  $ 22,500,000
                                                                              ===========

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any of the Certificates are purchased.

     The Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at
such price less concessions not in excess of           % of the principal amount
of the Class A Certificates. The Underwriters may allow, and such dealers may
reallow, concessions not in excess of           % of the principal amount of the
Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

     The Underwriter of the Class B Certificates proposes initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of
          % of the principal amount of the Class B Certificates. The Underwriter may allow, and such dealers may reallow, concessions not in excess of
          % of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriter.

     The Transferor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with Circuit City, the Transferor, the Trust and their respective affiliates.

     Each Underwriter has represented and agreed that (a) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom and (c) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Certificates, and the Federal tax consequences of such issuance, will be passed upon for FNANB by McGuire, Woods, Battle & Boothe, L.L.P. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

                                                                                   PAGE
                                                                             -----------------
Accounts...................................................................           S-1, S-4
Accumulation Period........................................................                S-6
Accumulation Period Length.................................................               S-23
Aggregate Principal Receivables............................................               S-24
Agreement..................................................................                S-3
Available Cash Collateral Amount...........................................                S-8
Available Enhancement Amount...............................................                S-8
Available Principal Collections............................................               S-22
Available Reserve Account Amount...........................................               S-28
Bank Portfolio.............................................................               S-11
Base Rate..................................................................               S-40
Cash Collateral Account....................................................           S-2, S-8
Certificateholders.........................................................                S-4
Certificates...............................................................           S-1, S-4
Class A Accumulation Period................................................                S-6
Class A Additional Interest................................................               S-30
Class A Adjustment Amount..................................................               S-36
Class A Allocable Amount...................................................               S-36
Class A Available Funds....................................................               S-20
Class A Cap Payment........................................................               S-21
Class A Cap Rate...........................................................               S-21
Class A Certificate Rate...................................................     S-1, S-4, S-19
Class A Certificateholders.................................................                S-4
Class A Certificates.......................................................           S-1, S-3
Class A Expected Final Distribution Date...................................          S-4, S-17
Class A Fixed Percentage...................................................               S-25
Class A Floating Percentage................................................               S-24
Class A Initial Invested Amount............................................                S-5
Class A Interest Rate Cap..................................................                S-4
Class A Invested Amount....................................................          S-5, S-25
Class A Investor Charge-Off................................................               S-37
Class A Investor Default Amount............................................               S-36
Class A Monthly Interest...................................................               S-31
Class A Monthly Principal..................................................               S-34
Class A Notional Amount....................................................               S-21
Class A Required Amount....................................................               S-28
Class A Servicing Fee......................................................               S-41
Class B Accumulation Period................................................                S-7
Class B Additional Interest................................................               S-31
Class B Adjustment Amount..................................................               S-36
Class B Allocable Amount...................................................               S-37
Class B Available Funds....................................................               S-20
Class B Cap Payment........................................................               S-21
Class B Cap Rate...........................................................               S-21
Class B Certificate Rate...................................................     S-1, S-5, S-19
Class B Certificateholders.................................................                S-4
Class B Certificates.......................................................           S-1, S-3
Class B Expected Final Distribution Date...................................          S-5, S-17
Class B Fixed Percentage...................................................               S-25
Class B Floating Percentage................................................               S-24

                                                                                   PAGE
                                                                             -----------------
Class B Initial Invested Amount............................................                S-5
Class B Interest Rate Cap..................................................                S-4
Class B Invested Amount....................................................          S-5, S-25
Class B Investor Charge-Off................................................               S-37
Class B Investor Default Amount............................................               S-36
Class B Monthly Interest...................................................               S-31
Class B Monthly Principal..................................................               S-34
Class B Notional Amount....................................................               S-21
Class B Principal Commencement Date........................................                S-7
Class B Required Amount....................................................               S-29
Class B Servicing Fee......................................................               S-41
Class B Subordinated Principal Collections.................................               S-23
Class D Additional Interest................................................               S-33
Class D Adjustment Amount..................................................               S-36
Class D Allocable Amount...................................................               S-37
Class D Available Funds....................................................               S-31
Class D Certificate Rate...................................................               S-33
Class D Certificateholders.................................................                S-4
Class D Certificates.......................................................                S-3
Class D Fixed Percentage...................................................               S-25
Class D Floating Percentage................................................               S-24
Class D Invested Amount....................................................               S-26
Class D Investor Default Amount............................................               S-36
Class D Monthly Interest...................................................               S-33
Class D Monthly Principal..................................................               S-34
Class D Servicing Fee......................................................               S-41
Closing Date...............................................................           S-1, S-4
Collateral Additional Interest.............................................               S-32
Collateral Adjustment Amount...............................................               S-36
Collateral Allocable Amount................................................               S-37
Collateral Available Funds.................................................               S-31
Collateral Default Amount..................................................               S-36
Collateral Fixed Percentage................................................               S-25
Collateral Floating Percentage.............................................               S-24
Collateral Indebtedness Amount.............................................               S-26
Collateral Indebtedness Holder.............................................                S-4
Collateral Indebtedness Interest...........................................                S-3
Collateral Monthly Interest................................................               S-33
Collateral Monthly Principal...............................................               S-34
Collateral Rate............................................................               S-33
Collateral Required Amount.................................................               S-29
Collateral Servicing Fee...................................................               S-41
Controlled Accumulation Amount.............................................               S-35
Controlled Deposit Amount..................................................               S-35
Covered Amount.............................................................               S-27
Deficit Controlled Accumulation Amount.....................................               S-35
Distribution Date..........................................................                S-2
Due Period.................................................................                S-5
Early Amortization Event...................................................               S-39
Enhancement................................................................                S-4
Enhancement Surplus........................................................               S-35
EPP Card...................................................................               S-11
ERISA......................................................................                S-9

                                                                                   PAGE
                                                                             -----------------
Excess Spread..............................................................               S-32
Fixed Allocation Percentage................................................               S-24
Floating Allocation Percentage.............................................               S-23
FNANB......................................................................           S-1, S-3
Group One..................................................................               S-48
Interest Period............................................................                S-6
Interest Rate Cap Provider.................................................                S-4
Interest Rate Caps.........................................................                S-4
Invested Amount............................................................               S-26
Investor Default Amount....................................................               S-36
Investor Monthly Servicing Fee.............................................               S-41
LIBOR......................................................................          S-1, S-20
LIBOR Determination Date...................................................               S-20
Loan Agreement.............................................................               S-35
Minimum Aggregate Principal Receivables....................................               S-39
Minimum Transferor Interest Percentage.....................................               S-38
Portfolio Yield............................................................               S-41
Principal Funding Account..................................................               S-26
Principal Funding Account Balance..........................................               S-26
Principal Funding Investment Proceeds......................................               S-27
Qualified Substitute Arrangement...........................................               S-21
Reallocated Principal Collections..........................................               S-28
Receivables................................................................           S-1, S-4
Record Date................................................................               S-19
Reference Banks............................................................               S-20
Regular Card...............................................................               S-11
Replacement Interest Rate Cap..............................................               S-21
Required Cash Collateral Amount............................................               S-36
Required Enhancement Amount................................................          S-8, S-35
Required Reserve Account Amount............................................               S-27
Reserve Account............................................................               S-27
Reserve Account Funding Date...............................................               S-27
Revolving Period...........................................................                S-6
Series Adjustment Amount...................................................               S-39
Series 1996-1..............................................................                S-3
Series 1996-1 Supplement...................................................                S-3
Series Minimum Transferor Amount...........................................               S-39
Series Supplement..........................................................                S-3
Servicer...................................................................                S-3
Shared Excess Finance Charge Collections...................................               S-33
Stated Series Termination Date.............................................                S-5
Telerate Page 3750.........................................................               S-20
Transferor.................................................................                S-3
Trust......................................................................           S-1, S-3
Trustee....................................................................           S-1, S-3
Underwriters...............................................................               S-43
Underwriting Agreement.....................................................               S-43

                                                                         ANNEX I

                              PRIOR SERIES ISSUED

     The table below sets forth the principal characteristics of the three Series heretofore issued by the Trust, the Series 1994-1 Certificates, the Series 1994-2 Certificates and the Series 1995-1 Certificates, all of which are in the same group of Series ("Group One") as Series 1996-1. For more specific information with respect to any Series, any prospective investor should contact FNANB at (770) 423-7900.

    SERIES 1994-1
       Initial Invested Amount...........................  $457,000,000
       Invested Amount as of October 31, 1996............  $220,000,000
       Expected Invested Amount at end of Closing Date...  $50,000,000
       Certificate Rate..................................  Resettable
       Enhancement.......................................  Letter of Credit
       Series Servicing Fee Percentage...................  2% per annum
       Stated Series Termination Date....................  October 2009 Distribution Date
       Issuance Date.....................................  October 4, 1994
    SERIES 1994-2
    1. Class A Certificates
       Initial Invested Amount...........................  $308,000,000
       Invested Amount as of October 31, 1996............  $308,000,000
       Expected Invested Amount at end of Closing Date...  $308,000,000
       Certificate Rate..................................  8.00%
       Controlled Accumulation Amount....................  $25,666,667
       Commencement of Accumulation Period...............  October 31, 1998
       Expected Final Distribution Date..................  November 1999 Distribution Date
       Enhancement.......................................  Subordination of Class B
                                                           Certificates, Collateral
                                                           Indebtedness Interest and Class D
                                                           Certificates
       Series Servicing Fee Percentage...................  2% per annum
       Stated Series Termination Date....................  November 2003 Distribution Date
       Issuance Date.....................................  November 17, 1994
    2. Class B Certificates
       Initial Invested Amount...........................  $36,000,000
       Invested Amount as of October 31, 1996............  $36,000,000
       Expected Invested Amount at end of Closing Date...  $36,000,000
       Certificate Rate..................................  8.20%
       Controlled Accumulation Amount....................  $18,000,000
       Commencement of Accumulation Period...............  Following payment of Class A
                                                           Certificates
       Expected Final Distribution Date..................  January 2000 Distribution Date
       Enhancement.......................................  Subordination of Collateral
                                                           Indebtedness Interest and Class D
                                                           Certificates
       Series Servicing Fee Percentage...................  2% per annum
       Stated Series Termination Date....................  November 2003 Distribution Date
       Issuance Date.....................................  November 17, 1994

    SERIES 1995-1
    1. Class A Certificates
       Initial Invested Amount...........................  $216,000,000
       Invested Amount as of October 31, 1996............  $216,000,000
       Expected Invested Amount at end of Closing Date...  $216,000,000
       Certificate Rate..................................  6.375%
       Controlled Accumulation Amount....................  $18,000,000
       Commencement of Accumulation Period...............  August 31, 1999
       Expected Final Distribution Date..................  September 2000 Distribution Date
       Enhancement.......................................  Subordination of Class B
                                                           Certificates, Collateral
                                                           Indebtedness Interest and Class D
                                                           Certificates
       Series Servicing Fee Percentage...................  2% per annum
       Stated Series Termination Date....................  August 2005 Distribution Date
       Issuance Date.....................................  September 7, 1995
    2. Class B Certificates
       Initial Invested Amount...........................  $30,000,000
       Invested Amount as of October 31, 1996............  $30,000,000
       Expected Invested Amount at end of Closing Date...  $30,000,000
       Certificate Rate..................................  6.625%
       Controlled Accumulation Amount....................  $15,000,000
       Commencement of Accumulation Period...............  Following payment of Class A
                                                           Certificates
       Expected Final Distribution Date..................  November 2000 Distribution Date
       Enhancement.......................................  Subordination of Collateral
                                                           Indebtedness Interest and Class D
                                                           Certificates
       Series Servicing Fee Percentage...................  2% per annum
       Stated Series Termination Date....................  August 2005 Distribution Date
       Issuance Date.....................................  September 7, 1995

PROSPECTUS

                     CIRCUIT CITY CREDIT CARD MASTER TRUST
                           ASSET BACKED CERTIFICATES

                       FIRST NORTH AMERICAN NATIONAL BANK
                            TRANSFEROR AND SERVICER

    The Asset Backed Certificates (collectively, the "Certificates") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Certificates of each Series will represent an undivided interest in the Circuit City Credit Card Master Trust (the "Trust"). The Trust has been formed pursuant to a master pooling and servicing agreement between First North American National Bank, a national banking association ("FNANB"), as transferor and servicer, and Bankers Trust Company, as trustee (the "Trustee"). The property of the Trust will include receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), all monies due or to become due in payment of the Receivables and certain other property, as more fully described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. FNANB will own the remaining undivided interest in the Trust not represented by outstanding Series issued by the Trust and will service the Receivables.

    Each Series will consist of one or more classes of Certificates (each, a "Class"), one or more of which may be fixed rate Certificates, floating rate Certificates or other types of Certificates, as specified in the related Prospectus Supplement. Each Certificate will represent an undivided interest in the Trust, and the interest of the Certificateholders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the time, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. One or more Classes of a Series offered hereby may be entitled to the benefits of a cash collateral account or guaranty, letter of credit, surety bond, insurance policy or other form of enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes or other interests in the Trust which are subordinated in right and priority to payment of principal of, and/or interest on, one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class thereof offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

    While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series will not be subject to prior review by, or consent of, the holders of the Certificates of any previously issued Series.

    THE CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF FIRST NORTH AMERICAN NATIONAL BANK, CIRCUIT CITY STORES, INC. OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT, AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" ON PAGE 15. BENEFIT PLAN INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "ERISA CONSIDERATIONS."

    Certificates may be sold by FNANB directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to FNANB from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of FNANB associated with the issuance and distribution of such Certificates. Any underwriter of the Certificates will be indemnified by FNANB against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

               The date of this Prospectus is November 15, 1996.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the interest rate (or method for determining it) of each Class of such Series; (c) certain information concerning the Receivables allocated to such Series; (d) the expected date or dates on which the principal amount of the Certificates will be paid to holders of the Certificates (the "Certificateholders"); (e) the extent to which any Class of such Series or any other Series is subordinated to any other Class of such Series or any other Series; (f) the identity of each Class of floating rate Certificates and fixed rate Certificates included in such Series, if any, or such other type of Class of Certificates; (g) the Distribution Dates for the respective Classes;(h) relevant financial information with respect to the Receivables; (i) additional information with respect to any Enhancement relating to such Series; and (j) the plan of distribution of such Series.

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the related Certificates, pursuant to the Agreement. See "Description of the Certificates -- Book-Entry Registration," " -- Reports to Certificateholders" and " -- Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor is not required and does not intend to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

     This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto) and any reports and other documents incorporated herein by reference as described below under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through a World Wide Web site at which reports, information statements and other information, including all electronic filings, regarding the Transferor may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Servicer will provide without charge to each person, including any beneficial owner of Certificates, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated by reference herein (other than exhibits to such documents). Written requests for such copies should be directed to First North American National Bank, 1800 Parkway Place, Marietta, Georgia 30067. Telephone requests for such copies should be directed to (770) 423-7900.

                               PROSPECTUS SUMMARY

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus and in the accompanying Prospectus Supplement. A listing of the pages on which some of such terms are defined is found in the "Index of Terms for Prospectus." Unless the context requires otherwise, capitalized terms used in this Prospectus and in the accompanying Prospectus Supplement refer only to the particular Series being offered by such Prospectus Supplement.

Type of Securities.........  Asset Backed Certificates (the "Certificates")
                               evidencing an undivided ownership interest in the assets of the Circuit City Credit Card Master Trust (the "Trust") may be issued from time to time in one or more series (each, a "Series") which will consist of one or more classes of Certificates (each, a "Class").

Trust......................  The Trust has been formed pursuant to a master pooling and servicing agreement dated as of October 4, 1994, as amended (the "Agreement") between First North American National Bank, a national banking association ("FNANB"), as transferor (in such capacity, the "Transferor") and as servicer (in such capacity, the "Servicer"), and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee"). The Trust has been created as a master trust under which one or more Series may be issued pursuant to a series supplement to the Agreement (a "Series Supplement"). Any Series issued by the Trust may or may not be a Series offered pursuant to this Prospectus. Each Prospectus Supplement will identify all then outstanding Series previously issued by the Trust.

Trust Assets...............  The property of the Trust includes and will include receivables (the "Receivables") arising under certain consumer revolving credit card accounts (the "Accounts") selected by the Transferor from the portfolio of consumer revolving credit card accounts owned or acquired by the Transferor and all monies due or to become due in payment of the Receivables (including recoveries on charged-off Receivables), all proceeds of the Receivables and proceeds of credit insurance policies relating to the Receivables, and all monies on deposit in certain bank accounts of the Trust (including any eligible investments in which any such monies are invested, but excluding investment earnings on such amounts unless otherwise specified in the related Prospectus Supplement), and any Enhancement with respect to any particular Series or Class, as described in the related Prospectus Supplement. The Accounts will initially consist of accounts established under a private label credit card program for customers of Circuit City Stores, Inc. and its subsidiaries, which sell brand-name consumer electronics and major appliances. The term "Enhancement" means, with respect to any Series or Class thereof, any letter of credit, guaranteed rate agreement, maturity guaranty facility, liquidity facility, cash collateral account, cash collateral guaranty, collateral indebtedness amount, collateral interest, surety bond, insurance policy, interest rate cap agreement, interest rate swap agreement, spread account, reserve account or other similar arrangement for the benefit of the Certificateholders of such Series or Class. Enhancement may also take the form of subordination of one or more Classes of a Series or other interests in the Trust to any other Class or Classes of a Series or a cross-support feature which requires collections on Receivables of one Series to be paid as principal and/or interest with respect to another Series.

                             At the time of formation of the Trust, the
                               Transferor conveyed to the Trustee all
                               Receivables existing under certain Accounts owned by the Transferor as of September 30, 1994 (the "Cut Off Date") based on criteria provided in the Agreement and all Receivables arising under such Accounts from time to time thereafter until termination of the Trust. In addition, the Agreement provides that the Transferor may from time to time (subject to certain limitations and conditions), and in some circumstances will be obligated to, designate additional eligible revolving credit card accounts to be included as Accounts (the "Additional Accounts") the Receivables of which will be included in the Trust. The Transferor may also, at its option, designate eligible revolving credit card accounts to be included automatically as Accounts upon their creation. See "The Receivables" and "Description of the Certificates -- Addition of Accounts."

Securities Offered.........  Each Series will represent an undivided interest in the assets of the Trust. Each Certificate of a Series will represent the right to receive (i) payments of interest at the specified rate or rates per annum (each, a "Certificate Rate"), which may be fixed, floating or another type of rate and (ii) payments of principal during or at the end of the Controlled Amortization Period, Principal Amortization Period, Accumulation Period, Early Amortization Period or other type of amortization period (each, an "Amortization Period"), all as specified in the related Prospectus Supplement.

                             Each Series will consist of one or more Classes,
                               one or more of which may be Senior Certificates ("Senior Certificates") and one or more of which may be Subordinated Certificates ("Subordinated Certificates"). Each Class of a Series may evidence the right to receive a specified portion of each distribution of principal or interest or both. The Certificates of a Class may also differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, priority of payments, payment dates, maturity, interest rate computation, and availability and form of Enhancement. A Series may also include other interests in the Trust, which may be held by Enhancement Providers or others.

                             The assets of the Trust will be allocated among the
                               Certificateholders of each Series, the holder of the Exchangeable Transferor Certificate and, in certain circumstances, Enhancement Providers. The interest of the Certificateholders of a Series in Receivables is based on the aggregate amount of Principal Receivables in the Trust allocated to such Series (the "Invested Amount"). The interest of the holder of the Exchangeable Transferor Certificate in Receivables is referred to herein as the "Transferor Interest" and is based on the aggregate amount of Principal Receivables in the Trust not allocated to the Certificateholders or any Enhancement Provider (plus the principal amount on deposit in the Excess Funding Account) (the "Transferor Amount"). See "Description of the Certificates -- General."

                             The Certificateholders of each Series will have the
                               right to receive (but only to the extent needed to make required payments under the

                               Agreement and related Series Supplement and subject to any reallocation of such amounts if the related Series Supplement so provides) varying percentages of the collections of Finance Charge Receivables and Principal Receivables for each month and will be allocated a varying percentage of the amount of Receivables in Accounts which are written off as uncollectible ("Defaulted Accounts") for such month (each such percentage, an "Invested Percentage"). The related Prospectus Supplement will specify the Invested Percentages with respect to the allocation of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period and any Amortization Period. If the Certificates of a Series offered hereby include more than one Class, or if a Series includes an interest held by an Enhancement Provider, the assets of the Trust allocable to such Series may be further allocated among each Class in such Series and the interest held by the Enhancement Provider as described in the related Prospectus Supplement. See "Description of the Certificates -- Invested Percentage and Transferor Percentage."

                             The Certificates of each Series will represent
                               interests in the Trust only and will not represent interests in or recourse obligations of FNANB, Circuit City Stores, Inc. or any affiliate thereof. A Certificate is not a deposit and neither the Certificates nor the underlying Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency.

Receivables................  The Receivables will consist of amounts charged by cardholders to purchase or obtain merchandise, repair services, service contracts, other services and/or cash advances or to finance credit insurance premiums related to the Accounts (the "Principal Receivables"), plus the related periodic finance charges and any amounts charged to the Accounts in respect of cash advance fees, annual cardholder fees, late fees, overlimit fees, returned check fees or other fees and charges (the "Finance Charge Receivables"); provided, however, that if the Transferor exercises the Discount Option, an amount equal to the product of the Discount Percentage and the amount of Receivables arising in the Accounts on and after the date such option is exercised that otherwise would be Principal Receivables will be treated as Finance Charge Receivables. See "Description of the Certificates -- Discount Option." In addition, if MasterCard(R) or VISA(R)* credit card accounts are included in the Accounts at any time and if so specified in the related Prospectus Supplement, certain interchange fees ("Interchange") attributed to cardholder charges in the Accounts may be allocated to a Series or any Class thereof and treated as collections of Finance Charge Receivables for purposes of such Series or Class thereof or may be applied in such other manner as described in the related Prospectus Supplement.

                             During the term of the Trust, all new Receivables
                               arising in the Accounts will be transferred automatically to the Trust by the Transferor. The total amount of Receivables in the Trust will fluctuate from day to

---------------

* MasterCard(R) and VISA(R) are registered trademarks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

                               day, because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day.

                             Pursuant to the Agreement, the Transferor has the
                               right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate Additional Accounts and to convey to the Trust all of the Receivables in the Additional Accounts, whether such Receivables are then existing or thereafter created. The Transferor also has the right to designate eligible revolving credit card accounts to be included automatically as Accounts upon their creation. See "Description of the
                               Certificates -- Addition of Accounts."

                             Pursuant to the Agreement, the Transferor has the
                               right (subject to certain limitations and conditions) to designate certain Accounts and to accept the reconveyance of all of the Receivables in such Accounts (the "Removed Accounts"), whether such Receivables are then existing or thereafter created. See "Description of the Certificates -- Removal of Accounts."

Exchanges..................  The Agreement authorizes the Trustee to issue two types of certificates: (i) one or more Series of Certificates which may be in one or more Classes and which will be transferable and have the characteristics described below and (ii) a certificate evidencing an undivided interest in the assets of the Trust not allocated to the Certificateholders or any Enhancement Provider or other investor (the "Exchangeable Transferor Certificate"), which initially will be held by the Transferor and which generally will not be transferable. Additional interests in the Trust relating to a Series may also be issued to Enhancement Providers or other investors. The Agreement also provides that, pursuant to any one or more Series Supplements to the Agreement, the Transferor may tender the Exchangeable Transferor Certificate or, if permitted by the applicable Series Supplement, certificates or other interests representing any Series and the Exchangeable Transferor Certificate, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate (any such tender, an "Exchange"). Under the Agreement, the Transferor may define, with respect to any Series, the Principal Terms of the Series. See "Description of the Certificates -- Exchanges." The Transferor may offer any Series to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in transactions either registered under the Securities Act of 1933, as amended (the "Act"), or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                             Under the Agreement and pursuant to a Series
                               Supplement, an Exchange may occur only upon delivery to the Trustee of the following: (i) a Series Supplement specifying the principal terms of such Series (the "Principal Terms"), (ii) an opinion of counsel to the effect that the Certificates of such Series under existing law will be characterized either as indebtedness or an interest in a partnership (that is not taxable as a corporation) for Federal income tax purposes and that the issuance of such Series will not materially adversely affect the Federal income tax characterization of any outstanding Series or result in the

                               Trust being subject to Federal or certain state taxes at the entity level, (iii) if required by the related Series Supplement, a form of Enhancement and any related agreement, (iv) written confirmation from the applicable Rating Agency that the Exchange will not result in the Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it, and
                               (v) the existing Exchangeable Transferor
                               Certificate and, if applicable, the certificates or other interests representing the Series to be exchanged.

Denominations..............  Unless otherwise specified in the related
                               Prospectus Supplement, beneficial interests in the Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof.

Registration of
Certificates...............  Unless otherwise specified in the related
                               Prospectus Supplement, the Certificates of each Series offered hereby initially will be represented by Certificates registered in the name of Cede, as the nominee of DTC. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. See "Description of the Certificates -- Definitive Certificates."

Clearance and Settlement...  Unless otherwise provided in the related Prospectus
                               Supplement, Certificate Owners of each Series offered hereby may elect to hold their Certificates through any of DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Description of the Certificates -- Book-Entry Registration."

Transferor and Servicer....  First North American National Bank ("FNANB"). The
                               principal executive offices of FNANB are located at 1800 Parkway Place, Marietta, Georgia 30067, telephone number (770) 423-7900. FNANB is a wholly owned subsidiary of Circuit City Stores, Inc. ("Circuit City"). The Servicer will receive a fee as servicing compensation from the Trust in respect of each Series in the amounts and at the times specified in the related Prospectus Supplement (the "Investor Servicing Fee"). The Investor Servicing Fee may be payable from Finance Charge Receivables, Interchange or other amounts as specified in the related Prospectus Supplement. In certain limited circumstances, FNANB may resign or be removed as Servicer, in which event the Trustee or a third party servicer may be appointed as successor servicer (FNANB, in its capacity as servicer, or any such successor servicer, is referred to herein as the "Servicer"). See "First North American National Bank."

Collections................  Unless otherwise specified in the related
                               Prospectus Supplement, with
                               respect to each Series, the Servicer will deposit collections of Receivables allocable to such Series (subject to certain exceptions) in an account required to be established for such purposes by the Agreement (the "Collection Account"). All amounts deposited in the Collection

                               Account will be allocated by the Servicer between collections of Principal Receivables and collections of Finance Charge Receivables. If so specified in the related Prospectus Supplement, Principal Receivables and/or Finance Charge Receivables may be otherwise characterized. See "Description of the Certificates -- Discount Option." All such amounts will then be allocated in accordance with the respective interests of the Certificateholders of such Series or any Class thereof or any other interest in the Trust included in such Series. See "Description of the Certificates -- Invested Percentage and Transferor Percentage."

Interest...................  Interest on each Series of Certificates or Class thereof for each interest accrual period (each, an "Interest Period") specified in the related Prospectus Supplement will be distributed in the amounts and on the dates (which may be monthly, quarterly, semiannually or otherwise as specified in the related Prospectus Supplement) (each, a "Distribution Date") specified in the related Prospectus Supplement. Interest payments on each Distribution Date will generally be funded from the collections of Finance Charge Receivables allocated to the Invested Amount during the preceding monthly period or periods (each, a "Due Period"), as described in the related Prospectus Supplement, and may be funded from certain investment earnings on funds in certain accounts of the Trust, from any applicable Enhancement or from other sources specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts allocable to such Series or Class may be deposited in one or more trust accounts pending distribution to the Certificateholders of such Series or Class, all as described in the related Prospectus Supplement. See "Description of the
                               Certificates -- Application of Collections,"
                               "Enhancement" and "Risk Factors -- Enhancement."

Revolving Period...........  Unless otherwise specified in the related
                               Prospectus Supplement, with respect to each Series and any Class thereof, no principal will be payable to Certificateholders until the Principal Commencement Date or the Scheduled Payment Date with respect to such Series or Class. For the period beginning on the date of issuance of the related Series (the "Closing Date") and ending with the commencement of an Amortization Period (the "Revolving Period"), collections of Principal Receivables otherwise allocable to the Invested Amount will, subject to certain limitations, be paid from the Trust to the holder of the Exchangeable Transferor Certificate or, under certain circumstances and if so specified in the related Prospectus Supplement, will be treated as Shared Principal Collections and paid to the holders of other Series of Certificates issued by the Trust, as described herein and in the related Prospectus Supplement. See "Description of the
                               Certificates -- Early Amortization Events" for a discussion of the events which might lead to early termination of the Revolving Period.

Principal Payments;
Amortization Period........  The principal of the Certificates of each Series offered hereby will be scheduled to be paid either in installments commencing on a Distribution Date specified in the related Prospectus Supplement (the "Principal Commencement Date"), in which case such Series will have either a Controlled Amortization Period or a Principal Amortization Period, as described below, or on an expected date specified in the related Prospectus Supplement (the "Scheduled Payment Date"), in which case such Series will have an Accumulation Period, as described below, or in such other manner specified in the related Prospectus Supplement with respect to any other type of Amortization Period. If a Series has more than one Class of Certificates, a different method of paying principal, Principal Commencement Date or Scheduled Payment Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Principal Commencement Date or Scheduled Payment Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable expected payment date, Scheduled Payment Date or other expected date, if an Early Amortization Event occurs and the Early Amortization Period commences with respect to such Series or Class or under certain other circumstances described herein or in the Prospectus Supplement. See "Description of the Certificates -- Early Amortization Events."

Controlled Amortization
Period.....................  If the Prospectus Supplement relating to a Series so specifies, unless an Early Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Controlled Amortization Period") during which collections of Principal Receivables allocable to such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in scheduled amounts to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed on any Distribution Date during the Controlled Amortization Period will be limited to an amount (the "Controlled Distribution Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Amortization Amount") plus the amount of any shortfalls arising from the failure to pay the Controlled Amortization Amount on any prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Controlled Amortization Period will commence at the close of business on the Principal Commencement Date and continue until the earliest of (a) the commencement of the Early Amortization Period, (b) payment in full of the Invested Amount of such Series or Class and
                               (c) the Stated Series Termination Date with respect to such Series.

Principal Amortization
Period.....................  If the Prospectus Supplement relating to a Series so specifies, unless an Early Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Principal Amortization Period") during which collections of Principal Receivables allocable to such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in the amount of such collections to the Certificate-holders of such Series or any Class of such Series then scheduled to receive such distributions. If a Series has more than one Class of Certificates, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Principal Amortization Period will commence at the close of business on the Principal Commencement Date and continue until the earliest of (a) the commencement of the Early Amortization Period, (b) payment in full of the Invested Amount of such Series or Class and (c) the Stated Series Termination Date with respect to such Series.

Accumulation Period........  If the Prospectus Supplement relating to a Series so specifies, unless an Early Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an accumulation period (the "Accumulation Period") during which collections of Principal Receivables allocable to such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited prior to each Distribution Date in a trust account established for the benefit of the Certificateholders of such Series or Class (a "Principal Funding Account") and used to make principal distributions to the Certificateholders of such Series or any Class of such Series on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account on any date may be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Accumulation Amount") plus the amount of any shortfalls arising from the failure to deposit the Controlled Accumulation Amount into the Principal Funding Account with respect to any prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. The Accumulation Period will commence at the close of business on a date specified in or determined in the manner specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period,
                               (b) payment in full of the Invested Amount of such Series or Class and (c) the Stated Series Termination Date with respect to such Series.

                             Funds on deposit in any Principal Funding Account
                               may be invested in eligible investments or subject to a guaranteed rate or investment agreement or other arrangement intended to assure a specified return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates. In order to enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a Series of Certificates, such Series may be subject to a principal guaranty or other similar arrangement.

Early Amortization
Period.....................  During the period from the day on which an Early
                               Amortization Event has occurred with respect to a Series to the earlier of the date on which the Invested Amount of such Series has been paid in full or the related Stated Series Termination Date (the "Early Amortization

                               Period"), unless otherwise provided in the related Prospectus Supplement, collections of Principal Receivables allocable to the Invested Amount of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Certificateholders of such Series monthly on each Distribution Date with respect to such Series in the manner and order of priority set forth in the related Prospectus Supplement. During the Early Amortization Period with respect to a Series, distributions of principal to Certificateholders will not be limited by any Controlled Distribution Amount or Controlled Deposit Amount. In addition, upon the commencement of the Early Amortization Period with respect to a Series, unless otherwise specified in the related Prospectus Supplement, any funds on deposit in a Principal Funding Account with respect to such Series or any Class thereof will be paid to the Certificateholders of such Series or Class on the first Distribution Date in the Early Amortization Period. See "Description of the Certificates -- Early Amortization Events" for a discussion of the events which might lead to commencement of the Early Amortization Period.

Shared Excess Finance
Charge Collections.........  Any Series may be included in a group of Series (a
                               "Group"). Subject to certain limitations described under "Description of the
                               Certificates -- Shared Excess Finance Charge
                               Collections," Shared Excess Finance Charge
                               Collections, if any, with respect to a Series included in a Group will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series in such Group, pro rata based upon the amount of the shortfall, if any, with respect to each Series in such Group. See "Description of the Certificates -- Shared Excess Finance Charge Collections."

Shared Principal
Collections................  Collections of Principal Receivables and certain other amounts otherwise allocable to a Series included in a Group, to the extent such collections are not needed to make payments to or deposits for the benefit of the Certificateholders of such Series, may be applied to cover principal payments due to or for the benefit of the Certificateholders of other Series in such Group. See "Description of the Certificates -- Shared Principal Collections."

Funding Period.............  The Prospectus Supplement relating to a Series of
                               Certificates may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "Pre-Funded Amount") will be held in a trust account established with the Trustee for the benefit of such Series (the "Pre-Funding Account") pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the Invested Amounts of other Series. The related Prospectus Supplement will specify the initial Invested Amount on the Closing Date with respect to such Series, the aggregate principal amount of such Series (the "Full Invested Amount") and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount of such Series will increase as Principal Receivables are created or as the Invested Amounts of other Series are reduced. The Invested Amount may also decrease due to Investor Charge-Offs.

                             During the Funding Period, funds on deposit in the
                               Pre-Funding Account for a Series will be withdrawn and paid to the Transferor or its assignees to the extent of any increases in the Invested Amount. In the event that the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to such Series in a manner and at such time as set forth in the related Prospectus Supplement.

                             If so specified in the related Prospectus
                               Supplement, moneys in the Pre-Funding Account with respect to any Series will be invested by the Trustee in eligible investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and investment earnings and any applicable payment under any such investment arrangement will be applied to pay interest on the Certificates of such Series.

Companion Series...........  If so specified in the related Prospectus
                               Supplement, a Series of Certificates may be paired with another Series (a "Companion Series"). The Prospectus Supplement for such Series and the Prospectus Supplement for the Companion Series will each specify the relationship between the Series.

Enhancement................  Enhancement with respect to a Series or any Class thereof may be provided as specified in the related Prospectus Supplement.

                             The type, characteristics and amount of the
                               Enhancement will be determined based on several factors, including the characteristics of the Receivables and Accounts underlying or comprising the Trust Portfolio as of the Closing Date with respect to any Series, and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. If so specified in the related Prospectus Supplement, any such Enhancement will apply only in the event of certain types of losses and the protection against losses provided by such Enhancement will be limited. See "Enhancement" and "Risk
                               Factors -- Certificate Rating."

Optional Repurchase........  With respect to each Series of Certificates, the
                               Invested Amount of such Series will be subject to optional repurchase by the Transferor on any Distribution Date after such Invested Amount is reduced to an amount less than or equal to 5% of the initial Invested Amount (the "Initial Invested Amount"), or such other amount specified in the related Prospectus Supplement, if certain conditions set forth in the Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the Invested Amount of such Series plus accrued and unpaid interest thereon. See "Description of the Certificates -- Final Payment of Principal; Termination."

Defeasance.................  The Transferor may, at its option and subject to the conditions specified in "Description of the Certificates -- Defeasance," terminate its substantive obligations in respect of a Series or all Series (the "Defeased Series") by irrevocably depositing with the Trustee monies or Eligible Investments sufficient to pay and discharge all remaining scheduled interest and principal payments on all Defeased Series on the dates scheduled for such payments and all amounts owing to any provider of Enhancement with respect to the Defeased Series. See "Description of the Certificates -- Defeasance."

Tax Status.................  Except to the extent otherwise specified in the related Prospectus Supplement, special tax counsel to the Transferor will render an opinion in connection with the issuance of each Series that under existing law the Certificates of such Series will be characterized as indebtedness for Federal income tax purposes. Except to the extent otherwise specified in the related Prospectus Supplement, the Certificate Owners will agree to treat the Certificates as indebtedness for Federal, state and local income and franchise tax purposes. See "Certain Federal Income Tax Consequences" for additional information concerning the application of Federal income tax laws.

ERISA Considerations.......  Under regulations issued by the Department of
                               Labor, the Trust's assets would not be deemed "plan assets" of any employee benefit plan holding interests in the Certificates of a Series if certain conditions are met. If the Trust's assets were deemed to be "plan assets" of an employee benefit plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), would apply to all transactions involving the Trust's assets. No assurance can be made with respect to any offering of the Certificates of any Series that the conditions which would allow the Trust assets not to be deemed "plan assets" will be met, although the intention of the Underwriters (but not their assurance) as to whether the Certificates of a particular Series will be "publicly-offered securities", and therefore eligible for an ERISA exemption, will be set forth in the related Prospectus Supplement. Accordingly, employee benefit plans contemplating purchasing interests in Certificates should consult their counsel before making a purchase. See "ERISA Considerations."

Certificate Rating.........  It will be a condition to the issuance of each
                               Series of Certificates or Class thereof offered hereby that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each such rating organization rating any Series, a "Rating Agency"). The rating or ratings applicable to the Certificates of each Series or Class thereof offered hereby will be set forth in the related Prospectus Supplement.

                             A rating is not a recommendation to buy, sell or
                               hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors -- Certificate Rating."

Listing....................  If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

                                  RISK FACTORS

     Potential investors should consider, among other things, the following risk factors in connection with the purchase of the Certificates.

     LIMITED LIQUIDITY. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates of any Series offered hereby, or if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates.

     NON-RECOURSE OBLIGATION. No Certificateholder will have recourse for payment of its Certificates to any assets of any of the Transferor, the Servicer, Circuit City or any affiliate of any of them. Consequently, Certificateholders must rely solely upon payments on the Receivables and the Enhancement, if any, applicable to the Series for the payment of principal of and interest on the Certificates of any Series. Furthermore, under the Agreement, the Certificateholders have an interest in the Receivables and collections on the Receivables only to the extent of the Invested Amount. Should the Certificates of any Series not be paid in full on a timely basis, Certificateholders may not look to any assets of any of the Transferor, the Servicer, Circuit City or any affiliate thereof to satisfy their claims.

     TRANSFER OF RECEIVABLES. The Transferor has represented and warranted in the Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken and will take all actions as are required under Georgia law to perfect the Trust's interest in the Receivables and has represented and warranted that if the transfer of the Receivables by the Transferor to the Trust is the grant to the Trust of a security interest in the Receivables, such security interest constitutes a first priority perfected security interest therein and, to the extent provided under the applicable Uniform Commercial Code (the "UCC"), in the proceeds thereof (except for liens for local taxes and government charges not due and payable or being contested in good faith by the Transferor). Nevertheless, if the transfer of the Receivables to the Trust is deemed to create a security interest therein under the UCC, a tax or government lien on property of the Servicer or the Transferor arising before any Receivable comes into existence may have priority over the Transferor's or the Trust's interest in such Receivable. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables."

     COMMINGLING OF COLLECTIONS. While FNANB is the Servicer, collections held by FNANB may, during periods when certain conditions specified in the Agreement are satisfied, be commingled and used for FNANB's own benefit prior to each Distribution Date and, in the event of the insolvency or receivership of FNANB or, in certain circumstances, the lapse of certain time periods as provided under the UCC, the Trust may not have a perfected interest in such collections. During periods when FNANB fails to maintain the certificate of deposit rating or meet other criteria required by the applicable Rating Agency, FNANB will be required to deposit a portion of the collections directly into the Collection Account no later than the second business day after the date of processing of such collections.

     INSOLVENCY RELATED MATTERS. To the extent that the Transferor has granted a security interest in the Receivables to the Trust and that security interest was validly perfected before any insolvency of the Transferor and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, that security interest should not be subject to avoidance in the event of insolvency and receivership, and payments to the Trust with respect to the Receivables should not be subject to recovery by a conservator or receiver for the Transferor. If, however, the conservator or receiver were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), or if the conservator or receiver were to request a stay of proceedings with respect to the Transferor as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or Certificateholders from effecting a transfer of servicing to a successor Servicer. If a conservator or receiver were appointed for the Transferor, pursuant to the Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the portion of the Receivables allocable in accordance with the Agreement to each Series (subject to certain limited rights of holders of interests in the Trust to instruct otherwise as described under "Description of the Certificates -- Early Amortization Events"), thereby causing early termination of the Trust and a pro rata loss to the Certificateholders if the net proceeds of such sale were insufficient to pay such Certificateholders in full. Upon the occurrence of an Early Amortization Event, if a conservator or receiver were appointed for the Transferor and no Early Amortization Event other than the conservatorship, receivership or insolvency of the Transferor existed, the conservator or receiver might have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a conservator or receiver for the Transferor may have the power to cause early payment of the Certificates.

     CONSUMER PROTECTION LAWS AND LITIGATION. The Accounts and the Receivables are subject to numerous Federal and state consumer protection laws which impose requirements on the making, enforcement and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of finance charges, annual cardholder fees and other charges and fees with respect to the Accounts. In addition, failure by the Servicer to comply with such requirements also could adversely affect the Servicer's ability to collect on the Receivables. In October 1987, November 1991 and March 1994, members of Congress attempted unsuccessfully to limit the maximum annual percentage rate that may be assessed on credit card accounts. If Federal legislation were enacted which contained an interest rate cap substantially lower than the annual percentage rates currently assessed on the Accounts, it is possible that the average yield on the portfolio of Accounts in the Trust would be reduced and therefore an Early Amortization Event could occur with respect to the Certificates of a Series, if the related Supplement for such Series so provides. See "Description of the Certificates -- Early Amortization Events." In addition, during recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving loan providers. As a result of these developments and other factors, there can be no assurance as to whether any Federal or state legislation will be promulgated which would impose additional limitations on the monthly periodic rate finance charges or other fees or charges relating to the Accounts.

     Certain jurisdictions may attempt, and private parties are attempting, to require out-of-state credit card issuers to comply with such jurisdictions' consumer protection laws. There can be no assurance that FNANB will not be named as a defendant in future lawsuits or administrative actions challenging the terms of its credit card programs offered to residents of such jurisdictions or otherwise asserting violations of such consumer protection laws. Such lawsuits or actions, if resolved adversely to bank credit card issuers, could have the effect of limiting FNANB's credit card programs with respect to residents of such jurisdictionsand could require credit card issuers such as FNANB to pay refunds and civil penalties with respect to cardholders in such states. Consequently, such lawsuits or actions could have an adverse impact on FNANB's credit card operations. One potential effect of any such lawsuit or action involving FNANB, if successful, would be to reduce the yield on the Trust Portfolio. If such a reduction were to occur, an Early Amortization Event with respect to one of more Series might result.

     Pursuant to the Agreement, the Transferor or, in some circumstances, the Servicer, has covenanted to accept the transfer of each Receivable that does not comply with all requirements of applicable law the failure to comply with which would have a material adverse effect on Certificateholders if such Receivable is charged off as uncollectible or if the proceeds of such Receivable are not available to the Trust. The Transferor has also made certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period, if any, and such Receivables are charged off as uncollectible or the proceeds of such Receivables are not available to the Trust is that the Transferor will generally be obligated to accept the reassignment of such Receivables. In addition, in the event of a breach of certain representations and warranties, the Transferor may be obligated to accept the reassignment and transfer of the interest in the Trust of the holders of all Series. See "Description of the Certificates -- Representations and Warranties" and "Certain Legal Aspects of the Receivables -- Consumer Protection Laws."

     DEBTOR RELIEF LAWS. Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables, if such laws result in any Receivables being written off as uncollectible. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

     PAYMENTS AND MATURITY. The Receivables may be paid at any time, and there can be no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The continuation of the Revolving Period and the commencement and continuation of an Amortization Period for a Series or Class thereof will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of an Early Amortization Event for one or more Series and commencement of the Early Amortization Period for each such Series. In addition, changes in periodic finance charges can alter the monthly payment rates of cardholders. A significant decrease in the monthly payment rate could slow the return or accumulation of principal during an Amortization Period. See "Maturity Assumptions."

     DEPENDENCE ON CIRCUIT CITY. Because the Accounts will initially consist solely of accounts established under a private label credit card program for customers of Circuit City stores, the Transferor's ability to generate new Receivables will, at least initially, be completely dependent upon Circuit City's ability to generate private label credit card sales which are charged to Accounts.

     COMPETITION. The business of marketing consumer electronics and appliances is highly competitive. Many considerations enter into the competition for the consumer's patronage, including price, quality, style, service, product mix, convenience and credit availability and terms. There can be no assurance that Circuit City will continue to expand or experience sales growth at the same rate as in prior years.

     USE OF OTHER CREDIT CARDS. The credit card market is highly competitive and is experiencing increasing use of advertising, target marketing and pricing competition as traditional and new credit card issuers seek to expand or enter the market. Because Circuit City and its subsidiaries accept, in addition to FNANB credit cards, other credit cards, including American Express, VISA, MasterCard and Discover credit cards, credit sales at Circuit City stores may not generate Receivables. There can be no assurance that Circuit City and its subsidiaries will continue to maintain their historic percentage of private label credit card sales against competition from such other credit cards.

     SOCIAL, LEGAL AND ECONOMIC FACTORS. Changes in use of credit and payment patterns by customers may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Cardholders whose accounts are included in the Bank Portfolio have addresses in 50 states, the District of Columbia and certain United States territories and possessions. Adverse economic changes in certain states in which the largest number of such cardholders have billing addresses (for instance, California, Florida, Texas and Virginia) could have a direct impact on the ability of Circuit City to generate Receivables or the timing and amount of payments on the Certificates. The Transferor is unable to determine and has no basis to predict whether, or to what extent, social, legal or economic factors will affect use of credit or repayment patterns.

     EFFECT OF SUBORDINATION. With respect to Certificates of a Series having a Class or Classes of Subordinated Certificates, unless otherwise specified in the related Prospectus Supplement, payments of principal in respect of the Subordinated Certificates of a Series will not commence until after the final principal payment with respect to the Senior Certificates of such Series. In addition, if so specified in the related Prospectus Supplement, if collections of Finance Charge Receivables or other amounts allocable to the Certificates of a Series are insufficient to cover required amounts due with respect to the Senior Certificates of such Series, the Invested Amount with respect to the Subordinated Certificates will be reduced, resulting in a reduction of the portion of collections of Finance Charge Receivables allocable to the Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Receivables in the Trust due to the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the Senior Certificateholders and any remainder will be used to pay amounts due to the Subordinated Certificateholders.

     ABILITY TO CHANGE TERMS OF THE RECEIVABLES. Pursuant to the Agreement, the Transferor does not transfer to the Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, the Transferor retains the right to determine the monthly periodic finance charges and other charges and fees which will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts and to change various other terms with respect to the Accounts. A decrease in the monthly periodic finance charge and other charges and fees would decrease the effective yield on the Accounts and could result in the occurrence of an Early Amortization Event with respect to a Series and the commencement of the Early Amortization Period with respect to each such Series. Under the Agreement, the Transferor will agree not to change the terms of the Accounts unless the change is also made applicable to the comparable segment of its portfolio of accounts with characteristics similar to the Accounts. In servicing the Accounts, the Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own and other comparable accounts. Except as specified above or in any Prospectus Supplement, there will be no restrictions on the Transferor's ability to change the terms of the Accounts. The Rating Agency will not be asked to reassess its rating of the Certificates in the event the Transferor changes the terms of the Accounts. There can be no assurance that a change made in the terms of the Accounts would not result in a downgrade of the rating of the Certificates. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the Transferor to take actions which would change Account terms.

     MASTER TRUST CONSIDERATIONS. The Trust, as a master trust, may issue Series from time to time. While the principal terms of any Series (the "Principal Terms") will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to prior review by, or consent of, holders of the Certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable Invested Percentages and allocating collections, provisions creating different or additional security or other Enhancement, provisions subordinating such Series to another Series or other Series (if the Series Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the related Agreement which is made applicable only to such Series. It will be a condition precedent to the issuance of any additional Series by the Trust that each Rating Agency that has rated any outstanding Series issued by the Trust deliver written confirmation to the Trustee that such issuance will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing and amount of payments received by a Certificateholder of any other Series or otherwise adversely effect any other Series. See "Description of the Certificates -- Exchanges."

     CONTROL. Subject to certain exceptions, the Certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Agreement or the related Series Supplement. However, the Agreement or related Series Supplement may provide that under certain circumstances the consent or approval of a specified percentage of the aggregate Invested Amount or of the Invested Amount of each Series will be required to direct certain actions, including amending the Agreement in certain circumstances. Certificateholders of a Series or the provider of any Enhancement with respect thereto may have interests which do not coincide in any way with the interests of Certificateholders of other Series.

     CERTIFICATE RATING. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Agreement and will be based primarily on the value of the Receivables in the Trust and the availability of any Enhancement with respect to such Series or Class. However, any such rating will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of an Early Amortization Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There can be no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

     ENHANCEMENT. Although Enhancement may be provided with respect to a Series of Certificates or any Class thereof, the amount available will be limited and will be subject to certain reductions. If the amount available under any Enhancement is reduced to zero, or if the provider of any Enhancement fails or is unable to make the payments required thereby, Certificateholders of the Series or Class thereof covered by such Enhancement will bear directly the credit and other risks associated with their undivided interest in the Trust. See "Enhancement."

     BOOK-ENTRY REGISTRATION. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series initially will be represented by one or more Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued for a Series, Certificate Owners relating to such Series will not be recognized by the Trustee as Certificateholders, as that term will be used in the Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel or Euroclear and their participating organizations. Because DTC can only act on behalf of individuals who are Participants in DTC's system (or participate indirectly through a Participant), the ability of a Certificate Owner to pledge its Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate representing such Certificates. See "Description of the Certificates -- Book-Entry Registration" and " -- Definitive Certificates."

                                   THE TRUST

     The Trust has been formed in accordance with the laws of the State of New York pursuant to the Agreement. The Trust will not engage in any activity other than acquiring and holding Receivables, issuing Series of Certificates and any related interest in the Trust and the Exchangeable Transferor Certificate, making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, the Trust is not expected to have any need for, or sources of, additional capital resources other than the assets of the Trust.

          CREDIT CARD ACTIVITIES AT FIRST NORTH AMERICAN NATIONAL BANK

GENERAL

     FNANB offers several private label credit cards which can be used to purchase merchandise, repair services and service contracts at Circuit City stores, including a "regular" card (the "Regular Card") and an "extended payment plan" card (the "EPP Card"). Credit insurance premiums related to these accounts are also financed through the cards. In general, the EPP Card is issued to applicants who meet FNANB's underwriting standards but, due to their limited credit histories, require terms and conditions that are different from the Regular Card. FNANB also offers MasterCard and VISA credit cards that can be used to purchase goods or services or to obtain cash advances.

     The Transferor has conveyed to the Trust pursuant to the Agreement certain Receivables that have arisen or will arise under Accounts established under the private label credit card program. The Transferor may, in the future, subject to approval by the Rating Agencies and certain other conditions set forth in the Agreement, designate MasterCard and VISA credit card accounts or other consumer revolving credit card accounts it owns or acquires to be included as Accounts.

NEW ACCOUNT UNDERWRITING

     FNANB private label credit card applications are currently available in Circuit City stores. Store personnel offer applications and information about the credit program to customers exclusively through the use of a proprietary distributed point of sales terminal which is linked directly to the Automated Credit Evaluation ("ACE") system at Total System Services, Inc. ("TSYS").

     ACE is an application evaluation system and account processing system developed by TSYS. All new accounts must first be processed by ACE in order to be booked onto TSYS. The ACE system processes applications in accordance with the terms specified by FNANB as described further below.

     Credit applications for the FNANB private label credit cards are evaluated through credit risk scores derived from proprietary scoring models developed for FNANB by an outside consultant. These application scorecards are heavily weighted to consider credit bureau information in addition to data on the credit application. No accounts are opened unless the applicant (or co-applicant) has an active credit bureau file with satisfactory credit history.

     Applicants who do not qualify for the Regular Card are then evaluated for the EPP Card. This tiered approach to extending credit allows FNANB to reach a broader universe of customers.

     Once a customer's application is accepted, an account is established and an order for a new card is automatically transmitted to the card production service department. When the order is received, special equipment embosses the applicant's name, card account number, and expiration date on the face of the card and the card is mailed directly to the customer via first class mail. When the credit card is physically presented for use for the first time, the point of sale terminal prompts the sales associate to request picture identification from the cardholder. This feature reduces fraud due to credit cards being stolen out of the mail system.

     Each grant of credit by FNANB to an accountholder is subject to the terms and conditions contained in the account agreement with FNANB in effect at that time. FNANB reserves the right to change or terminate certain terms, conditions, services, or features of the account (including increasing or decreasing periodic finance charges, late fees, returned check charges and any other charges requiring minimum payment), subject to the conditions set forth in the account agreement. FNANB may elect, at anytime and without prior notice to the accountholder, to preclude or restrict further credit card use by the accountholder, usually as a result of poor payment performance or FNANB's concern over the creditworthiness of the accountholder. FNANB has the ability to code such accounts within the credit operating systems which will prevent the accountholder from utilizing his or her credit card to make purchases at Circuit City stores until the reason for such restriction has been satisfactorily resolved.

BILLING AND PAYMENTS

     The average daily balance computation method is employed by FNANB to determine the appropriate amount of finance charge to be assessed to an account. The average daily balance is determined by summing the daily balances for the account for each day in the billing cycle, divided by the number of the days in the billing cycle. The daily balance outstanding on an account for any day during the monthly billing cycle is equal to the sum of the beginning balance of the account during any day, increased by purchases and unpaid finance charges posted to the account that day, decreased by any payments and credits posted to the account that day.

     FNANB periodically offers interest free promotions whereby accountholders are able to make specific purchases on an interest free basis. The interest free period is usually 90 or 180 days. Regular monthly principal payments are still required, and finance charges are reinstated (retroactive to the date of the transaction or the first day of the billing cycle, whichever is later) if the accountholder does not meet the terms and conditions of the offering.

DELINQUENCIES AND COLLECTIONS

     An account is considered delinquent when the minimum payment due is not received by the payment due date specified in the accountholder's billing statement. FNANB's collections staff located in Richmond, Virginia, is segregated into teams specializing by delinquency categories. Collection efforts are initiated as early as the second day of delinquency, but no later than the 21st day of delinquency, when collectors attempt to establish telephone contact. Behavioral risk scoring of all accounts enables the collection effort to be timed and tailored to the potential risk of an account and the dollars at risk. Collection efforts escalate in intensity as an account is cycled into a more advanced category.

     FNANB's collection strategies begin with an early delinquency calling program using state-of-the-art technology that includes predictive dialing for accounts in the delinquency levels of 1-30 and 31-60 days past due. Statement messaging and automatic letter dunning are also employed during the first 60 days of delinquency.

     Accounts that continue to roll into a 61-90 day level of delinquency are assigned to specific collectors for accelerated collection tactics, including demands for balance in full, correspondence from one or more of the national credit bureaus describing the impact that delinquent credit obligations has upon the cardholder's credit history, and preparatory actions to place accounts with attorneys for legal action. Accounts are automatically closed as early as the 91st day of delinquency. Late bucket collectors pursue aggressive collection activities through the 180th day of delinquency. Accounts are written-off as uncollectible at 181 days past due and within 30 days of when notice of death or bankruptcy of accountholders has been received. In the event that the cardholder does not repay the obligation, FNANB holds a security interest in all merchandise applied to the Circuit City private label credit card, an additional leverage mechanism available to account management personnel.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth the delinquency and loss experience for each of the periods shown for FNANB's portfolio of Regular Card and EPP Card accounts (the "Bank Portfolio"). Because the Transferor will have the right, and, in some circumstances, the obligation, to designate Additional Accounts and to convey to the Trust all Receivables in such Additional Accounts, actual delinquency and loss experience with respect to the Receivables may be different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio set forth below.

                             DELINQUENCY EXPERIENCE
                                 BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                         AS OF SEPTEMBER 30,                            AS OF FEBRUARY 28 OR 29,
                        -----------------------------------------------------   ----------------------------------------
                                  1996                        1995                        1996                  1995
                        -------------------------   -------------------------   -------------------------   ------------
                                      PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                       OF TOTAL                    OF TOTAL                    OF TOTAL
                        RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                        ------------  -----------   ------------  -----------   ------------  -----------   ------------
Total Receivables
  Outstanding(1).......  $ 1,005,885     100.00%      $855,602       100.00%     $ 1,068,145     100.00%      $864,232
                           =========     ======        =======       ======        =========     ======        =======
Delinquent 31 to 60
  Days(2)..............  $    26,031       2.59%      $  7,354         0.86%     $    11,461       1.07%      $ 13,144
Delinquent 61 to 90
  Days(2)..............       15,005       1.49          9,463         1.11           11,681       1.09          7,446
Delinquent 91 or More
  Days(2)..............       25,515       2.54         16,616         1.94           19,276       1.80         11,467
                           ---------     ------        -------       ------        ---------     ------        -------
Total..................  $    66,551       6.62%      $ 33,433         3.91%     $    42,418       3.96%      $ 32,057
                           =========     ======        =======       ======        =========     ======        =======


                                 AS OF FEBRUARY 28 OR 29,
                         ---------------------------------------
                                                 1994
                                       -------------------------
                         PERCENTAGE                  PERCENTAGE
                          OF TOTAL                    OF TOTAL
                         RECEIVABLES   RECEIVABLES   RECEIVABLES
                         -----------   ------------  -----------
Total Receivables
  Outstanding(1).......     100.00%      $683,375       100.00%
                            ======        =======       ======
Delinquent 31 to 60
  Days(2)..............       1.52%      $  8,500         1.25%
Delinquent 61 to 90
  Days(2)..............       0.86          4,736         0.69
Delinquent 91 or More
  Days(2)..............       1.33          7,383         1.08
                            ------        -------       ------
Total..................       3.71%      $ 20,619         3.02%
                            ======        =======       ======

---------------

(1) Total Receivables Outstanding consists of all amounts due from cardholders as posted to the accounts as of the date shown.
(2) The delinquency rates are the amount of delinquent receivables as of the date shown divided by the Total Receivables Outstanding as of such date.

                                LOSS EXPERIENCE
                                 BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                    NINE MONTHS ENDED                  FISCAL YEAR ENDED
                                      SEPTEMBER 30,                    FEBRUARY 28 OR 29,
                                 -----------------------       ----------------------------------
                                   1996           1995           1996         1995         1994
                                 --------       --------       --------     --------     --------
Average Principal Receivables
  Outstanding(1)...............  $994,698       $817,747       $882,157     $690,134     $515,412
Gross Principal
  Charge-Offs(2)...............    51,121         30,847         49,977       27,274       22,827
Recoveries.....................     8,967          5,608          9,384        5,691        4,272
Net Principal Charge-Offs......    42,154         25,239         40,593       21,583       18,555
Net Principal Charge-Offs as a
  percentage of Average
  Principal Receivables
  Outstanding..................      5.65%(3)       4.12%(3)       4.60%        3.13%        3.60%

---------------

(1) Average Principal Receivables Outstanding for a particular period is the average of the principal balances outstanding at the beginning and end of each month during such period.
(2) Gross Principal Charge-Offs does not include fraud losses.
(3) The percentages reflected for the nine months ended September 30, 1996 and 1995 are annualized figures, which are not necessarily indicative of results for the entire year.

     Losses for the Bank Portfolio measured as a percentage of average principal receivables outstanding increased during 1995 and 1996 due, in part, to growing consumer debt levels coupled with a record high number of bankruptcy filings. Losses are also affected by other factors, including industry conditions and general economic and social conditions. Delinquencies as a percentage of total receivables outstanding reflect a pattern similar to loss rates as a result of the same factors discussed above for Loss Experience.

CUSTOMER SERVICE AND ACCOUNT MANAGEMENT

     FNANB's customer service department is located principally in Richmond, Virginia, with an additional office in Marietta, Georgia. An automated voice response unit handles a substantial percentage of in-coming calls.

     Customer service representatives are authorized to correct mistakes that may be made with regard to a customer's account. The ability to change data on a customer's file is restricted by system security clearance requirements. Each customer service representative is assigned access initially by an independent systems security department.

     FNANB uses both a credit bureau risk model developed by an outside consultant and a credit risk monitoring system to adjust credit lines either up or down, as necessary. These systems evaluate credit bureau risk scores and historical experience to develop a composite risk score for each account. Increases in credit lines are usually granted in conjunction with a purchase which is outside of a customer's line availability. The decision to increase the credit line is currently based on a real time point of sale review of the customer's creditworthiness through a review of the customer's past payment behavior and credit bureau risk score.

DESCRIPTION OF TOTAL SYSTEM SERVICES, INC.

     Certain data processing and ministerial functions associated with the servicing of the credit card accounts are performed on behalf of FNANB by TSYS from its facilities in Columbus, Georgia. The majority of TSYS's common stock is owned by Synovus Financial, Inc. A minority portion of TSYS's common stock is publicly traded on the New York Stock Exchange. TSYS is a bankcard and bank data processing company. TSYS provides a variety of data processing services to FNANB, including processing and settlement of transactions, maintenance of individual cardholder accounts, processing of cardholder statements and issuance of plastic cards. TSYS is the second largest third-party bankcard processor behind First Data Resources Inc.

                                THE RECEIVABLES

     The Receivables conveyed to the Trust will arise in Accounts selected from the consumer revolving credit card accounts owned or acquired by FNANB on the basis of criteria set forth in the Agreement as applied on the Cut Off Date and, with respect to Additional Accounts and Automatic Additional Accounts, as of the related date of their designation (the "Trust Portfolio"). The Accounts will initially consist solely of accounts established under a private label credit card program for customers of Circuit City stores; however, the Transferor may in the future designate any other consumer revolving credit card accounts it owns or acquires that are Eligible Accounts to be included as Accounts. See "Description of the Certificates -- Addition of Accounts."

     The Transferor will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Such Additional Accounts may be accounts originated in connection with the private label credit card program for customers of Circuit City and its subsidiaries or other consumer revolving credit card accounts (including MasterCard or VISA credit card accounts) originated or acquired by FNANB. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. The Transferor will also have the right to designate Eligible Accounts to be included automatically as Accounts upon their creation ("Automatic Additional Accounts") subject to certain limitations set forth in the Agreement. The Transferor may discontinue the inclusion of Automatic Additional Accounts at any time, in its sole discretion. The Transferor will also have the right (subject to certain limitations and conditions) to designate certain Accounts as Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Transferor. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the

Accounts designated by the Transferor on the Cut Off Date plus any Additional Accounts and Automatic Additional Accounts minus any Removed Accounts.

     The Prospectus Supplement relating to each Series of Certificates will provide certain information about the Trust Portfolio as of the date specified therein. Such information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency and loss statistics relating to the Accounts.

                              MATURITY ASSUMPTIONS

     Unless otherwise specified in the related Prospectus Supplement, for each Series, following the Revolving Period, collections of Principal Receivables are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during the Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if the Early Amortization Period commences, collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify the date on which or the manner of determining the date on which the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period, as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates and the Early Amortization Events which, if any were to occur, would lead to the commencement of an Early Amortization Period.

     The related Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the Bank Portfolio. There can be no assurance that future events will be consistent with such historical data.

     The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period, or on any Scheduled Payment Date, as applicable, will be similar to any historical experience set forth in a related Prospectus Supplement. If an Early Amortization Event occurs, the average life and maturity of such Series of Certificates could be significantly reduced.

     The generation and collection of Receivables will also be affected by the operations of Circuit City and its subsidiaries. See "Risk Factors -- Dependence on Circuit City," " -- Competition" and " -- Use of Other Credit Cards."

     Because, for any Series of Certificates, there may be a slowdown in the payment rate below the payment rate used to determine the amount of collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders or a specified Class thereof during the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period or on the Scheduled Payment Date, as applicable, or an Early Amortization Event may occur which would initiate the Early Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months.

                                USE OF PROCEEDS

     The net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes.

                       FIRST NORTH AMERICAN NATIONAL BANK

     First North American National Bank ("FNANB"), a wholly owned subsidiary of Circuit City, is a limited purpose credit card national bank headquartered in Marietta, Georgia, which was chartered by the Office of the Comptroller of the Currency in October 1990 and commenced operations in November 1990. FNANB provides a private label credit card program under which customers of certain stores operated by Circuit City may charge purchases of merchandise, repairs and/or service contracts and finance credit insurance premiums related to their accounts. The FNANB program replaced a third party program previously made available to the Circuit City customers by unaffiliated financial institutions.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued in Series. Each Series will represent an interest in the Trust other than the interests represented by any other Series issued by the Trust (which may include Series offered pursuant to this Prospectus) and the Exchangeable Transferor Certificate. Each Series will be issued pursuant to the Agreement entered into by FNANB, as Transferor and Servicer, and the Trustee and a Series Supplement to the Agreement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Prospectus Supplement for each Series will describe any provisions of the Agreement relating to such Series which may differ materially from the Agreement filed as an exhibit to the Registration Statement. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement and the related Series Supplement.

GENERAL

     The Certificates of each Series will represent undivided interests in certain assets of the Trust, including the right to the applicable Invested Percentage of all cardholder payments on the Receivables. For each Series of Certificates, unless otherwise specified in the related Prospectus Supplement, the Invested Amount on any date will be equal to the Initial Invested Amount as of the related Closing Date for such Series minus the amount of principal paid in respect of such Series prior to such date and minus the amount of unreimbursed Investor Charge-Offs with respect to such Series prior to such date. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Invested Amount may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.

     Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. The Invested Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

     For each Series of Certificates, payments of interest and principal will be made on Distribution Dates specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates were registered on the record dates (each, a "Record Date") specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

     For each Series of Certificates, the Transferor initially will own the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate will represent the undivided interest in the Trust not represented by the Certificates issued and outstanding under the Agreement, any other interests in the Trust relating to any Series or the rights, if any, of any Enhancement Providers to receive payments from the Trust. The holder of the Exchangeable Transferor Certificate will have the right to a percentage (the "Transferor Percentage") of all cardholder payments from the Receivables in the Trust.

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, during the Revolving Period, the Invested Amount will remain constant except under certain limited circumstances. See "Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs." The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, the Invested Amount of such Series will generally decline as payments of principal are distributed or accumulated pending distribution to the Certificateholders. As a result, the Transferor Interest will generally increase each month during an Amortization Period for any Series to reflect the reductions in the Invested Amount of such Series and will also change to reflect the variations in the amount of Principal Receivables in the related Trust. The Transferor Interest may also be reduced as the result of an Exchange. See
" -- Exchanges."

     Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates unless Definitive Certificates are issued. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See " -- Book-Entry Registration" and " -- Definitive Certificates."

     If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Series of Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates issued in book-entry form, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under any related Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of

Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the related Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the Invested Amount advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

     Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

INTEREST PAYMENTS

     For each Series of Certificates and Class thereof, interest will accrue from the relevant Closing Date on the applicable Certificate amount (or other amount specified in the related Prospectus Supplement), at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the related Prospectus Supplement. Interest payments on any Distribution Date will generally be funded from collections of Finance Charge Receivables allocated to the Invested Amount during the preceding monthly period or periods (each, a "Due Period"), as described in the related Prospectus Supplement, and may be funded from certain investment earnings on funds held in certain accounts of the Trust, from any applicable Enhancement, if necessary, or from certain other sources specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made (including any penalty interest on overdue interest), the Certificate Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

PRINCIPAL PAYMENTS

     Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period, Principal Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified in or determined in the manner specified in the related Prospectus Supplement, and during the Early Amortization Period, which will begin upon the occurrence of an Early Amortization Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a Principal Funding Account for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Due Period or Periods as specified in the related Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

     Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate or investment agreement or other arrangement specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the related Prospectus Supplement.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     The Transferor has transferred and assigned to the Trust all of its right, title and interest in and to Receivables in certain Accounts selected from its portfolio of consumer revolving credit card accounts, all of the Receivables created under such Accounts and the proceeds of all of the foregoing.

     In connection with the transfer of the Receivables by the Transferor to the Trust, the Transferor has indicated in its records, including any computer files, that the Receivables have been transferred from the Transferor to the Trust. In addition, the Transferor has provided to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Account (i) its account number and (ii) the amount of Receivables in such Account. FNANB, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other credit card accounts and receivables and neither the computer files nor the physical documentation relating to the Accounts or Receivables will be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders. The Transferor has filed UCC-1 financing statements in accordance with Georgia state law to perfect the Trust's interest in the Receivables. See "Risk Factors -- Certain Legal Aspects" and "Certain Legal Aspects of the Receivables."

EXCHANGES

     The Agreement provides for the Trustee to issue two types of certificates:
(i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Interest, which will be held by the Transferor and generally will not be transferable. The Agreement will also provide that, pursuant to any one or more Series Supplements, the Transferor may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the Certificates evidencing any Series of Certificates, to the Trustee in exchange for one or more newly issued Series and a reissued Exchangeable Transferor Certificate. Under the Agreement, the Transferor may define, with respect to any newly issued Series: (i) its name or designation, (ii) its initial principal amount (or method for calculating such amount), (iii) its Certificate Rate (or formula for the determination thereof),
(iv) the interest payment date or dates and the date or dates from which interest shall accrue, (v) the method for allocating collections and Defaulted Receivables to Certificateholders, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts, (vii) the percentage used to calculate servicing fees, (viii) the minimum transferor interest percentage (the "Minimum Transferor Interest Percentage") and the series minimum transferor amount (the "Series Minimum Transferor Amount") applicable to such Series, (ix) the minimum amount of Principal Receivables required to be maintained with respect to such Series, (x) the issuer and terms of any Enhancement with respect thereto, (xi) the base rate for such Series, if applicable, (xii) the terms on which the Certificates of such Series may be repurchased at the Transferor's option or remarketed to other investors, (xiii) the Stated Series Termination Date, (xiv) any deposit into any account maintained for the benefit of Certificateholders, (xv) the number of Classes of such Series, and any other interests in the Trust relating to such Series, and if more than one Class, the rights and priorities of each such Class, and the rights and priorities of any holder of any related interest, (xvi) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a temporary or global certificate will be paid), (xvii) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon, (xviii) the priority of any Series with respect to any other Series, if applicable, (xix) the rights of the holder of the Exchangeable Transferor Certificate that have been transferred to Certificateholders of such Series and (xx) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the Transferor will deliver to the Trustee written confirmation that the Exchange will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding Series. The Transferor may offer any Series of Certificates to the public under a Disclosure Document in transactions either registered under the Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series of Certificates may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor intends to offer additional Series.

     The Agreement provides that the Transferor may perform Exchanges and define Principal Terms such that each Series has a period during which amortization of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their Revolving Periods while other Series are not. Thus, certain Series may not be amortizing, while other Series are amortizing. Each Series may have the benefits of a form of Enhancement issued by issuers different from the issuers of the form of Enhancement with respect to any other Series.

Under the Agreement, the Trustee will hold any such Enhancement only on behalf of the Series to which it relates. Likewise, with respect to each such Enhancement, the Transferor may deliver a different form of Enhancement agreement. The Agreement also provides that the Transferor may specify different Certificate Rates and Investor Servicing Fees with respect to each Series. The Transferor also has the option under the Agreement to vary between Series the terms upon which Series may be repurchased at the Transferor's option or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There is no limit to the number of Exchanges that the Transferor may perform under the Agreement. The Trust will terminate only as provided in the Agreement.

     Under the Agreement and pursuant to a Series Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Transferor may perform an Exchange by notifying the Trustee at least three business days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its Initial Invested Amount and Pre-Funded Amount, if applicable (or the method for calculating such amount) and (ii) its Certificate Rate or Rates (or the method for allocating interest payments or other cash flow to such Series). On the date of the Exchange, the Trustee will issue any such Series only upon delivery to it of the following: (i) a Series Supplement in form satisfactory to the Trustee signed by the Transferor and specifying the Principal Terms of such Series, (ii) the Enhancement agreement, if any, with respect thereto executed by the Transferor, if applicable, and the provider of the Enhancement, (iii) an opinion of counsel to the effect that Certificates of such Series (other than any Class required to be retained by the Transferor) will be characterized either as indebtedness or an interest in a partnership (that is not taxable as a corporation) under existing law for Federal income tax purposes and that the issuance of such Series will not have a material adverse impact on the Federal income tax characterization of any outstanding Series that have been the subject of a previous opinion of tax counsel or result in the Trust being taxable as an association for Federal or applicable state tax purposes, (iv) written confirmation from the applicable Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series and (v) the existing Exchangeable Transferor Certificate and the applicable Certificates of the Series to be exchanged, if applicable. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the Certificates of the exchanged Series, if applicable, and issue the new Series and new Exchangeable Transferor Certificate.

COVENANTS, REPRESENTATIONS AND WARRANTIES

     The Transferor has represented and warranted to the Trustee for the benefit of all Certificateholders of all Series which from time to time may have an interest in the Trust that, (i) as of the Cut Off Date or creation date, as applicable, and, in the case of Receivables in Additional Accounts, as of the related cut off date for any such Additional Accounts (the "Additional Account Cut Off Date"), each Receivable then existing is an Eligible Receivable and (ii) as of the initial Closing Date, and as of the applicable Additional Account Closing Date with respect to Additional Accounts, and as of the applicable creation date with respect to Automatic Additional Accounts, the computer file or list of Accounts, Additional Accounts or Automatic Additional Accounts, as the case may be, provided by the Transferor to the Trustee was an accurate and complete listing of all such Accounts in all material respects and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder was true and correct in all material respects as of the Cut Off Date, the Additional Account Cut Off Date or creation date, as applicable. In the event that any of the representations and warranties described in clauses (i) and (ii) above is not true and correct and, as a result, any Receivable is charged off as uncollectible or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired, then, unless such breach is cured within 60 days or any longer period agreed upon by the Trustee (not to exceed an additional 90 days) from the earlier to occur of the discovery of any such event by the Transferor or the Servicer or receipt by the Transferor or the Servicer of written notice of any such event given by the Trustee, the Transferor shall accept the transfer of such Receivable (an "Ineligible Receivable") by directing the Servicer to deduct the principal balance of such Ineligible Receivable from the aggregate amount of Principal Receivables. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be reduced below zero (after giving effect to the addition of any Principal Receivables to the Trust), the Transferor will make a deposit into the Excess Funding Account in an amount equal to the amount by which the Transferor Amount would be reduced below zero. Any deposit into the Excess Funding Account in connection with the reassignment of an Ineligible Receivable shall be deemed a payment in full of the Ineligible Receivable. Any amounts so paid by the Transferor shall be allocated in respect of Principal Receivables and Finance Charge Receivables as provided in the Agreement. Additionally, the Transferor has covenanted in the Agreement to accept, under certain conditions, the transfer of each Receivable which is subject to certain specified liens immediately upon the discovery of such liens.

     The obligation of the Transferor to accept reassignment of any Ineligible Receivable as described above is the sole remedy with respect to such Receivable available to the Trustee or the Certificateholders.

     The Transferor will represent and warrant as of each Closing Date, to the Trustee for the benefit of Certificateholders of all Series which from time to time may have an interest in the Trust, that (i) the Transferor is duly organized and validly existing in good standing under the laws of the United States of America, has the full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Agreement and any Series Supplement and to execute and deliver to the Trustee the Certificates pursuant to the Agreement, (ii) the Agreement and any Series Supplement constitute legal, valid, binding and enforceable obligations of the Transferor, and (iii) the Agreement constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables, whether then existing or thereafter created in the Accounts, and the proceeds thereof, or the grant of a first priority perfected security interest in such Receivables and, with certain exceptions made for certain limited time periods, the proceeds thereof, which is effective as to each Receivable upon the transfer thereof to the Trust or upon its creation, as the case may be. In the event that (x) any of the representations and warranties described in clauses (i) through (iii) above is not true and correct or (y) a material amount of Receivables are not Eligible Receivables, and in either case such event has a material adverse effect on the interest of holders of the Certificates of all Series (without regard to the amount of any Enhancement), either the Trustee or the holders of Certificates or other interests in the Trust evidencing undivided interests in the Trust aggregating more than 50% of the aggregate Invested Amount of all Series, by written notice to the Transferor (and to the Trustee and the Servicer, if given by the Certificateholders), may direct the Transferor to accept reassignment of all Receivables within 60 days of such notice or any longer period agreed upon by the Trustee (not to exceed an additional 90 days). The Transferor will be obligated to accept reassignment of all such Receivables on a Distribution Date occurring within such applicable period, unless the representations and warranties shall then be true and correct in all material respects or there shall no longer be a material amount of such Receivables which are not Eligible Receivables, as the case may be. The price for such transfer of Receivables shall be equal to the sum of the aggregate Invested Amounts of all Series on the Record Date related to the applicable Distribution Date on which the transfer is scheduled to be made (less the aggregate principal amount on deposit in any Principal Funding Account) plus an amount equal to all interest accrued but unpaid on all Series at the applicable Certificate Rates through the end of the Interest Periods of such Series plus certain amounts payable to Enhancement Providers, if applicable. The payment of such amount into the Collection Account in immediately available funds will be considered a prepayment in full of all such Receivables and will be paid in full to the Certificateholders and, if applicable, to Enhancement Providers. The obligations described above are the sole remedies respecting the foregoing representations, warranties and events available to the Trustee or the Certificateholders.

     An "Eligible Receivable" is defined to mean each Receivable (i) which has arisen under an Eligible Account, (ii) which was created in compliance with all applicable requirements of law and pursuant to a cardholder agreement which complies with all applicable requirements of law in either case the failure to comply with which would have a material adverse effect upon Certificateholders,
(iii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery and performance by the Transferor of the related cardholder agreement have been duly obtained or given and are in full force and effect as of such date of creation, (iv) as to which at the time of the transfer of such Receivable to the Trust, the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except those permitted by the Agreement), (v) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust, (vi) which will at all times be the legal, valid and binding payment obligation of the cardholder thereof enforceable against such cardholder in accordance with its terms, subject to certain bankruptcy and equity related exceptions, (vii) which constitutes "chattel paper," an "account" or a "general intangible" under and as defined in Article 9 of the UCC, (viii) which, at the time of its transfer to the Trust, has not been waived or modified except in accordance with the policies and procedures of the Transferor relating to the operation of its consumer credit card business, (ix) which is not subject to any setoff, right of rescission, counterclaim or other defense (including the defense of usury), other than certain bankruptcy and equity related defenses, (x) as to which the Transferor has satisfied all obligations to be fulfilled at the time it is transferred to the Trust and (xi) as to which the Transferor has done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or Certificateholders therein. In order to qualify as an "Eligible Account," each such Account must, as of the date of its selection, (i) be in existence and owned by the Transferor, (ii) be payable in United States dollars, (iii) not have the related credit card reported lost or stolen or be designated as fraudulent, (iv) not be identified in the Transferor's computer files as cancelled due to the obligor's bankruptcy, insolvency or death, (v) not have the receivables in such Account written off as uncollectible, (vi) not have the receivables in such Account assigned, pledged or sold, (vii) have an obligor who has provided a billing address in the United States or its territories or possessions and (viii) not be an account with respect to which the Transferor or any affiliate of the Transferor is the obligor.

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. In addition, it is not required or anticipated that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Agreement or for any other purpose. The Servicer, however, is required to deliver to the Trustee on or before June 30 of each calendar year, beginning with June 30, 1996, an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables.

ADDITION OF ACCOUNTS

     Subject to the conditions set forth below, the Transferor has the right to designate from time to time Additional Accounts to be included as Accounts and to convey to the Trust on designated dates all Receivables in such Additional Accounts (each such date, an "Additional Account Closing Date"), whether such Receivables are then existing or thereafter created. In addition, the Transferor is required to designate Additional Accounts (to the extent available) and to transfer the Receivables in such Additional Accounts to the Trust if, as of the end of any Due Period, the Transferor Amount (after giving effect to any amounts deposited into the Excess Funding Account) is less than the sum of the Series Minimum Transferor Amounts (the "Minimum Transferor Amount") or if, as of the end of any Due Period, the aggregate Principal Receivables is less than the minimum amount of Principal Receivables (the "Minimum Aggregate Principal Receivables"), which shall be the Initial Invested Amount of each such Series unless otherwise specified in the Supplement therefor, required by the Agreement. Failure to make any such required designation when required or within 10 business days thereafter will result in an Early Amortization Event with respect to the related Series. The Transferor will in each case convey to the Trust its interest in all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created, subject to the following conditions, among others: (i) each such Additional Account at the time of its selection must be an Eligible Account; (ii) the selection of the Additional Accounts by the Transferor will be made in a manner which it believes will not materially adversely affect the interests of the Certificateholders or any provider of Enhancement; and (iii) the Transferor shall have delivered prior written notice of the addition to the applicable Rating Agency, the Trustee and the Servicer, and, if required by the Agreement, shall have been notified in writing that such addition will not result in a reduction or withdrawal of the rating of any Series of Certificates.

     In addition, the Transferor has the right to designate Eligible Accounts to be included automatically as Accounts upon their creation ("Automatic Additional Accounts") subject to certain limitations set forth in the Agreement. The Transferor may generally discontinue the inclusion of Automatic Additional Accounts at any time, in its sole discretion.

     Although each Additional Account or Automatic Additional Account must satisfy certain criteria set forth in the Agreement at the time of its selection, Additional Accounts and Automatic Additional Accounts may not be of the same credit quality as the initial Accounts.

REMOVAL OF ACCOUNTS

     Subject to the conditions set forth in the second succeeding sentence, the Transferor has the right to designate certain Accounts, the Receivables in which are to be removed from the Trust (the "Removed Accounts") and to accept the conveyance of all the Receivables in the Removed Accounts, without notice to the Certificateholders. The Transferor is permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the Transferor shall have delivered to the Trustee for execution a written instrument of reassignment and a computer file or microfiche list containing a true and complete list of the Removed Accounts identified by account number and aggregate amount of Receivables; (ii) the Transferor shall represent and warrant that no selection procedure believed by the Transferor to be materially adverse to the interests of the Certificateholders or any provider of Enhancement was utilized in selecting the Removed Accounts; (iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause an Early Amortization Event to occur or cause the Transferor Amount to be less than the Minimum Transferor Amount; (iv) the Transferor shall have delivered prior written notice of the removal to each Rating Agency which has rated any outstanding Series and prior to the date on which such Receivables are to be removed shall have received notice from each Rating Agency that such removal will not cause the reduction or withdrawal of its rating of any Series of Certificates (the "Rating Agency Condition"); and (v) the Transferor shall have delivered to the Trustee and each Rating Agency an officer's certificate confirming the items set forth in clauses (i) through (iv) above.

DISCOUNT OPTION

     The Transferor may at any time designate a specified percentage (the "Discount Percentage") of the amount of Receivables arising in the Accounts on and after the date such option is exercised that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). Such designation will become effective upon satisfaction of the requirements set forth in the Agreement, including written confirmation by each Rating Agency of its then current rating of each outstanding Series of Certificates. On the date of processing of any collections, the product of the Discount Percentage and collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement. The use of such discount option may be discontinued by the Transferor upon satisfaction of the requirements set forth in the Agreement, including written confirmation by each Rating Agency of its then current rating of each outstanding Series of Certificates.

COLLECTION ACCOUNT

     The Trustee has established and will maintain or cause to be maintained, in the name of the Trustee, on behalf of the Trust, a segregated trust account (the "Collection Account") for the benefit of the Certificateholders with an Eligible Institution. An "Eligible Institution" means (i) a depositary institution, which may include the Trustee, organized under the laws of the United States or any one of the States thereof including the District of Columbia (or any domestic branch or agency of any foreign bank), which at all times has a short-term unsecured debt or certificate of deposit rating of at least A-1+ and P-1 by the applicable Rating Agency or a long-term unsecured debt rating of at least AAA or Aa2 by the applicable Rating Agency or (ii) a depository institution, which may include the Trustee, otherwise acceptable to each Rating Agency; provided, however, that no such rating shall be required of an institution which shall have corporate trust powers and which maintains the Collection Account, any Principal Funding Account, any Interest Funding Account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution. Funds in the Collection Account may be invested, at the direction of the Servicer, in (i) obligations of or fully guaranteed by the United States of America or its agencies, (ii) time deposits, demand deposits, certificates of deposit or banker's acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency, (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from the applicable Rating Agency, (iv) money market funds which have a rating in the highest category from the applicable Rating Agency, (v) Eurodollar time deposits having, at the time of the Trust's investment or contractual commitment to invest therein, a rating in the highest rating category from the applicable Rating Agency, (vi) repurchase agreements involving certain of the above-listed investments so long as the counterparty thereto has at the time of the Trust's investment therein, a rating in the highest rating category from the applicable Rating Agency and (viii) any other investments as may be approved in writing by the applicable Rating Agency prior to the Trust's investment therein (collectively, the "Eligible Investments"). Any such investment shall be held to maturity. Any earnings (net of losses and investment expenses) on funds in the Collection Account shall be paid monthly to the Transferor unless an Early Amortization Event occurs, in which event such funds will remain on deposit in the Collection Account. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the Servicer's or the Trustee's duties under the Agreement. So long as no Servicer Default has occurred and FNANB or an affiliate of FNANB maintains certain short-term credit ratings, or obtains written confirmation of the ratings on the Certificates from each Rating Agency, the Servicer need not deposit funds into the Collection Account until the business day preceding the following Distribution Date and may use such funds for its own purposes. See " -- Allocation of Collections; Deposits in Collection Account."

ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT

     No later than the second business day following each date of processing, the Servicer will, subject to certain exceptions specified in the related Series Supplement and except as described below, deposit collections on the Receivables and payments made by the Transferor in respect of Ineligible Receivables allocable to the Invested Amount into the Collection Account. So long as a Servicer Default has not occurred, FNANB or an affiliate of FNANB is the Servicer and FNANB (i) maintains a short-term certificate of deposit rating or meets other criteria required by the applicable Rating Agency, or (ii) obtains a written notification from each Rating Agency to the effect that such Rating Agency does not intend to downgrade or withdraw its then current rating of any outstanding Series of Certificates despite the Servicer's inability to satisfy the rating requirement specified in clause (i), and for the two business day period following any reduction of such rating or failure to satisfy the conditions of clause (ii), the Servicer need not deposit collections on the Receivables and payments made by the Transferor in respect of Ineligible Receivables allocable to the Certificateholders' interest into the Collection Account on the date indicated in the preceding sentence but may use for its own benefit all such collections and payments until the business day preceding the Distribution Date at which time the Servicer must deposit such amounts (net of the Investor Servicing Fee and net of any amounts to be distributed to the Transferor) into the Collection Account. Until such collections and payments are deposited in the Collection Account, such amounts will not be segregated from the assets of the Servicer, and the proceeds of any short term investment of such proceeds will accrue to the Servicer. While the Servicer holds collections on the Receivables and payments made by the Transferor in respect of Ineligible Receivables and is permitted to use such collections and payments for its own benefit, the Certificateholders are subject to risk of loss, including risk resulting from the insolvency of the Servicer. The Servicer will pay no fee to the Trust or the Certificateholders for use of collections on the Receivables and payments made by the Transferor in respect of Ineligible Receivables. Collections on Receivables allocable to the Transferor Interest will be remitted by the Servicer on each business day to the Transferor.

FUNDING PERIOD

     For any Series of Certificates, the related Prospectus Supplement may specify that for a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency (the "Pre-Funded Amount") will be held in a trust account established with the trustee for the benefit of the Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of other Series. The related Prospectus Supplement will specify the Initial Invested Amount with respect to such Series, the aggregate principal amount of such Series (the "Full Invested Amount") and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are delivered to the Trust or as the Invested Amounts of other Series are reduced. The Invested Amount may also decrease due to Investor Charge Offs as provided in the related Prospectus Supplement.

     During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount. In the event that the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, moneys in the Pre-Funding Account will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, on each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Due Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

INVESTED PERCENTAGE AND TRANSFEROR PERCENTAGE

     The Servicer will allocate between the Invested Amount of each Series (and between each Class of or other interest in the Trust in respect of each Series) and the Transferor Interest and, in certain circumstances, to Enhancement Providers all collections of Finance Charge Receivables, all collections of Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Invested Percentage of each Series and the Transferor Percentage in each case. The Prospectus Supplement relating to a Series will specify the Invested Percentage with respect to the allocations of collections of Principal Receivables, collections of Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period and any Amortization Period. The Invested Percentage for a Series may be based on an amount other than the Invested Amount. In addition, for each Series of Certificates having more than one Class, the related Prospectus Supplement will specify the method of allocation between Classes.

     The Transferor Percentage will, in all cases, be equal to 100% minus the aggregate Invested Percentages for all Series then outstanding.

APPLICATION OF COLLECTIONS

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will apply or cause the Trustee to apply funds deposited in the Collection Account with respect to each Distribution Date to make the following distributions:

          (a) an amount equal to the applicable Invested Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be allocated and distributed as described in the related Prospectus Supplement;

          (b) during the Revolving Period, an amount equal to the applicable Invested Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be paid to the holder of the Exchangeable Transferor Certificate, unless the Transferor Amount would be reduced below zero, or to other amortizing Series, as described in the related Prospectus Supplement;

          (c) during the Controlled Amortization Period or Accumulation Period, as applicable, an amount equal to the applicable Invested Percentage of the aggregate amount of such deposits in respect of Principal Receivables up to the amount, if any, as specified in the related Prospectus Supplement will be allocated and distributed to Certificateholders or deposited in the Principal Funding Account as described in the related Prospectus Supplement, provided that if collections of Principal Receivables exceed the principal payments which are to be distributed to Certificateholders or deposited in the Principal Funding Account, the amount of such excess will be paid to the holder of the Exchangeable Transferor Certificate, unless the Transferor Amount would be reduced below the Minimum Transferor Amount, or to other amortizing Series, as described in the related Prospectus Supplement; and

          (d) during the Principal Amortization Period, if applicable, and the Early Amortization Period, an amount equal to the applicable Invested Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be allocated and distributed to Certificateholders as described in the related Prospectus Supplement.

     In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.

SHARED PRINCIPAL COLLECTIONS

     Collections of Principal Receivables and certain other amounts for any Due Period allocated to any Series in a Group will first be used to cover certain amounts described in the related Series Supplements (including any required deposits into a Principal Funding Account or required distributions to Certificateholders of such Series). The Servicer will determine the amount of collections of Principal Receivables for any Due Period (plus certain other amounts required by the related Series Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series in such Group (collectively, "Shared Principal Collections"), and will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Series in such Group which are either scheduled or permitted and which have not been covered out of collections of Principal Receivables and certain other amounts for such Series, provided that the Series Supplement for such Series so provides ("Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Due Period, Shared Principal Collections will be allocated pro rata among the Series in a Group entitled to the benefits thereof based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be distributed to the holder of the Exchangeable Transferor Certificate; provided, however, that (a) such Shared Principal Collections will be distributed to the holder of the Exchangeable Transferor Certificate only to the extent the Transferor Amount is greater than the Minimum Transferor Amount and (b) in certain circumstances described below under " -- Excess Funding Account," such Shared Principal Collections will be deposited in the Excess Funding Account. Any such reallocation of collections of Principal Receivables and other amounts will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated.

EXCESS FUNDING ACCOUNT

     If on any date the Transferor Amount is less than the Minimum Transferor Amount (after giving effect to any addition of Principal Receivables to the Trust), the Servicer shall not distribute to the holder of the Exchangeable Transferor Certificate any collections of Principal Receivables that otherwise would be distributed to the holder of the Exchangeable Transferor Certificate, but shall deposit such funds in a deposit account (which may be a sub-account of the Collection Account) established and maintained by the Servicer for the benefit of the Certificateholders entitled to the benefits thereof, in the name of the Trustee, on behalf of the Trust, with the Trustee or an Eligible Institution and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of such Certificateholders (the "Excess Funding Account"). Funds on deposit in the Excess Funding Account will be withdrawn and paid to the holder of the Exchangeable Transferor Certificate on any date to the extent that the Transferor Amount exceeds the Minimum Transferor Amount on such date; provided, however, that if an Accumulation Period, Controlled Amortization Period, Principal Amortization Period or Early Amortization Period commences with respect to any Series in a Group entitled to the benefits of Shared Principal Collections, any funds on deposit in the Excess Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series, if the Series Supplement with respect to such Series so provides.

     Funds on deposit in the Excess Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Excess Funding Account during any Due Period will be withdrawn from the Excess Funding Account and treated as collections of Finance Charge Receivables with respect to such Due Period.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     Any Series may be included in a Group of Series. Each Series in a Group will be entitled to share Shared Excess Finance Charge Collections in the manner, and to the extent, described below with each other Series, if any, in such Group. Collections of Finance Charge Receivables and certain other amounts allocable to any Series which is included in such Group in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Enhancement) that are payable out of collections of Finance Charge Receivables ("Shared Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in such Group, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in such Group, provided, however, that the sharing of Shared Excess Finance Charge Collections among Series in a Group will continue only until such time, if any, at which the Transferor shall deliver to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor or its counsel, the continued sharing of Shared Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to the Transferor. Following the delivery by the Transferor of any such certificate to the Trustee there will not be any further sharing of Shared Excess Finance Charge Collections among the Series in a Group. In all cases, any Shared Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the holder of the Exchangeable Transferor Certificate. While the Transferor believes that, based upon applicable rules and regulations as currently in effect, the sharing of Shared Excess Finance Charge Collections among Series in a Group will not have adverse regulatory implications for it, there can be no assurance that this will continue to be true in the future.

COMPANION SERIES

     If so provided in the Prospectus Supplement relating to a Series, such Series is subject to being paired with another Series (in such case, a "Companion Series"). The Prospectus Supplement for such Series and the Prospectus Supplement for the Companion Series will each specify the relationship between the Series.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS

     "Defaulted Receivables" for any Due Period are Principal Receivables in Accounts which were charged off as uncollectible in such Due Period ("Defaulted Accounts"). Receivables in an Account will be considered charged off for the purposes of the Agreement on the date on which such Account is charged off in accordance with the customary and usual servicing procedures of the Servicer, but in any event no later than the earlier of (i) the last day of the calendar month in which such Account becomes 180 days delinquent on a contractual basis and (ii) 30 days after receipt of notice by the Servicer that the related obligor has died or has become the subject of a bankruptcy petition. The default amount (the "Default Amount") for any Due Period will be an amount (not less than zero) equal to (a) the amount of the Principal Receivables that were charged off in such Due Period less (b) the amount of recoveries received by the Servicer with respect to Defaulted Accounts during such Due Period. A portion of all Defaulted Receivables (the "Investor Default Amount") will be allocated to the Invested Amount for each Distribution Date in an amount equal to the product of (a) the Invested Percentage applicable during the immediately preceding Due Period and (b) the Default Amount for such Due Period. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so described in the related Prospectus Supplement, an amount equal to the Investor Default Amount for any Due Period may be paid from other amounts, including from any Enhancement, and may be applied to pay principal to Certificateholders or the holder of the Exchangeable Transferor Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may by paid to the Senior Certificateholders to make up any Investor Default Amount allocable to such Senior Certificateholders.

     With respect to each Series of Certificates, if the amount payable on a Distribution Date or other specified date in respect of interest on the Certificates, the Investor Servicing Fee (unless otherwise specified in the related Prospectus Supplement), the Investor Default Amount and other required fees exceeds the amount on deposit in the Collection Account available therefor (including Shared Excess Finance Charge Collections, if applicable), available Enhancement amounts, if any, available reallocated collections of Principal Receivables, if any, and amounts available from other specified sources, then the Invested Amount with respect to such Series will be reduced by the amount of such excess, but not more than the Investor Default Amount (an "Investor Charge-Off"). Investor Charge-Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Collection Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount with respect to such Series. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Classes thereof.

     If the Servicer makes a downward adjustment of the amount of any Receivable because of a rebate, refund, unauthorized charge, billing error or certain other noncash items, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving collections therefor or charging off such amount as uncollectible, or any Receivable is discovered as having been created through a fraudulent or counterfeit charge (each, an "Adjustment"), the aggregate Principal Receivables will be reduced by the amount of such Adjustments. To the extent that such reduction in the aggregate Principal Receivables would cause
(i) the aggregate Principal Receivables (as reduced) plus the Excess Funding Account balance to be less than (ii) the aggregate Invested Amount of all Series plus the Minimum Transferor Amount, then the amount of such deficiency will be allocated among all Series. If such allocation for a Series exceeds the Series Minimum Transferor Amount of such Series, a reduction in the Invested Amount of such Series would occur unless the Transferor deposits sufficient amounts into the Excess Funding Account. Any such deposit into the Excess Funding Account shall be deemed a collection of Principal Receivables.

DEFEASANCE

     Pursuant to the Agreement, the Transferor may terminate its substantive obligations in respect of a Series (the "Defeased Series") by depositing with the Trustee, under the terms of an irrevocable trust agreement satisfactory to the Trustee, from amounts representing or acquired with collections on the Receivables (allocable to the Defeased Series and available to purchase additional Receivables), monies or Eligible Investments sufficient to make all remaining scheduled interest and principal payments on the Defeased Series on the dates scheduled for such payments and to pay all amounts owing to any provider of Enhancement with respect to the Defeased Series. To achieve that end, the Transferor has the right to use collections on Receivables to purchase Eligible Investments rather than additional Receivables. Prior to its exercise of its right to substitute monies or Eligible Investments for Receivables, the Transferor shall deliver to the Trustee an opinion of counsel that such deposit and termination of obligations will not be treated for Federal income tax purposes as a sale or exchange by the holders of the Defeased Series and to the Servicer and the Trustee written notice from each Rating Agency that such transaction will not result in a withdrawal or downgrading of the rating of any outstanding Series. In addition, the Transferor must comply with certain other requirements set forth in the Agreement, including requirements that the Transferor deliver to the Trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the Trust to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and that the Transferor deliver to the Trustee and certain providers of Enhancement a certificate of an authorized officer stating that, based on the facts known to such officer at the time, in the reasonable opinion of the Transferor, such deposit and termination of obligations will not at the time of its occurrence cause an Early Amortization Event or an event that, after the giving of notice or the lapse of time, would constitute an Early Amortization Event to occur with respect to any Series. If the Transferor discharges its substantive obligations in respect of the Defeased Series, any Enhancement for the affected Series might no longer be available to make payments with respect thereto.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

     With respect to each Series, the Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the Invested Amount (and any other amount specified in the related Series Supplement) is reduced to an amount less than or equal to 5% (or such other amount specified in the related Prospectus Supplement) of the initial outstanding principal amount of the Certificates, if certain conditions set forth in the related Series Supplement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates and any other amounts specified in the related Series Supplement.

     The Certificates of each Series will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "Stated Series Termination Date"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Invested Amount is greater than zero on the Stated Series Termination Date, the Trustee will sell or cause to be sold certain Receivables allocable to such Series (in an amount up to 110% of the Invested Amount and any other amount specified in the related Series Supplement) in the manner provided in the Agreement and Series Supplement and pay the net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Invested Amount plus accrued and unpaid interest on the Certificates and any other amounts specified in the related Series Supplement, to the Certificateholders of such Series on such Stated Series Termination Date as final payment of the Certificates.

     Unless the Transferor instructs the Trustee otherwise, the Trust will only terminate on the earlier to occur of: (i) the day following the date on which funds shall have been deposited in the Collection Account sufficient to pay the aggregate Invested Amount and any Enhancement Invested Amount plus applicable Certificate Interest accrued through the last day of the interest accrual period preceding such Distribution Date in full on all Series of Investor Certificates and (ii) September 1, 2094 and (iii) the expiration of 21 years from the death of the last survivor of the descendants of George Herbert Walker Bush, former

President of the United States, living on the date hereof (the "Final Termination Date"). Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Transferor all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than amounts in the accounts maintained by the Trust for the final payment of principal and interest to Certificateholders).

EARLY AMORTIZATION EVENTS

     Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement unless an Early Amortization Event occurs prior to such date. An "Early Amortization Event" occurs with respect to all Series issued by the Trust upon the occurrence of either of the following events:

          (a) certain events of insolvency, conservatorship or receivership relating to the Transferor (such events include the appointment (voluntary or involuntary) of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Transferor or all or substantially all of its property; the Transferor admitting in writing its inability to pay its debts as they become due, filing a petition to take advantage of an insolvency or reorganization statute, making an assignment for the benefit of its creditors or voluntarily suspending payment of its obligations; and the Transferor being unable to transfer Receivables to the Trust in accordance with the Agreement); or

          (b) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In addition, an Early Amortization Event may occur with respect to any specific Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which an Early Amortization Event is deemed to have occurred, the Early Amortization Period will commence. If, because of the occurrence of an Early Amortization Event, the Early Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

     If the only Early Amortization Event to occur is either the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, the receiver or conservator for the Transferor may have the power to delay or prevent commencement of the Early Amortization Period.

     In addition to the consequences of an Early Amortization Event discussed above, if the Transferor voluntarily enters liquidation or any person is appointed a receiver or conservator of the Transferor, on the day of such liquidation or appointment the Transferor will immediately cease to transfer Receivables to the Trust and the Transferor will promptly give notice to the Trustee of such appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and to the best of its ability. With respect to Series issued prior to Series 1996-1 (each, a "Pre-existing Series"), unless otherwise instructed within a specified period by the holders representing undivided interests aggregating more than 50% of the interests in each Class of a Pre-existing Series, the Trustee will sell, dispose of or otherwise liquidate the portion of the Receivables allocated to such Pre-existing Series in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms. With respect to each Series other than a Pre-existing Series, unless otherwise instructed within a specified period by holders representing undivided interests aggregating more than 50% of the interests in each Class of each such Series (including a majority in interest in each collateral indebtedness interest) and holders of more than 50% of the invested amount of each Class of each Pre-existing Series, each holder of an interest in the Transferor Interest (other than the Transferor) and any other person specified in any Series Supplement, the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to all Series other than the Pre-existing Series in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections allocable to such Certificateholders and such proceeds will be distributed to the applicable Certificateholders and other holders of interests in the Trust, if applicable, in the manner provided in the related Prospectus Supplement. If the Trustee is instructed not to sell a portion of the Receivables allocable to a Series, as described above, then the Trust shall continue with respect to such Series pursuant to the terms of the Agreement and the applicable Series Supplement. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership."

INDEMNIFICATION

     The Agreement provides that the Servicer will indemnify the Trust, for the benefit of Certificateholders, and the Trustee, including its officers, directors and employees, from and against any loss, liability, expense,damage or injury arising out of or relating to any claims, actions or proceedings brought or asserted by third parties which are suffered or sustained by reason of any acts or omissions of the Servicer pursuant to the Agreement or any Series Supplement; provided, however, that the Servicer shall not indemnify the Trust, for the benefit of Certificateholders, or the Trustee or its officers, directors or employees for any liabilities, costs or expenses with respect to (i) any action taken by the Trustee at the request of Certificateholders, (ii) any U.S. Federal, state or local taxes required to be paid by the Trust, the Trustee or the Certificateholders, (iii) with respect to the Trustee and its officers, directors and employees, any wrongful actions taken by or omissions of the Trustee or (iv) market or investment risks of Certificateholders.

     Under the Agreement, the Transferor will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) arising out of or based on the arrangement created by the Agreement or the actions of the Servicer taken pursuant to the Agreement as though the Agreement created a partnership under the Uniform Partnership Act. The Transferor will also pay, indemnify and hold harmless each Certificateholder for any such losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) except to the extent that they arise from any action by any Certificateholder. In the event of a Service Transfer, the successor Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the actions or omissions of such successor Servicer.

     Except as provided in the preceding paragraph, the Agreement provides that none of the Transferor, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders, any Enhancement provider or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. However, none of the Transferor, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties.

     In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Agreement, the Servicer, whether acting itself or through one or more subservicers, will be responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures and the degree of skill and care applied or exercised with respect to credit card receivables owned by the Servicer or any subservicer. The Servicer and any subservicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

     Servicing activities performed by the Servicer with respect to the Accounts include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, providing billing records to cardholders and maintaining internal records. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

SERVICER COVENANTS

     In the Agreement, the Servicer has covenanted to the Certificateholders and the Trustee as to each Receivable and related Account that: (i) it will duly fulfill in all material respects all obligations on its part to be fulfilled under or in connection with the Receivable or Account, will maintain in effect all material qualifications required in order to service the Receivable or Account and will comply with all applicable requirements of law in connection with servicing the Receivable or the Account the failure to comply with which would have a material adverse effect on Certificateholders (without regard to the amount of any Enhancement); (ii) it will not permit any rescission or cancellation of the Receivable, except as ordered by a court of competent jurisdiction or except in accordance with the Servicer's usual and customary servicing practices; and (iii) it will do nothing to impair the rights of the Certificateholders in the Receivable and will not reschedule, revise or defer payments due on the Receivable, except in accordance with the Servicer's usual and customary servicing practices.

     Under the terms of the Agreement, the Servicer is obligated to accept the transfer of any Receivable if it discovers, or receives written notice from the Trustee, that any covenant of the Servicer set forth above has not been complied with in respect of such Receivable, and such breach has a material adverse effect on the interest of the Certificateholders in such Receivable, and such noncompliance has not been cured within 60 days thereafter (or such longer period not to exceed an additional 90 days). Such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable into the Collection Account on the business day preceding the Distribution Date following the Due Period during which such obligation arises. The amount of such deposit shall be deemed a payment in respect of the related Receivable and will be treated under the Agreement in the same manner as are payments received by the Servicer from cardholders under the Accounts. Any amounts so paid by the Servicer shall be allocated in respect of Principal Receivables and Finance Charge Receivables as provided in the Agreement. This transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders if such covenant of the Servicer is not satisfied and the Trust's interest in any such reassigned Receivables shall be automatically assigned to the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer is entitled to receive, as compensation for its servicing activities under the Agreement, a monthly servicing fee (the "Servicing Fee") in an amount, on any Distribution Date, equal to, with respect to each Series, one-twelfth of the product of (a) the applicable servicing fee percentages with respect to such Series and (b) the sum of an allocable portion of the amount of the Transferor Amount and the Invested Amount with respect to such Series with respect to the related Due Period. The Servicing Fee will be allocated among the Transferor Interest and Certificateholders of all Series. The portion of the Servicing Fee allocable to the Certificateholders' interest on each Distribution Date (the "Investor Servicing Fee"), which may include all or a portion of the Interchange allocable to a Series, will be as specified in the related Prospectus Supplement. The remainder of the Servicing Fee, which will be allocable to the Transferor Interest, will be paid directly by the holder of the Exchangeable Transferor Certificate from collections allocated to the Transferor Interest and neither the Trust nor the Certificateholders will have any obligations to pay such portion of the Servicing Fee. The Investor Servicing Fee will be paid with respect to each Due Period from the Collection Account (unless such amount has been netted against deposits to the Collection Account).

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, expenses related to enforcement of the Receivables, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than Federal, state and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE SERVICER AND THE TRANSFEROR

     The Servicer may not resign from its obligations and duties under the Agreement, except upon determination that such duties are impermissible under applicable law, regulation or order. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement.

     FNANB, as Servicer, is permitted under the Agreement to delegate certain of its servicing obligations. Notwithstanding any such delegation, FNANB, as Servicer, will continue to be liable for all of its obligations as Servicer under the Agreement.

     Any person into which, in accordance with the Agreement, either of the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which either of the Transferor or the Servicer is a party, or any person succeeding to the business of either of the Transferor or the Servicer, will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement.

SERVICER DEFAULT

     In the event of any Servicer Default (as defined below) that has not been remedied, either the Trustee or Certificateholders evidencing undivided interests aggregating more than 50% of the aggregate Invested Amount of all Series, by written notice to the Servicer (and to the Trustee, if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer, in its capacity as servicer under the Agreement, with respect to all of the Receivables held by the Trust with respect to all Series, and the proceeds thereof, and the Trustee shall thereafter appoint a new Servicer (a "Service Transfer"). The rights and interests of the Transferor under the Agreement in the Transferor Interest will not be affected by any Service Transfer. The Transferor shall have the right to nominate to the Trustee a potential successor Servicer. The Trustee shall as promptly as possible appoint the entity nominated by the Transferor if such entity meets certain eligibility criteria set forth in the Agreement. If the Transferor does not nominate an entity to be successor Servicer, the Trustee shall as promptly as possible appoint a successor Servicer, and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. If the Trustee is unable to obtain any bids from eligible Servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the related Servicer Default, then the Trustee will under certain circumstances offer the Transferor the right to accept the retransfer of all of the Receivables. The deposit amount of such a retransfer shall be equal to the sum of the aggregate Invested Amount (less the aggregate principal amount on deposit in the Excess Funding Account and any principal funding account with respect to any Series) plus accrued and unpaid interest on the Certificates of all Series plus certain amounts payable to Enhancement Providers, if applicable.

     A "Servicer Default" refers to any of the following events:

          (i) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make such payment, transfer or deposit, on the date the Servicer is required to do so under the Agreement or any Series Supplement (upon expiration of a five business day grace period), provided, however, that any such failure caused by circumstances beyond the Servicer's control shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice thereof;

          (ii) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Agreement or any Series Supplement which has a material adverse effect on the Certificateholders (without regard to the amount of any Enhancement), which continues unremedied for a period of 60 days after written notice and which continues to materially adversely affect the rights of the Certificateholders of any Series then outstanding for such period, or the Servicer delegates its duties under the Agreement, except as specifically permitted thereunder;

          (iii) any representation, warranty or certification made by the Servicer in the Agreement or any Series Supplement or in any certificate delivered pursuant to the Agreement or any Series Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series outstanding (without regard to the amount of any Enhancement), and which continues to be incorrect for a period of 60 days after written notice and which continues to materially adversely affect the rights of the Certificateholders of any Series (without regard to the amount of any Enhancement) then outstanding for such period; or

          (iv) the occurrence of certain events of bankruptcy or insolvency relating to the Servicer (such events include the appointment (voluntary or involuntary) of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer or all or substantially all of its property and the Servicer admitting in writing its inability to pay its debts as they become due, filing a petition to take advantage of an insolvency or reorganization statute, making an assignment for the benefit of its creditors or voluntarily suspending payment of its obligations).

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 business days after the applicable grace period or a delay in or failure of performance referred to under clauses (ii) or (iii) for a period of 60 business days after the applicable grace period shall not constitute a Servicer Default, if such delay or failure could not have been prevented by the exercise or reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement or any Series Supplement and the Servicer shall provide the Trustee and the provider of Enhancement, if any, applicable to any Series, the Transferor and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer will immediately notify the Trustee in writing of any Servicer Default.

REPORTS TO CERTIFICATEHOLDERS

     Prior to each Distribution Date, the Servicer will forward to the Trustee a statement (the "Monthly Servicer Report") prepared by the Servicer (as determined on the eighth day prior to such Distribution Date or, if such day is not a business day, the next succeeding business day (the "Determination Date")) setting forth certain information with respect to the Trust and the Certificates of each Series, including: (a) the aggregate amount of collections, the aggregate amount of collections of Finance Charge Receivables and the aggregate amount of collections of Principal Receivables processed during the immediately preceding Due Period; (b) the Invested Percentage for such Due Period; (c) the aggregate outstanding balance of the Accounts which were delinquent by 31 days, 61 days and 91 days or more as of the billing date for each such Account occurring in the Due Period immediately preceding such Distribution Date; (d) the Investor Default Amount for such Distribution Date; (e) the amount of Investor Charge-Offs and the amount of reimbursements thereof for such Distribution Date; (f) the amount of the Investor Servicing Fee for such Distribution Date; (g) the aggregate amount of Receivables in the Trust at the close of business on the last day of the Due Period preceding such Distribution Date; (h) the Invested Amount at the close of business on the last day of the Due Period immediately preceding such Distribution Date; (i) whether an Early Amortization Event shall have occurred; and (j) certain information relating to the floating or variable Certificate Rates, if applicable, for the immediately preceding Due Period. The Trustee will make such statement available to the Certificateholders or Certificate Owners upon request.

     On each Distribution Date with respect to each Series the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a statement (the "Payment Date Statement") prepared by the Servicer setting forth the information with respect to the Certificates of such Series set forth in the Monthly Servicer Report supplied to the Trustee as described in the preceding paragraph since the immediately preceding Distribution Date and the following additional information (which, in the case of (a), (b) and (c) below, will be stated on the basis of an original principal amount of $1,000 per Certificate): (a) the total amount distributed;
(b) the amount of such distribution allocable to principal; (c) the amount of such distribution allocable to interest; and (d) the amount, if any, by which the principal balance of the Certificates exceeds the Invested Amount as of the Record Date with respect to such Distribution Date.

     The fiscal year of the Trust ends on February 28 or 29 in each year. On or before January 31 of each calendar year, the Paying Agent, on behalf of the Trustee, will furnish or cause to be furnished to each person who at any time during the preceding calendar year was a Certificateholder of record (or, if so provided in applicable Treasury regulations, make available to Certificate Owners) a statement prepared by the Servicer containing the information required to be provided by an issuer of indebtedness under the Code for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as the Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns.

EVIDENCE AS TO COMPLIANCE

     The Agreement provides that on or before June 30 of each calendar year, the Servicer will cause a firm of nationally recognized independent accountants to furnish (i) a report, prepared in accordance with standards established by the American Institute of Certified Public Accountants, to the effect that, in their opinion, the Monthly Servicer's Reports are, in all material respects, in conformity with the Agreement and (ii) a report to the effect that such firm has applied procedures, as agreed upon between such firm and the Servicer, to certain documents and records relating to the administration and servicing of the Receivables during the preceding year ended February 28 or 29 and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing was not conducted in compliance with certain applicable terms and conditions set forth in the Agreement except for such exceptions or errors as shall be set forth in such report. In addition, on or before June 30 of each calendar year, such accountants will compare the mathematical calculations of the amounts contained in the Monthly Servicer Reports delivered during the preceding year ended February 28 or 29 with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a report to the Trustee stating that such amounts are in agreement except for such exceptions as shall be set forth in such report.

     The Agreement provides for delivery to the Trustee on or before June 30 of each calendar year, of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Agreement throughout the preceding year ended February 28 or 29 or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Trustee may be obtained by any Certificateholder or Certificate Owner by a request in writing delivered to the Trustee.

AMENDMENTS

     The Agreement and any Series Supplement may be amended by the Transferor, the Servicer and the Trustee, without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein and to add any other provisions with respect to matters or questions arising under the Agreement or any Series Supplement which are not inconsistent with the provisions of the Agreement or any Series Supplement, provided that such action shall not adversely affect in any material respect the interest of any of the Certificateholders. In addition, the Agreement and any Series Supplement may be amended from time to time by the Transferor, the Servicer and the Trustee, without Certificateholder consent, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or any Series Supplement or of modifying in any manner the rights of Certificateholders of any Series then issued and outstanding provided that (i) the Servicer must provide an opinion of counsel to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the Certificateholders of any outstanding Series, which opinion of counsel may rely as to any rated Series solely on the rating confirmation referred to in clause (iii) below (or 100% of the Class of Certificateholders so affected shall have consented), (ii) such amendment shall not, as evidenced by an opinion of counsel, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income tax characterization of any outstanding Series of Certificates or the Federal income taxation of any Certificateholder or Certificate Owner and (iii) the Rating Agency Condition is satisfied. Any Series Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not require Certificateholder consent under the provisions of the Agreement or any Series Supplement.

     The Agreement and any Series Supplement may also be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of Certificates evidencing undivided interests aggregating not less than 66 2/3% of the Invested Amounts of all Series adversely affected for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or any Series Supplement or modifying in any manner the rights of Certificateholders of any Series then issued and outstanding. Any such amendment shall require that the applicable Rating Agency confirm that such amendment will not cause a reduction or withdrawal of the rating of any outstanding Series of Certificates. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (ii) change the definition or the manner of calculating the Invested Amount, the Invested Percentage, the applicable available amount under any Enhancement or the Investor Default Amount of such Series, or (iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all Certificateholders of all Series adversely affected.

     Promptly following the execution of any amendment to the Agreement or any Series Supplement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder of all Series (or with respect to an amendment of a Series Supplement, to the applicable Series).

LIST OF CERTIFICATEHOLDERS

     Upon written request of any Certificateholder or group of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the Invested Amount of a Series, the Trustee, after having been adequately indemnified for its costs and expenses, will afford such Certificateholders access during business hours to the current list of Certificateholders of such Series for purposes of communicating with such other Certificateholders with respect to their rights under the Agreement.

     The Agreement generally does not provide for any annual or other meetings of Certificateholders.

THE TRUSTEE

     Bankers Trust Company will be Trustee under the Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names; however, any certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group. The Trustee's address is Four Albany Street, New York, New York 10006, Attention: Corporate Trust Department.

     For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event a successor Trustee will be appointed as provided in the Agreement. The Servicer may also remove the Trustee, if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, a successor Trustee will be appointed as provided in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                                  ENHANCEMENT

GENERAL

     For any Series, Enhancement may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of a cash collateral guaranty or account, a letter of credit, a surety bond, insurance, spread account, reserve account, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

     If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to the issuer of any third party Enhancement (the "Enhancement Provider"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, its stockholders' or policyholders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement.

SUBORDINATION

     If so specified in the related Prospectus Supplement, one or more Classes of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates or specified Certificates of another Series. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates of a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If collections of Receivables otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CASH COLLATERAL GUARANTY OR ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

LETTER OF CREDIT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

     The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related Prospectus Supplement of the Initial Invested Amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement.

SURETY BOND OR INSURANCE POLICY

     If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee distributions of interest or principal with respect to such Series or Class in the manner and amount specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of a Series or one or more Classes thereof to assure distributions of interest or principal with respect to such Series or Class in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest or principal with respect to such Series or Class in the manner and amount specified in the related Prospectus Supplement.

RESERVE ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, or both, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assure the subsequent distribution of interest or principal with respect to such Series or Class in the manner and amount specified in the related Prospectus Supplement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     The Transferor has represented and warranted in the Agreement that the transfer of Receivables by it to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Certificate, or a grant of a security interest to the Trust in and to the Receivables. The Transferor has also represented and warranted in the Agreement that, in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the UCC and assuming that the Transferor is not at the time the subject of any insolvency proceedings, there exists a valid, subsisting and enforceable first priority perfected security interest in the Receivables in existence since the time of the formation of the Trust in favor of the Trust and there will exist a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter and, with certain exceptions, and for certain limited time periods, the proceeds thereof, in favor of the Trust on and after their creation, subject in each case to certain tax and other governmental liens. UCC searches have been and will be conducted in certain relevant counties in Georgia to determine what UCC financing statements have been filed in such counties with respect to the Transferor as debtor. Because of the effects of certain Georgia legislation, it is possible that a secured party could potentially file a UCC financing statement effective against the Transferor in any county in Georgia; however, UCC searches will not be conducted in other Georgia counties in reliance on certain certifications by the Transferor.

     There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the date on which such Receivables are transferred to the Trust could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivables. Under the Agreement, the Transferor will covenant to accept the reassignment of the Receivables in any Account containing a Receivable transferred to the Trust that is not free and clear of the lien of any third party, except certain permitted tax liens. In addition, the Transferor covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust.

     Unless continuation statements are filed within the time specified in the UCC in respect of the security interest of the Trust in the Receivables, the perfection of such interest will lapse.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

     The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator for the Transferor.

     To the extent that (i) the Transferor has granted a security interest in the Receivables to the Trust, (ii) that interest is validly perfected before the Transferor's insolvency and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, (iii) the Pooling and Servicing Agreement is continuously a record of the Transferor and (iv) the Pooling and Servicing Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and the Trustee is not an insider or affiliate of the Transferor, such valid perfected security interest of the Trustee would be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Transferor and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to recovery by the FDIC as conservator or receiver of the Transferor. If, however, the FDIC were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA does not define the term "actual direct compensatory damages." On April 10, 1990, the Resolution Trust Corporation (the "RTC"), which administered the resolution of failed savings associations under the FDIA and which is no longer in existence, adopted a statement of policy with respect to the payment of interest on collateralized borrowings. The RTC policy statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. In a 1993 case involving zero-coupon bonds, however, a federal district court held that the RTC was instead obligated to pay bondholders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings.

     The Agreement provides that, upon the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, the Transferor will promptly give notice thereof to the Trustee and an Early Amortization Event with respect to all Series will occur. Under the Agreement no new Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of interests in the Trust as described under "Description of the Certificates -- Early Amortization Events," or unless otherwise required by the receiver or conservator for the Transferor, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables and would be distributed to the Certificateholders as described in the Agreement. If the only Early Amortization Event to occur is either the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, such receiver or conservator may have the power to require the Transferor to continue to transfer new Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period.

CONSUMER PROTECTION LAWS

     The relationship between the cardholder and credit card issuer is extensively regulated by Federal and state consumer protection statutes. With respect to credit cards issued by the Transferor the most significant Federal laws include the Federal Truth-In-Lending and Equal Credit Opportunity Acts. These statutes and certain state laws impose disclosure requirements before and when an Account is opened, at the end of monthly billing cycles and at year-end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, cardholders are entitled under these laws to have payments and credits applied to the credit card account promptly and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set off against the obligation to pay the amount of Receivables owing. The Transferor has agreed to accept the transfer of all Receivables that were not created in compliance in all material respects with the requirements of such laws. The Servicer has also agreed in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "Description of the Certificates -- Covenants, Representations and Warranties."

     The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty to 6% per annum. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such stay.

     Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders, if such laws result in any Receivables being charged off as uncollectible when there are not funds available under any Credit Enhancement. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion, summarizing the material anticipated Federal income tax aspects of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners of a Series in light of their personal investment circumstances or to certain types of Certificate Owners of a Series subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION.

     The discussion assumes that the Certificates will be issued in registered form, will have all payments denominated in U.S. dollars and will have a term that exceeds one year. Moreover, the discussion assumes that the interest formula for the Certificates meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Certificates (i.e., any excess of the principal amount of the Certificates over their issue price) does not exceed a de minimis amount (i.e., 1/4% of the principal amount multiplied by the number or full years until maturity), all within the meaning of the OID Regulations. If any of those assumptions are not met with regard to a particular Series of Certificates, additional tax considerations will be disclosed in the applicable Prospectus Supplement.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     Unless otherwise specified in the related Prospectus Supplement, special tax counsel to FNANB ("Special Tax Counsel") specified in such Prospectus Supplement will, upon issuance of a Series of Certificates, render an opinion that the Certificates of such Series will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.

     FNANB expresses in the Agreement its intent that for Federal, state and local income and franchise tax purposes, the Certificates of each Series will be indebtedness secured by the Receivables. FNANB agrees and each Certificateholder and Certificate Owner, by acquiring an interest in a Certificate of a Series, will be deemed to agree to treat the Certificates of such Series as indebtedness of FNANB for Federal, state and local income and franchise tax purposes (except to the extent that different treatment is explicitly required under state or local tax statutes). However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Agreement, FNANB expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a debt obligation of FNANB.

     In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factors in making this determination are whether FNANB has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Unless otherwise set forth in a Prospectus Supplement, it is expected that Special Tax Counsel will express the opinion that the ownership of the Receivables has not been transferred for Federal income tax purposes to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Unless otherwise specified in a Prospectus Supplement, it is expected that Special Tax Counsel will advise that the rationale of those cases will not apply to the transaction evidenced by a Series of Certificates.

TREATMENT OF THE TRUST

     The Trust could be viewed for Federal income tax purposes either as (1) a collateral arrangement for debt issued directly by FNANB and other holders of equity interests in the Trust or (2) a separate entity issuing its own debt and owned by FNANB and all other holders of equity interests in the Trust. However, in the opinion of Special Tax Counsel, in the former event the Trust will be disregarded for Federal income tax purposes and in the latter event the Trust would be a partnership rather than an association (or publicly traded partnership) taxable as a corporation. Therefore, in the opinion of Special Tax Counsel, the Trust will not be subject to Federal income tax.

POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP
OR AS AN ASSOCIATION TAXABLE AS A CORPORATION

     It is possible that the IRS could assert that, for purposes of the Code, some or all of the Certificates of a Series are not debt obligations for Federal income tax purposes and that the proper classification of the legal relationship between FNANB, any other holders of equity interests in the Trust, and the Certificate Owners of such Series resulting from the transaction is that of a partnership, a publicly traded partnership taxable as a corporation, or an association taxable as a corporation.

     If some or all of the Certificates were treated as equity interests in a partnership (other than a "publicly traded partnership"), the partnership itself would not be subject to Federal income tax; rather, the partners of such partnership, including the Certificate Owners of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Certificates of such Series were held to constitute partnership interests, rather than indebtedness. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Certificates. Furthermore, if any Certificates were treated as equity interests in a partnership, all or a portion of such income in subsequent years allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) might constitute "unrelated business taxable income" generally taxable to such investor under the Code. Finally, if any Certificates were treated as equity interests in a partnership in which other interests were debt, all or part of a tax-exempt investor's share of income from the Certificates that were treated as equity would be treated under the Code as unrelated debt-financed income taxable to the investor.

     If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners of one or more Series were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury Regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. FNANB has taken and intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation. However, there can be no assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of FNANB.

     If it were determined that a transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Series that is treated as indebtedness. Such classification might also have adverse state and local tax consequences that would further reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits, and in the case of Certificate Owners that are non-United States persons, would be subject to withholding tax.

     Since Special Tax Counsel, unless otherwise specified in the related Prospectus Supplement, will advise that the Certificates of a Series will be treated as indebtedness in the hands of the Certificate Owners of a Series for Federal income tax purposes, FNANB generally will not attempt to comply with the Federal income tax reporting requirements that would apply if Certificates were treated as interests in a partnership or corporation (unless, as is permitted by the Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

     As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will render an opinion, upon issuance, that the Certificates of a Series will be treated as indebtedness for Federal income tax purposes. Except as discussed below or in a Prospectus Supplement, the Certificates will not be issued with OID and, accordingly, interest thereon will be includable in income by Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Under the OID Regulations, a holder of a Certificate issued with a de minimis amount of OID must include any such OID in income, on a pro rata basis, as principal payments are made on the Certificate. Interest received on the Certificates of a Series may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     A subsequent holder who purchases a Certificate at a discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of certain interest deductions with respect to debt incurred to acquire or carry the market discount Certificate.

     A subsequent holder who purchases a Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Certificate in accordance with rules set forth in Section 171 of the Code.

SALE OF A CERTIFICATE

     In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of a Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Certificate Owner's tax basis in the Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain, provided that the Certificate was held as a capital asset. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, capital losses generally may be used only to offset capital gains.

RECENT LEGISLATION

     Recently enacted provisions of the Code provide for the creation of a new type of entity for Federal income tax purposes, the "financial asset securitization trust" ("FASIT"). However, these provisions are not effective until September 1, 1997, and many technical issues concerning FASITs must be addressed by Treasury regulations that have yet to be drafted. Although transition rules permit an entity in existence on August 31, 1997, such as the Trust, to elect FASIT status, at the present time it is not clear how outstanding interests of such an entity would be treated subsequent to such an election. In particular, it is not clear whether Certificates of any Series outstanding on August 31, 1997 would be treated as "regular interests" in a FASIT if FNANB were to elect FASIT status for the Trust after that date.

FOREIGN INVESTORS

     As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will render an opinion, upon issuance, that the Certificates of a Series will be treated as indebtedness for Federal income tax purposes. The following information describes the Federal income tax treatment of investors that are not U.S. persons if the Certificates are treated as indebtedness. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includable in gross income for U.S. Federal income tax purposes, regardless of its source.

     Interest, including OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (i) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business carried on in the United States and the investor evidences this fact by delivering an IRS Form 4224 or (ii) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Certificates on behalf of such Foreign Investor in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements (and the Certificate Owner does not actually or constructively own 10% or more of the voting stock of FNANB (or, upon the issuance of an interest in the Trust that is treated as a partnership interest, any holder of such interest) and is not a controlled foreign corporation with respect to FNANB (or the holder of such an interest). Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. person and providing such Certificate Owner's name and address or (ii) IRS Form 1001, signed by the Certificate Owner or such Certificate Owner's agent, claiming exemption from withholding under an applicable tax treaty; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the Certificate Owner is a U.S. person.

     Recently proposed Treasury regulations (the "Proposed Regulations") could affect the procedures to be followed by a Foreign Investor in complying with United States Federal withholding, backup withholding and information reporting rules. The Proposed Regulations are not currently effective and could be altered before being adopted in final form but, if finalized in their current form, would be effective for payments made after December 31, 1997. Prospective investors are urged to consult their tax advisors regarding the effect, if any, of the Proposed Regulations on the purchase, ownership, and disposition of the Certificates.

     A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of a Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and
(iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

     If the interests of the Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a Certificateholder that is a corporation (unless eliminated under an applicable tax treaty), on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

     Certain Certificateholders may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates of a Series if the Certificateholder, upon issuance, fails to supply the Trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding. Information returns will be sent annually to the IRS and to each Certificateholder of a Series setting forth the amount of interest paid on the Certificates of such Series and the amount of tax withheld thereon.

                        STATE AND LOCAL TAX CONSEQUENCES

     An investment in the Certificates will have state and local tax consequences. The state and local tax consequences will depend in part upon the tax laws of jurisdictions where the Certificateholders reside or are doing business. Certain Georgia tax implications of an investment in the Certificates are described below. The tax consequences arising to the Certificateholders under the laws of other jurisdictions are not discussed in this summary. Potential investors should consult their own tax advisers as to the state and local tax consequences of an investment in the Certificates in their particular circumstances.

     The discussion of Georgia tax consequences set forth below is based upon present provisions of the Georgia statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from any Georgia taxing authority. Certain activities to be undertaken by FNANB on behalf of the Trust pursuant to the Agreement will take place in Georgia.

     If the Certificates are treated for Federal income tax purposes as debt issued by FNANB, this treatment should also apply for Georgia income tax purposes. Under such treatment, Certificateholders not otherwise subject to Georgia income tax would not become subject to such tax solely because of their ownership of Certificates. Interest on the Certificates generally would be taxable to an individual Certificateholder in his state of residence and would be taxed to a corporate Certificateholder in accordance with the laws of the jurisdictions in which the corporate Certificateholder is subject to tax.

     In the alternative, if the Certificates were treated for Federal income tax purposes as interests in a partnership (not taxable as a corporation), the same treatment should also apply for Georgia income tax purposes. In such case, the Georgia Department of Revenue could view the partnership as doing business in Georgia. In this circumstance, the partnership would not be an entity subject to income taxation in Georgia. However, the partnership's items of income and deduction would be passed through to resident and nonresident partners, who would be responsible for any income tax imposed at the partner level. Consequently, nonresident individual partners could be required to file Georgia income tax returns and pay Georgia income tax on their distributive share of the partnership's income attributable to Georgia. Similarly, corporate partners not otherwise doing business in Georgia could be required to file Georgia income tax returns and pay tax on their corporate income attributable to Georgia. Nonetheless, Georgia tax counsel to FNANB is unaware of any circumstances in which the Georgia Department of Revenue has sought to require the filing of Georgia income tax returns or pay such tax solely as a consequence of the acquisition or holding by such persons of instruments comparable to the Certificates.

     If the Certificates are instead treated for Federal income tax purposes as ownership interests in either a publicly traded partnership taxable as a corporation or an entity classified as an association taxable as a corporation, the Georgia treatment should be the same. Assuming this is the case, the entity would be subject to the Georgia income tax. The entity-level taxes could result in reduced distributions to Certificateholders. The Certificateholders would be taxed on distributions from the Trust in the same manner as they are taxed on regular corporate dividends and other distributions. If corporate treatment were to apply, Certificateholders not otherwise subject to Georgia tax should not become subject to such tax on distributions from the Trust solely as a result of their ownership of the Certificates.

                              ERISA CONSIDERATIONS

     ERISA and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,
(c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities and (d) persons who have certain specified relationships to such plans. Section 406 of ERISA prohibits plans described in
Section 401 of ERISA from engaging in certain transactions with persons who are "parties in interest" unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code prohibits plans described in Section 4975(e)(1) of the Code from engaging in certain transactions with persons who are "disqualified persons" unless a statutory or administrative exemption applies. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the employee benefit plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party in interest with respect to a plan by virtue of such investment. In addition, ERISA imposes certain duties on persons who are fiduciaries of plans subject to ERISA. Under ERISA, a person who exercises discretionary authority or control respecting the management or disposition of the assets of a plan, renders investment advice or has the authority to render investment advice to a plan for a fee or other compensation, or has any discretionary authority or responsibility with respect to the administration of a plan is generally considered to be a fiduciary of such plan. Fiduciaries, parties in interest and disqualified persons with respect to employee benefit plans described in Section 401 of ERISA and Section 4975(e)(1) of the Code (collectively, "Benefit Plans"), may be subject to excise taxes, civil fines and other liabilities for violating the fiduciary responsibility and prohibited transaction rules of Section 406 of ERISA and Section 4975 of the Code.

     Benefit Plan fiduciaries should determine whether the acquisition and holding of the Certificates of a Series and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Certificates of a Series are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the fiduciary responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

     Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of a Benefit Plan, the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Certificates of a Series, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Certificates of a Series and the Trust.

     The Final Regulation applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates of a Series are equity interests for purposes of the Final Regulation, the Final Regulation contains an exception that may apply to the purchase of Certificates of a Series by a Benefit Plan. Under this exception, the issuer of a security is not deemed to hold plan assets of a Benefit Plan that purchases the security so long as the security qualifies as a "publicly-offered security" for purposes of the Final Regulation. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is
(A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. In addition, the Final Regulation generally provides that if at all times more than 75% of the value of all classes of equity interests in Certificates of a Series are held by investors other than "benefit plan investors", the assets of a Benefit Plan holding Certificates of a Series will not include any of the underlying assets of the Trust. For purposes of the Final Regulation, a "benefit plan investor" includes any employee benefit plan within the meaning of Section 3(3) of ERISA (whether or not it is subject to ERISA), a plan described in Section 4975(e)(1) of the Code, and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

     Unless otherwise specified in the related Prospectus Supplement, it is anticipated that interests in the Certificates of a Series will meet the criteria of publicly-offered securities as set forth above. The underwriters expect (although no assurances can be given) that interests in the Certificates of each Series will be held by at least 100 investors independent of the issuer and one another at the conclusion of the offering for such Series, that there will be no restrictions imposed on the transfer of interests in the Certificates of such Series, and that interests in the Certificates of such Series will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act.

     If interests in the Certificates of a Series fail to meet the criteria of publicly-offered securities and the Trust's assets are deemed to include assets of Benefit Plans that are Certificateholders, transactions involving the Trust and parties in interest or disqualified persons with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, the Transferor or any underwriter of such Series may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Certificates by such Benefit Plan could constitute a prohibited transaction.

     There are five class exemptions issued by the DOL that could apply in such event: DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Certain Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

     As discussed above, while it is expected that, unless otherwise specified in the related Prospectus Supplement, the Certificates of a Series offered hereby will be treated as indebtedness for Federal income tax purposes, if any Certificates were instead treated as equity interests in a partnership, a Benefit Plan could have its share of income from the partnership treated as "unrelated business taxable income" under the Code and thus taxable to the Benefit Plan. Furthermore, if any Certificates were treated as equity interests in a partnership in which other interests were debt, all or part of a tax-exempt investor's share of income from the Certificates that were treated as equity probably would be treated under the Code as unrelated debt-financed income taxable to the investor.

     In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of interests in Certificates of any Series should consult their own counsel as to whether the acquisition of such Certificates would be a prohibited transaction, whether the assets of the Trust which are represented by such interests would be considered plan assets, and whether, under the general fiduciary standards of investment prudence and diversification, an investment in Certificates of any Series is appropriate for the Benefit Plan taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules, and, whether all conditions for such exemptive relief would be satisfied.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement (an "Underwriting Agreement") to be entered into with respect to a Series of Certificates, the Transferor will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Transferor, the principal amount of Certificates set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Certificates offered hereby and by the related Prospectus Supplement).

     In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

     Each Prospectus Supplement will set forth the price at which each Series of Certificates or Class being offered thereby initially will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates. After the initial public offering, the public offering price and such concessions may be changed.

     Each Underwriting Agreement will provide that the Transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The place and time of delivery for any Series of Certificates in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                                 LEGAL MATTERS

     It is anticipated that certain legal matters relating to the issuance of the Certificates of any Series will be passed upon for FNANB by McGuire, Woods, Battle & Boothe, L.L.P., and, with respect to the Federal tax consequences of such issuance, by Special Tax Counsel. Certain legal matters relating to the issuance of the Certificates of a Series will be passed upon for the underwriters by the counsel named in the Prospectus Supplement.

                         INDEX OF TERMS FOR PROSPECTUS

                                      TERM                                            PAGE
---------------------------------------------------------------------------------  -----------
ACE..............................................................................           20
Accounts.........................................................................         1, 4
Accumulation Period..............................................................           11
Act..............................................................................            7
Additional Account Closing Date..................................................           34
Additional Account Cut Off Date..................................................           32
Additional Accounts..............................................................            5
Adjustment.......................................................................           40
Agreement........................................................................            4
Amortization Period..............................................................            5
Automatic Additional Accounts....................................................       23, 35
Bank Portfolio...................................................................           21
Benefit Plans....................................................................           58
Cash Collateral Account..........................................................           50
Cash Collateral Guaranty.........................................................           50
Cede.............................................................................            2
Cedel............................................................................           28
Cedel Participants...............................................................           28
Certificate Owners...............................................................            2
Certificate Rate.................................................................            5
Certificateholders...............................................................        2, 27
Certificates.....................................................................         1, 4
Circuit City.....................................................................            8
Class............................................................................         1, 4
Closing Date.....................................................................            9
Code.............................................................................           53
Collection Account...............................................................        8, 35
Commission.......................................................................            2
Companion Series.................................................................       13, 39
Controlled Accumulation Amount...................................................           11
Controlled Amortization Amount...................................................           10
Controlled Amortization Period...................................................           10
Controlled Deposit Amount........................................................           11
Controlled Distribution Amount...................................................           10
Cooperative......................................................................           28
Cut Off Date.....................................................................            5
Default Amount...................................................................           40
Defaulted Accounts...............................................................        6, 40
Defaulted Receivables............................................................           40
Defeased Series..................................................................       14, 41
Definitive Certificates..........................................................           29
Depositaries.....................................................................           26
Depository.......................................................................           26
Determination Date...............................................................           46
Disclosure Document..............................................................            7
Discount Option Receivables......................................................           35
Discount Percentage..............................................................           35
Distribution Date................................................................            9
DOL..............................................................................           58
DTC..............................................................................        2, 64

                                      TERM                                            PAGE
---------------------------------------------------------------------------------  -----------
Due Period.......................................................................        9, 30
Early Amortization Event.........................................................           42
Early Amortization Period........................................................           11
Eligible Account.................................................................           34
Eligible Institution.............................................................           35
Eligible Investments.............................................................           36
Eligible Receivable..............................................................           33
Enhancement......................................................................            4
Enhancement Provider.............................................................           49
EPP Card.........................................................................           20
ERISA............................................................................           14
Euroclear........................................................................           28
Euroclear Operator...............................................................           28
Euroclear Participants...........................................................           28
Euroclear System.................................................................           28
Excess Funding Account...........................................................           39
Exchange.........................................................................            7
Exchange Act.....................................................................            2
Exchangeable Transferor Certificate..............................................            7
FASIT............................................................................           56
FDIA.............................................................................           51
FDIC.............................................................................            6
Final Regulation.................................................................           58
Final Termination Date...........................................................           42
Finance Charge Receivables.......................................................            6
FIRREA...........................................................................       15, 51
FNANB............................................................................  1, 4, 8, 25
Foreign Investor.................................................................           56
Full Invested Amount.............................................................       12, 37
Funding Period...................................................................       12, 37
Global Securities................................................................           64
Group............................................................................           12
Holders..........................................................................           29
Indirect Participants............................................................           27
Ineligible Receivable............................................................           32
Initial Invested Amount..........................................................           13
Interchange......................................................................            6
Interest Funding Account.........................................................           30
Interest Period..................................................................            9
Invested Amount..................................................................            5
Invested Percentage..............................................................            6
Investor Charge-Off..............................................................           40
Investor Default Amount..........................................................           40
Investor Servicing Fee...........................................................        8, 44
IRS..............................................................................           53
L/C Bank.........................................................................           50
Minimum Aggregate Principal Receivables..........................................           34
Minimum Transferor Amount........................................................           34
Minimum Transferor Interest Percentage...........................................           31
Monthly Servicer Report..........................................................           46
OID..............................................................................           53

                                      TERM                                            PAGE
---------------------------------------------------------------------------------  -----------
OID Regulations..................................................................           53
Participants.....................................................................           26
Payment Date Statement...........................................................           46
Pre-existing Series..............................................................           42
Pre-Funded Amount................................................................       12, 37
Pre-Funding Account..............................................................       12, 37
Principal Amortization Period....................................................           10
Principal Commencement Date......................................................            9
Principal Funding Account........................................................           11
Principal Receivables............................................................            6
Principal Shortfalls.............................................................           38
Principal Terms..................................................................    7, 18, 31
Proposed Regulations.............................................................           56
Prospectus Supplement............................................................            1
Rating Agency....................................................................           14
Rating Agency Condition..........................................................           35
Receivables......................................................................         1, 4
Record Date......................................................................           25
Regular Card.....................................................................           20
Removed Accounts.................................................................        7, 35
Reserve Account..................................................................           50
Revolving Period.................................................................            9
RTC..............................................................................           51
Scheduled Payment Date...........................................................           10
Senior Certificates..............................................................            5
Series...........................................................................     1, 4, 64
Series Minimum Transferor Amount.................................................           31
Series Supplement................................................................            4
Service Transfer.................................................................           45
Servicer.........................................................................         4, 8
Servicer Default.................................................................           45
Servicing Fee....................................................................           44
Shared Excess Finance Charge Collections.........................................           39
Shared Principal Collections.....................................................           38
Special Tax Counsel..............................................................           53
Spread Account...................................................................           50
Stated Series Termination Date...................................................           41
Subordinated Certificates........................................................            5
Terms and Conditions.............................................................           28
Transferor.......................................................................            4
Transferor Amount................................................................            5
Transferor Interest..............................................................            5
Transferor Percentage............................................................           26
Trust............................................................................         1, 4
Trust Portfolio..................................................................           23
Trustee..........................................................................         1, 4
TSYS.............................................................................           20
UCC..............................................................................           15
Underwriting Agreement...........................................................           60
U.S. Person......................................................................           66

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Circuit City Credit Card Master Trust Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing corporation organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date (on the basis of actual days elapsed and a 360 day year). Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during the one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date (on the basis of actual days elapsed and a 360 day year). The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

------------------------------------------------------
------------------------------------------------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR ANY AGENT OR UNDERWRITER. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR OR THE RECEIVABLES OR THE ACCOUNTS SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                             PAGE
                                             -----
Summary of Terms..........................     S-3
FNANB's Credit Card Portfolio.............    S-11
The Receivables...........................    S-14
Maturity Assumptions......................    S-17
Receivable Yield Considerations...........    S-18
First North American National Bank and
  Circuit City Stores, Inc................    S-19
Description of the Certificates...........    S-19
Amendments to the Agreement Relating to
  FASIT Election..........................    S-42
Underwriting..............................    S-43
Legal Matters.............................    S-44
Index of Terms for Prospectus
  Supplement..............................    S-45
Annex I...................................    S-48
                PROSPECTUS
Prospectus Supplement.....................       2
Reports to Certificateholders.............       2
Available Information.....................       2
Incorporation of Certain Documents by
  Reference...............................       2
Prospectus Summary........................       4
Risk Factors..............................      15
The Trust.................................      19
Credit Card Activities at First North
  American National Bank..................      20
The Receivables...........................      23
Maturity Assumptions......................      24
Use of Proceeds...........................      25
First North American National Bank........      25
Description of the Certificates...........      25
Enhancement...............................      49
Certain Legal Aspects of the
  Receivables.............................      51
Certain Federal Income Tax Consequences...      53
State and Local Tax Consequences..........      57
ERISA Considerations......................      58
Plan of Distribution......................      60
Legal Matters.............................      60
Index of Terms for Prospectus.............      61
Annex I...................................      64

                             ---------------------

  UNTIL                     , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
------------------------------------------------------
------------------------------------------------------

------------------------------------------------------
------------------------------------------------------

                                  CIRCUIT CITY
                            CREDIT CARD MASTER TRUST
                              $162,000,000 CLASS A
                           FLOATING RATE ASSET BACKED
                          CERTIFICATES, SERIES 1996-1
                              $22,500,000 CLASS B
                           FLOATING RATE ASSET BACKED
                          CERTIFICATES, SERIES 1996-1
                              FIRST NORTH AMERICAN
                                 NATIONAL BANK
                            Transferor and Servicer
                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------
                    UNDERWRITERS OF THE CLASS A CERTIFICATES

                       NATIONSBANC CAPITAL MARKETS, INC.
                                CS FIRST BOSTON
                        GREENWICH CAPITAL MARKETS, INC.

                    UNDERWRITER OF THE CLASS B CERTIFICATES
                       NATIONSBANC CAPITAL MARKETS, INC.

------------------------------------------------------
------------------------------------------------------